EXECUTION COPY

Exhibit 10.1

Portions of the schedules to this Exhibit 10.1 have been omitted pursuant to a request for confidential treatment to be filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text will be filed separately with the Securities and Exchange Commission.

CREDIT AGREEMENT

by and among

AUTONATION, INC.,

as Borrower,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent and as Lender,

and

BANK OF AMERICA, N.A.,

as Syndication Agent and as Lender,

and

MIZUHO CORPORATE BANK, LTD., SUNTRUST BANK, TOYOTA MOTOR CREDIT

CORPORATION and WELLS FARGO SECURITIES, LLC,

as Documentation Agents and as Lenders,

and

THE LENDERS PARTY HERETO FROM TIME TO TIME

December 7, 2011

J.P. MORGAN SECURITIES LLC, MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED, SUNTRUST ROBINSON HUMPHREY, INC. and WELLS FARGO

SECURITIES, LLC

Co-Lead Arrangers and Joint Bookrunners

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	ARTICLE IV

	Change in Circumstances

4.1	Increased Cost and Reduced Return	52
4.2	Limitation on Types of Loans	54
4.3	Illegality	55
4.4	Treatment of Affected Loans	55
4.5	Compensation	56
4.6	Taxes	56
4.7	Replacement Lenders	58
4.8	Defaulting Revolving Lenders	59

	ARTICLE V

	Conditions to Making Loans and Issuing Letters of Credit

5.1	Conditions to the Initial Advance	62
5.2	Conditions of Loans	63
5.3	Supplements to Schedules	64

	ARTICLE VI

	Representations and Warranties

6.1	Representations and Warranties	64

	ARTICLE VII

	Affirmative Covenants

7.1	Financial Reports, Etc.	70
7.2	Maintain Properties	71
7.3	Existence, Qualification, Etc.	72
7.4	Regulations and Taxes	72
7.5	Insurance	72
7.6	True Books	72
7.7	Right of Inspection	72
7.8	Observe all Laws	73
7.9	Governmental Licenses	73
7.10	Covenants Extending to Subsidiaries	73
7.11	Officer’s Knowledge of Default	73
7.12	Suits or Other Proceedings	73
7.13	Notice of Discharge of Hazardous Material or Environmental Complaint	73
7.14	Environmental Compliance	73

7.15	Employee Benefit Plans	74
7.16	Continued Operations	75
7.17	Use of Proceeds	75
7.18	New Subsidiaries	75
7.19	Good Standings	75

	ARTICLE VIII

	Negative Covenants

8.1	Financial Covenants	76
8.2	Indebtedness	76
8.3	Liens	76
8.4	Merger, Consolidation or Fundamental Changes	78
8.5	Transactions with Affiliates	78
8.6	Compliance with ERISA, the Code and Foreign Benefit Laws	79
8.7	Fiscal Year	79
8.8	Change in Control	79
8.9	Limitations on Upstreaming	79
8.10	Subsidiary Guaranties	80
8.11	Manufacturer Consents	80

	ARTICLE IX

	Events of Default and Acceleration

9.1	Events of Default	80
9.2	Administrative Agent to Act	83
9.3	Cumulative Rights	83
9.4	No Waiver	83
9.5	Allocation of Proceeds	83

	ARTICLE X

	The Administrative Agent

10.1	Appointment	84
10.2	Delegation of Duties	84
10.3	Exculpatory Provisions	85
10.4	Reliance by Administrative Agent	85
10.5	Notice of Default	86
10.6	Non-Reliance on Agents and Other Lenders	86
10.7	Indemnification	86
10.8	Agent in its Individual Capacity	87
10.9	Successor Administrative Agent	87
10.10	Other Agents, Etc.	87

	ARTICLE XI

	Miscellaneous

11.1	Assignments and Participations	88
11.2	Notices	91
11.3	Right of Set-off; Adjustments	92
11.4	Survival	93
11.5	Expenses	93
11.6	Amendments and Waivers	94
11.7	Counterparts; Facsimile Signatures	95
11.8	Termination	95
11.9	Indemnification; Limitation of Liability	96
11.10	Severability	97
11.11	Entire Agreement	97
11.12	Agreement Controls	97
11.13	Usury Savings Clause	97
11.14	Governing Law; Waiver of Jury Trial	98
11.15	Confidentiality	99
11.16	Releases of Facility Guarantees	99
11.17	MANUFACTURER CONSENTS	99
11.18	USA Patriot Act Notice	100

EXHIBIT A	Revolving Credit Commitments and Term Loan Amounts
EXHIBIT B	Form of Assignment and Assumption
EXHIBIT C	Notice of Appointment (or Revocation) of Authorized Representative
EXHIBIT D-1	Form of Borrowing Notice—Revolving Credit Facility
EXHIBIT D-2	Form of Borrowing Notice—Term Facility
EXHIBIT D-3	Form of Borrowing Notice—Swing Line
EXHIBIT E	Compliance Certificate
EXHIBIT F	Form of Interest Rate Selection Notice
EXHIBIT G	Form of Competitive Bid Quote Request
EXHIBIT H	Form of Competitive Bid Quote
EXHIBIT I	[Intentionally Omitted]
EXHIBIT J	Form of Facility Guaranty
EXHIBIT K	Form of Commitment Increase Agreement
EXHIBIT L	Form of Added Lender Agreement
EXHIBIT M	Form of U.S. Tax Compliance Certificate

Schedule 1.1(a)	Closing Date Existing Issuing Banks and Closing Date Existing Letters of Credit
Schedule 1.1(b)	Manufacturer Consents
Schedule 1.1(c)	Existing Vehicle Lenders
Schedule 6.1(c)	Subsidiaries and Investments in Other Persons
Schedule 6.1(g)	Litigation
Schedule 6.1(k)	Consenting Manufacturers
Schedule 6.1(l)	ERISA
Schedule 6.1(n)	Environmental Issues
Schedule 7.5	Insurance
Schedule 7.19	Certain Texas Subsidiaries
Schedule 8.3	Existing Liens
Schedule 8.9	Limitations on Upstreaming

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CREDIT AGREEMENT

THIS CREDIT AGREEMENT, dated as of December 7, 2011 (the “Agreement”), is made by and among:

AUTONATION, INC., a Delaware corporation (the “Borrower”); and

JPMORGAN CHASE BANK, N.A., a national banking association organized and existing under the laws of the United States of America (“JPMorgan Chase Bank”), each other lender signatory hereto on the Closing Date, each Person which may hereafter execute and deliver an Assignment and Assumption with respect to this Agreement pursuant to Section 11.1 and each Person which hereafter becomes an Added Lender pursuant to Section 2.18 (hereinafter JPMorgan Chase Bank and such other lenders and Added Lenders may be referred to individually as a “Lender” or collectively as the “Lenders”); and

JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”);

WITNESSETH:

WHEREAS, the Borrower has requested that the Lenders make available revolving credit facilities in an aggregate amount of $1,200,000,000, with a sublimit of $200,000,000 for the issuance of standby letters of credit and a sublimit of $25,000,000 for swing line loans; and

WHEREAS, the Borrower has requested that the Lenders make available term loan facilities in an aggregate amount of $500,000,000; and

WHEREAS, the Lenders are willing to make such revolving credit facilities and term loan facilities available to the Borrower upon the terms and conditions set forth herein;

NOW, THEREFORE, the Borrower, the Lenders and the Administrative Agent hereby agree as follows:

ARTICLE I

Definitions

1.1 Definitions. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

“2005 Loan Document” means the Credit Agreement, dated as of July 14, 2005, by and among the Borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, as amended, supplemented or otherwise modified.

“Absolute Rate” has the meaning assigned to such term in Section 2.5(c)(ii)(C) hereof.

“Acquisition” means the acquisition of (i) a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it is exercised by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (ii) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by such Person.

“Acquisition Adjustments” means with respect to any Permitted Acquisition the adjustments provided for in Section 1.3.

“Added Lender” means the Added Revolving Credit Lender or the Added Term Lender, as applicable.

“Added Revolving Credit Commitments” has the meaning assigned to such term in Section 2.18 hereof.

“Added Revolving Credit Lender” has the meaning assigned to such term in Section 2.18 hereof.

“Added Term Lender” has the meaning assigned to such term in Section 2.18 hereof.

“Adjusted Consolidated EBITDA” means Consolidated EBITDA minus any Consolidated Interest Expense related to Vehicle Secured Indebtedness.

“Administrative Agent” has the meaning assigned to such term in the preamble hereto.

“Advance” means a borrowing under (i) the Revolving Credit Facility, consisting of the aggregate principal amount of a Base Rate Loan or a Eurodollar Loan, as the case may be, (ii) the Swing Line consisting of a Base Rate Loan, (iii) the Competitive Bid Facility consisting of a Competitive Bid Loan or (iv) the Term Facility, consisting of the aggregate principal amount of a Base Rate Loan or a Eurodollar Loan, as the case may be.

“Affiliate” means, with respect to any Person, any other Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with such Person; (ii) which beneficially owns or holds 5% or more of any class of the outstanding Voting Securities of such Person; or (iii) 5% or more of any class of the outstanding Voting Securities of which is beneficially owned or held by such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

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“Agent-Related Persons” means the Administrative Agent (including any successor administrative agent), together with its Affiliates (including, in the case of JPMorgan Chase Bank in its capacity as the Administrative Agent, J.P. Morgan Securities LLC), and the officers, directors, employees and attorneys-in-fact of such Persons and Affiliates.

“Agents” means the collective reference to the Administrative Agent and the Syndication Agent and Documentation Agents referred to on the cover page hereof.

“Agreement” has the meaning assigned to such term in the preamble hereto, as amended, restated, supplemented or otherwise modified from time to time.

“Aggregate Exposure” means, with respect to any Lender at any time, an amount equal to the sum of (a) the aggregate then unpaid principal amount of such Lender’s Term Loans and (b) the amount of such Lender’s Revolving Credit Commitment then in effect or, if the Revolving Credit Commitments have been terminated, the amount of such Lender’s Outstanding Revolving Credit Obligations then in effect.

“Aggregate Exposure Percentage” means, with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

“Applicable Base Rate Margin” means, for any Facility, that number of basis points per annum set forth in the Pricing Grid under the heading “Applicable Base Rate Margin” with respect to such Facility.

“Applicable Commitment Fee” for each Revolving Credit Lender means (a) that number of basis points per annum set forth on the Pricing Grid under the heading “Applicable Commitment Fee”, multiplied by (b) such Lender’s Available Revolving Credit Commitment.

“Applicable Eurodollar Margin” means, for any Facility, that number of basis points per annum set forth on the Pricing Grid under the heading “Applicable Eurodollar Margin” for such Facility.

“Applicable Lending Office” means, for each Lender and for each Type of Loan, the “Lending Office” of such Lender (or of an Affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained.

“Applicable Margin” means the Applicable Base Rate Margin or Applicable Eurodollar Margin, as applicable.

“Applications and Agreements for Letters of Credit” means, collectively, the applications for Letters of Credit executed by the Borrower from time to time and delivered to the applicable Issuing Bank to support the issuance of Letters of Credit.

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“Assignment and Assumption” shall mean an Assignment and Assumption substantially in the form of Exhibit B (with blanks appropriately filled in) delivered to the Administrative Agent in connection with an assignment of a Lender’s interest under this Agreement pursuant to Section 11.1.

“Authorized Representative” means any of the Chairman, Vice Chairmen, President, Executive Vice Presidents or Vice Presidents of the Borrower and, with respect to financial matters, the Treasurer or Chief Financial Officer of the Borrower or any other person expressly designated by the Board of Directors of the Borrower (or the appropriate committee thereof) as an Authorized Representative of the Borrower, as set forth from time to time in a certificate in the form attached hereto as Exhibit C.

“Automobile Retailing Activities” means new and used vehicle retailing, renting, leasing, financing, servicing, repairing and related or complementary activities, including but not limited to the selling of finance and insurance related products and other aftermarket parts and accessories.

“Available Revolving Commitment” means, as to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Credit Commitment then in effect over (b) the sum of such Lender’s Revolving Credit Loans then outstanding and such Lender’s Participation in the Letter of Credit Outstandings.

“Base Rate” means the sum of:

(a) on any day, the greatest of (i) the sum of the Federal Funds Rate in effect on such day plus one-half of one percent ( 1/2%), (ii) the Prime Rate in effect on such day or (iii) the Eurodollar Rate that would be calculated as of such day (or, if such day is not a Business Day, as of the next preceding Business Day) in respect of a proposed Eurodollar Loan with a one-month Interest Period plus one percent (1.0%)

plus

(b) the Applicable Base Rate Margin;

provided, that in the case of Swing Line Loans, the Base Rate shall be the rate determined in accordance with Section 2.17(b).

“Base Rate Loan” means a Loan for which the rate of interest is determined by reference to the Base Rate.

“Base Rate Refunding Loan” means a Base Rate Revolving Credit Loan or Swing Line Loan made either to (i) satisfy Reimbursement Obligations arising from a drawing under a Letter of Credit or (ii) pay JPMorgan Chase Bank in respect of Swing Line Outstandings.

“Board” means the Board of Governors of the Federal Reserve System (or any successor body).

“Borrower” has the meaning assigned to such term in the preamble hereto.

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“Borrowing Notice” means the notice delivered by an Authorized Representative in connection with an Advance under the Revolving Credit Facility, the Term Facility or the Swing Line, in the forms attached hereto as Exhibits D-1, D-2 and D-3 respectively.

“Business Day” means (i) with respect to any Eurodollar Loan or any Competitive Bid Loan at the Eurodollar Competitive Rate, any day which is a Business Day, as described below, and on which the relevant international financial markets are open for the transaction of business contemplated by this Agreement in New York City and in the relevant interbank eurodollar market, and (ii) with respect to any other Loan and for any other purposes hereof, any day which is not a Saturday, Sunday or a day on which banks in the State of New York are authorized or obligated by law, executive order or governmental decree to be closed.

“Capital Leases” means all leases which have been or should be capitalized in accordance with GAAP (including Statement No. 13 of the Financial Accounting Standards Board) applied on a Consistent Basis.

“Change in Control” means (i) if any Person or group of Persons acting in concert, other than the Permitted Investors, shall own or control, directly or indirectly, more than 35% of the outstanding securities (on a fully diluted basis and taking into account any Voting Securities or contract rights exercisable, exchangeable or convertible into equity securities) of the Borrower having voting rights in the election of directors; or (ii) the replacement or resignation (other than by reason of death, illness or incapacity), within any two-year period, of a majority of the members of the Board of Directors of the Borrower (the “Board”) or a change in the size of the Board, within any two-year period, which results in members of the Board who were in office at the beginning of such two-year period constituting less than a majority of the members of the Board (unless such replacement, resignation or change in size of the Board shall have been effected or initiated by a majority of the members of the Board in office at the beginning of such two-year period or whose Board nomination or appointment were previously so approved).

“Closing Date” means the date as of which this Agreement is executed by the Borrower, the Lenders and the Administrative Agent and on which the conditions set forth in Section 5.1 have been satisfied or waived.

“Closing Date Existing Issuing Banks” means those financial institutions which have issued the Closing Date Existing Letters of Credit, as described on Schedule 1.1(a) attached hereto.

“Closing Date Existing Letters of Credit” means those Letters of Credit issued by the Closing Date Existing Issuing Banks, which are outstanding on the Closing Date and which are described in Schedule 1.1 (a) attached hereto.

“Code” means the Internal Revenue Code of 1986, as amended, any successor provision or provisions and any regulations promulgated thereunder.

“Commitment” means, as to any Lender, the sum of the Revolving Credit Commitment and the Term Commitment of such Lender.

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“Competitive Bid Borrowing” has the meaning assigned to such term in Section 2.5(b) hereof.

“Competitive Bid Facility” means the facility described in Section 2.5 hereof providing for Competitive Bid Loans to the Borrower.

“Competitive Bid Loans” means the Loans bearing interest at an Absolute Rate or a Eurodollar Competitive Rate provided for in Section 2.5 hereof.

“Competitive Bid Quote” means an offer in accordance with Section 2.5 hereof by a Revolving Credit Lender to make a Competitive Bid Loan with one single specified interest rate.

“Competitive Bid Quote Request” has the meaning assigned to such term in Section 2.5(b) hereof.

“Compliance Certificate” means a certificate in the form of Exhibit E furnished to the Administrative Agent and Lenders by the Borrower pursuant to Section 7.1 hereof.

“Consenting Manufacturers” means the Manufacturers listed on Schedule 6.1(k).

“Consenting Party” has the meaning assigned to such term in Section 2.19(b) hereof.

“Consistent Basis” in reference to the application of GAAP means the accounting principles (including interpretations of GAAP) observed in the period referred to are comparable in all material respects to those observed in the preparation of the audited financial statements of the Borrower referred to in Section 6.1(e)(i) hereof.

“Consolidated Capitalization Ratio” means the ratio of (a) the sum of Consolidated Funded Indebtedness plus Vehicle Secured Indebtedness to (b) the sum of Consolidated Total Capitalization plus Vehicle Secured Indebtedness.

“Consolidated EBITDA” means, with respect to the Borrower and its Subsidiaries for any period of computation thereof during such period, the sum of, without duplication, (i) Consolidated Net Income, plus (ii) Consolidated Interest Expense during such period, plus (iii) taxes on income during such period, plus (iv) amortization during such period, plus (v) depreciation during such period (with the exclusion of any depreciation related to Vehicles), plus (vi) non-cash charges arising from share-based payments (as defined in accordance with GAAP) to employees and directors, plus (vii) to the extent reflected as a charge in the statement of Consolidated Net Income for such period, the amortization or expense of all premiums, fees and expenses payable to the extent related to Indebtedness and plus (viii) to the extent reflected as a charge in the statement of Consolidated Net Income for such period, any non-cash impairment charge or asset write-off of the Borrower and its Subsidiaries to the extent reflected as a charge pursuant to Financial Accounting Standards Board Statement No. 142 “Goodwill and Other Intangible Assets” or Financial Accounting Standards Board Statement No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” and the amortization of intangibles or non-cash write-off of assets arising pursuant to Financial Accounting Standards Board Statement No. 141

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or No. 141 (revised 2007) “Business Combinations” (or any revisions or successor standards with respect to such Financial Accounting Standards Board Statement covering substantially the same subject matter) minus (b) any cash payments made during such period in respect of items described in clause (viii) above subsequent to the fiscal quarter in which the relevant non-cash charges were reflected as a charge in the statement of Consolidated Net Income; the foregoing to be determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis subject to the Acquisition Adjustments.

“Consolidated Funded Indebtedness” means Funded Indebtedness of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

“Consolidated Interest Expense” means, with respect to any period of computation thereof, the gross interest expense of the Borrower and its Subsidiaries, including without limitation (i) the amortization of debt discounts and (ii) the portion of any liabilities incurred in connection with Capital Leases allocable to interest expense, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis, subject to the Acquisition Adjustments.

“Consolidated Leverage Ratio” means, as at the date of computation thereof, the ratio of (a) Consolidated Funded Indebtedness (determined as at such date) to (b) Adjusted Consolidated EBITDA (for the Four-Quarter Period ending on (or most recently ended prior to) such date).

“Consolidated Net Income” means, for any period of computation thereof, the net income from continuing operations of the Borrower and its Subsidiaries, but excluding all extraordinary gains or losses, all as determined in accordance with GAAP applied on a Consistent Basis, subject to Acquisition Adjustments.

“Consolidated Shareholders’ Equity” means at any time as of which the amount thereof is to be determined, the sum of the following in respect of the Borrower and its Subsidiaries (determined on a consolidated basis and excluding intercompany items among the Borrower and its Subsidiaries and any upward adjustment after December 31, 2004, due to revaluation of assets): (i) the amount of issued and outstanding share capital, plus (ii) the amount of additional paid-in capital and retained income (or, in the case of a deficit, minus the amount of such deficit), minus (iii) the amount of any foreign currency translation adjustment which is included in the equity section of the consolidated balance sheet (whether positive or negative), minus (iv) the absolute value of any treasury stock and the absolute value of any stock subscription receivables, plus (v) to the extent deducted in calculating the foregoing amount, any non-cash impairment charge or asset write-off of the Borrower and its Subsidiaries pursuant to Financial Accounting Standards Board Statement No. 142 “Goodwill and Other Intangible Assets” or Financial Accounting Standards Board Statement No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” and the amortization of intangibles or non-cash write-off of assets arising pursuant to Financial Accounting Standards Board Statement No. 141 or No. 141 (revised 2007) “Business Combinations” (or any revisions or successor standards with respect to such Financial Accounting Standards Board Statements covering substantially the same subject matter), in each case with respect to this clause (v) to the extent occurring after

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September 30, 2011 and only to the extent no cash payments have been subsequently made in respect of such items, plus (vi) $1,520,000,000; the foregoing to be determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

“Consolidated Tangible Assets” means Consolidated Total Assets minus the book value of all Intangible Assets of the Borrower and its Subsidiaries.

“Consolidated Tangible Unencumbered Assets” means Consolidated Tangible Assets excluding assets encumbered by a Lien (other than a Lien permitted by Section 8.3(ii), (iii), (v), (viii) or (xi)).

“Consolidated Total Assets” means assets of the Borrower and its Subsidiaries as determined in accordance with GAAP applied on a Consistent Basis.

“Consolidated Total Capitalization” means, as at any time as of which the amount thereof is to be determined, the sum of Consolidated Funded Indebtedness plus Consolidated Shareholders’ Equity.

“Contingent Obligation” of any Person means all contingent liabilities required (or which, upon the creation or incurring thereof, would be required) to be included in the consolidated financial statements (including footnotes) of such Person in accordance with GAAP applied on a Consistent Basis, including Statement No. 5 of the Financial Accounting Standards Board, and any Guaranty Obligation.

With respect to Contingent Obligations (such as litigation and pension plan liabilities), such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represent the present value of the amount which can reasonably be expected to become an actual or matured liability.

“Continue”, “Continuation”, and “Continued” shall refer to the continuation pursuant to Section 2.12 hereof of a Loan of one Type as a Loan of the same Type from one Interest Period to the next Interest Period.

“Control Investment Affiliate” means, as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Convert”, “Conversion”, and “Converted” shall refer to a conversion pursuant to Section 2.12 of one Type of Loan into another Type of Loan.

“Declining Party” has the meaning assigned to such term in Section 2.19(b) hereof.

“Default” means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder.

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“Default Rate” means an interest rate equal to (a) with respect to a Base Rate Loan under the Revolving Credit Facility, the Base Rate otherwise applicable to such Loan plus 2% per annum; (b) with respect to a Eurodollar Loan under the Revolving Credit Facility, the Eurodollar Rate otherwise applicable to such Loan plus 2% per annum; (c) with respect to a Base Rate Loan under the Term Facility, the Base Rate otherwise applicable to such Loan plus 2% per annum; (d) with respect to a Eurodollar Loan under the Term Facility, the Eurodollar Rate otherwise applicable to such Loan plus 2% per annum; and (e) with respect to a Competitive Bid Loan under the Revolving Credit Facility, the Absolute Rate or Eurodollar Competitive Rate otherwise applicable to such Loan plus 2% per annum; in each case to the fullest extent permitted by applicable law.

“Defaulting Lender” means any Lender, as reasonably determined by the Administrative Agent, that (a) in the case of any Revolving Credit Lender, has (i) failed to fund any portion of its Revolving Credit Loans or Participations in Letters of Credit or Swing Line Loans within three (3) Business Days of the date required to be funded by it hereunder and such failure is continuing, (ii) notified the Borrower, the Administrative Agent, any Issuing Bank, the Swing Line Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (iii) failed, within three (3) Business Days after receipt of request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Revolving Credit Loans and Participations in then outstanding Letters of Credit and Swing Line Loans or (iv) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (b) in the case of any Lender, has, or has a direct or indirect parent company that has, become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, unless, in the case of any Lender referred to in this clause (b), the Borrower and the Administrative Agent shall be satisfied that such Lender intends, and has all approvals required to enable it, to continue to perform its obligations as a Lender hereunder; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Dollars” and the symbol “$” means dollars constituting legal tender for the payment of public and private debts in the United States of America.

“Eligible Special Purpose Entity” means any Person which is or is not a Subsidiary of the Borrower which has been formed by or for the benefit of the Borrower or any Subsidiary for the purpose of (i) financing or refinancing, leasing, selling or securitizing Vehicles or related receivables and which finances, refinances or securitizes Vehicles or related receivables of, leases Vehicles to or purchases Vehicles or related receivables from the Borrower or any Subsidiary; or (ii) financing or refinancing consumer receivables, leases, loans or retail installment contracts; provided that AutoNation Financial Services Corp. shall not be deemed an Eligible Special Purpose Entity.

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“Employee Benefit Plan” means (i) any employee benefit plan, including any Pension Plan, within the meaning of Section 3(3) of ERISA which (A) is maintained for employees of the Borrower or any of its Subsidiaries or ERISA Affiliates or is assumed by the Borrower or any of its Subsidiaries or ERISA Affiliates in connection with any Acquisition or (B) has at any time within the last six (6) years been maintained for the employees of the Borrower or any current or former Subsidiary or ERISA Affiliate and (ii) any plan, arrangement, understanding or scheme maintained by the Borrower or any Subsidiary or ERISA Affiliate that provides retirement, deferred compensation, employee or retiree medical or life insurance, severance benefits or any other benefit covering any employee or former employee and which is administered under any Foreign Benefit Law or regulated by any Governmental Authority other than the United States of America.

“Environmental Laws” means, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other “Superfund” or “Superlien” law or any other applicable statute, law, ordinance, code, rule, regulation, order or decree, of the United States or any foreign nation or any province, territory, state, protectorate or other political subdivision thereof, regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material.

“ERISA” means, at any date, the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder, all as the same shall be in effect at such date.

“ERISA Affiliate”, as applied to the Borrower, means any Person or trade or business which is a member of a group which is under common control with the Borrower, who together with the Borrower, is treated as a single employer within the meaning of Section 414(b) and (c) of the Code.

“Eurodollar Competitive Rate” means, for the Interest Period for any Competitive Bid Loan at a Eurodollar Competitive Rate, the rate of interest per annum determined pursuant to the following formula:

Eurodollar Competitive Rate		Interbank Offered Rate
	=	1 – Reserve Requirement applicable to such Competitive Bid Loan	+ or -	a margin

“Eurodollar Loan” or “Eurodollar Rate Loan” means a Loan for which the rate of interest is determined by reference to the Eurodollar Rate.

“Eurodollar Rate” means, for the Interest Period for any Eurodollar Loan, the rate of interest per annum determined pursuant to the following formula:

Eurodollar Rate	=	Interbank Offered Rate	+	Applicable Eurodollar Margin
1 – Reserve Requirement applicable to such Eurodollar Loan

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“Event of Default” means any of the occurrences set forth as such in Section 9.1 hereof, provided that any requirement for notice or lapse of time, or both, has been satisfied.

“Excluded Subsidiaries” means, collectively, (a) all Eligible Special Purpose Entities, (b) each Subsidiary organized solely for the purpose of engaging in the insurance business, (c) Rosecrans Holdings, L.L.C. and Auto By Internet, Inc. and (d) any Subsidiary organized or incorporated outside of the United States.

“Executive Officer” means the President, Chief Executive Officer, Treasurer, Chief Financial Officer or General Counsel of the Borrower.

“Existing Vehicle Lenders” means those financial institutions listed on Schedule 1.1(c).

“Existing Vehicle Secured Indebtedness” means Indebtedness arising under floorplan arrangements with the Existing Vehicle Lenders described on Schedule 1.1(c).

“Extension Date” has the meaning assigned to such term in Section 2.19(b) hereof.

“Facility” means each of the Revolving Credit Facility and the Term Facility, as applicable.

“Facility Guaranty” means each Guaranty Agreement between one or more Guarantors and the Administrative Agent for the benefit of the Administrative Agent and the Lenders, delivered as of the Closing Date and otherwise pursuant to Section 7.18, as the same may be amended, modified or supplemented.

“Facility Termination Date” means such date as all of the following shall have occurred: (a) termination of the Revolving Credit Facility, the Term Facility, the Letter of Credit Facility, the Competitive Bid Facility and the Swing Line and payment in full of all Revolving Credit Outstandings, all Term Loan Outstandings, the outstanding principal of all Competitive Bid Loans, all Swing Line Outstandings and, except as provided in clause (b), all Letter of Credit Outstandings, together with all accrued and unpaid interest and fees thereon, (b) the undrawn portion of Letters of Credit and all letter of credit fees relating thereto accruing after such date to the respective expiry dates of the Letters of Credit (which fees shall be payable solely for the account of the applicable Issuing Bank and shall be computed based on interest rates and the Applicable Eurodollar Margin then in effect) shall be fully cash collateralized in a manner consistent with the terms of Section 9.1(B) or otherwise provided for pursuant to arrangements satisfactory to the applicable Issuing Bank; and (c) the Borrower shall have fully, finally and irrevocably paid and satisfied in full all other Obligations then due and owing (except for Obligations consisting of continuing indemnities and other contingent Obligations of the Borrower or any Guarantor that may be owing to any Agent-Related Person or any Lender pursuant to the Loan Documents that expressly survive termination of this Agreement).

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“FASB 133” means Statement of Financial Accounting Standards No. 133 (or any revisions or successor standards with respect to such Financial Accounting Standards Board Statement covering substantially the same subject matter).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Rate” means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by JPMorgan Chase Bank from three federal funds brokers of recognized standing selected by it.

“Fiscal Year” means the period of the Borrower beginning on the first day of January of each calendar year and ending on December 31 of such calendar year.

“Foreign Benefit Law” means any applicable statute, law, ordinance, code, rule, regulation, order or decree of any foreign nation or any province, state, territory, protectorate or other political subdivision thereof regulating, relating to, or imposing liability or standards of conduct concerning, any Employee Benefit Plan.

“Four-Quarter Period” means a period of four full consecutive fiscal quarterly periods, taken together as one accounting period.

“Funded Indebtedness” means, with respect to the Borrower and its Subsidiaries, without duplication, all indebtedness in respect of money borrowed, including without limitation all Capital Leases and the deferred purchase price of any property or asset, evidenced by a promissory note, bond or similar written obligation for the payment of money (including, but not limited to, conditional sales or similar title retention agreements), all determined in accordance with GAAP applied on a Consistent Basis, and all undrawn amounts of letters of credit in excess of $150,000,000 in the aggregate, Guaranty Obligations (excluding Guaranty Obligations with respect to obligations of Subsidiaries that are not Funded Indebtedness), Synthetic Lease Obligations and any reimbursement obligations under letters of credit, provided, Vehicle Secured Indebtedness and Vehicle Receivables Indebtedness shall be excluded from the calculation of Funded Indebtedness.

“GAAP” means those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report, as such principles are from time to time supplemented and amended.

“Government Securities” means direct obligations of, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by, the United States of America.

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“Governmental Authority” shall mean any Federal, state, municipal, national or other governmental department, commission, board, bureau, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative or judicial, regulatory or administrative functions of or pertaining to any government, any court or any arbitrator, in each case whether a state of the United States, the United States or foreign nation, state, province or other governmental instrumentality.

“Guarantors” means, at any date, the Subsidiaries which are required to be parties to a Facility Guaranty at such date.

“Guaranty Obligation” means, as to any Person, any (a) guaranty by such Person of Indebtedness of, or other obligation payable by, any other Person or (b) assurance, agreement, letter of responsibility, letter of awareness, undertaking or arrangement given by such Person to an obligee of any other Person with respect to the payment of an obligation by, or the financial condition of, such other Person, whether direct or indirect or contingent, including any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person or any “keep-well” or other arrangement of whatever nature given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; provided, however, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be computed at the amount which, in the light of all facts and circumstances existing at the time, represents the present value of the amount which can reasonably be expected to become an actual or matured liability.

“Hazardous Material” means and includes any pollutant, contaminant, or hazardous, toxic or dangerous waste, substance or material (including without limitation petroleum products, asbestos-containing materials and lead), the generation, handling, storage, transportation, disposal, treatment, release, discharge or emission of which is subject to any Environmental Law.

“Increased Commitment Date” has the meaning assigned to such term in Section 2.18 hereof.

“Increasing Revolving Credit Lender” has the meaning assigned to such term in Section 2.18 hereof.

“Indebtedness” means with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, including all Funded Indebtedness, all Vehicle Secured Indebtedness, all Vehicle Receivables Indebtedness, and all Rate Hedging Obligations (but excluding any premiums, fees and deposits received in the ordinary course of business), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable or other like obligations incurred in the ordinary

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course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guaranty Obligations of such Person with respect to Indebtedness of others, (g) all Capital Lease obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances.

“Indemnified Liabilities” has the meaning therefor provided in Section 11.9.

“Intangible Assets” means all assets of the Borrower and its Subsidiaries which would be treated as intangible assets, such as (without limitation) goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), capitalized debt cost and expenses, unamortized debt discount and expense, consignment inventory rights, patents, trademarks, trade names, copyrights, franchises and licenses, all as determined in accordance with GAAP applied on a Consistent Basis.

“Interbank Offered Rate” means, with respect to any Eurodollar Rate Loan or any Competitive Bid Loan at a Eurodollar Competitive Rate, with respect to each day during each Interest Period pertaining thereto, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on the Reuters Screen LIBOR01 Page as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on such page (or otherwise on such screen), the “Interbank Offered Rate” shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

“Interest Period” (a) for each Eurodollar Loan means a period commencing on the date such Eurodollar Loan is made or Converted or Continued and each subsequent period commencing on the last day of the immediately preceding Interest Period for such Eurodollar Loan, and ending, at the Borrower’s option, on the date one week or one, two, three or six months thereafter or, subject to market availability to all Lenders, nine months or twelve months thereafter, as notified to the Administrative Agent by the Authorized Representative three (3) Business Days prior to the beginning of such Interest Period; provided, that,

(i) if the Authorized Representative fails to notify the Administrative Agent of the length of an Interest Period three (3) Business Days prior to the first day of such Interest Period, the Loan for which such Interest Period was to be determined shall be deemed to be a Base Rate Loan bearing interest at the Base Rate, as of the first day thereof;

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(ii) if an Interest Period for a Eurodollar Loan would end on a day which is not a Business Day such Interest Period shall be extended to the next Business Day (unless such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding Business Day); and

(iii) on any day, with respect to all Revolving Credit Loans, Term Loans and Competitive Bid Loans, there shall not be in effect more than fifteen (15) Interest Periods;

(b) for each Competitive Bid Loan at an Absolute Rate means the period commencing on the date of such Loan and ending on such date as may be mutually agreed upon by the Borrower and the Lender or Lenders making such Competitive Bid Loan or Loans, as the case may be, comprising such Competitive Bid Loan; provided that no Interest Period for a Competitive Bid Loan at an Absolute Rate shall be for a period of less than seven (7) or greater than ninety (90) days; and

(c) for each Competitive Bid Loan at a Eurodollar Competitive Rate means the period commencing on the date such Competitive Bid Loan is made and ending, at the Borrower’s option, on the date one week or one, two, three, six or (to the extent available) twelve months thereafter as notified by the Borrower to such Lender by the Authorized Representative three (3) Business Days prior to the beginning of such Interest Period; provided that if an Interest Period for such Loan would end on a day which is not a Business Day, such Interest Period shall be extended to the next Business Day (unless such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end in the next preceding Business Day).

“Interest Rate Selection Notice” means the written notice delivered by an Authorized Representative in connection with the election of a subsequent Interest Period for any Eurodollar Loan or Competitive Bid Loan bearing interest at a Eurodollar Competitive Rate or the Conversion of any Eurodollar Rate Loan or Competitive Bid Loan bearing interest at a Eurodollar Competitive Rate into a Base Rate Loan or the Conversion of any Base Rate Loan into a Eurodollar Rate Loan or Competitive Bid Loan bearing interest at a Eurodollar Competitive Rate, in the form of Exhibit F.

“Issuing Banks” means the Lenders who agree from time to time (upon the request of Borrower) to issue (provided that no Lender shall be obligated to do so) Letters of Credit (including the Closing Date Existing Issuing Banks) in accordance with Section 3.1 and “Issuing Bank” means any one of such Issuing Banks. On any date of determination, no more than four (4) Lenders (including the Closing Date Existing Issuing Banks) may be Issuing Banks hereunder.

“JPMorgan Chase Bank” shall have the meaning assigned to such term in the preamble hereto.

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“Lender” shall as of any date have the meaning assigned to such term in the preamble hereto so long as such Lender still holds a Term Loan, a Revolving Credit Loan or a Revolving Credit Commitment as of such date.

“Letter of Credit” means (a) a standby letter of credit issued by an Issuing Bank for the account of the Borrower in favor of a Person advancing credit or securing an obligation on behalf of the Borrower or any of its Subsidiaries and (b) each of the Closing Date Existing Letters of Credit.

“Letter of Credit Commitment” means with respect to each Revolving Credit Lender, the obligation of such Lender to acquire Letter of Credit Participations up to an aggregate stated amount at any one time outstanding equal to such Lender’s Revolving Percentage of the Total Letter of Credit Commitment as the same may by increased or decreased from time to time pursuant to this Agreement.

“Letter of Credit Facility” means the facility described in Article III hereof providing for the issuance by the Issuing Banks for the account of the Borrower of Letters of Credit in an aggregate stated amount at any time outstanding not exceeding the Total Letter of Credit Commitment.

“Letter of Credit Outstandings” means all undrawn amounts of Letters of Credit plus Reimbursement Obligations.

“Lien” means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, the Borrower and its Subsidiaries shall be deemed to be the owners of any property which either of them have acquired or hold subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

“Loan” or “Loans” means any of the Revolving Credit Loans, Term Loans, Competitive Bid Loans or Swing Line Loans.

“Loan Documents” means this Agreement, the Notes, the Applications and Agreements for Letters of Credit, the Facility Guaranties and all other instruments and documents heretofore or hereafter executed or delivered to and in favor of any Lender or the Administrative Agent in connection with the Loans or the Letters of Credit made, issued or created under this Agreement, as the same may be amended, modified or supplemented from time to time.

“Loan Parties” means the collective reference to the Borrower and the Guarantors.

“Manufacturer” means a vehicle manufacturer or distributor which is party to a dealer agreement, franchise agreement or framework agreement with, or binding upon, the Borrower or any Retail Subsidiary.

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“Manufacturer Consents” means, collectively, (a) those consent letters described on Schedule 1.1(b) attached hereto on the date hereof, and (b) any additional written consent by a Manufacturer to the Loan Documents and the transactions contemplated thereby which consent is added to Schedule 1.1(b) and is in form and substance reasonably acceptable to the Administrative Agent.

“Margin Capital Stock” means capital stock issued by the Borrower that (i) constitutes “margin stock” within the meaning of such term under Regulation U as now or from time to time hereafter in effect and (ii) would, taking into account all other “margin stock” (within the meaning of such term under Regulation U as now or from time to time hereafter in effect) held by the Borrower or any of its Subsidiaries, cause the value of all such “margin stock” to exceed 25% of the value of all assets of the Borrower and its Subsidiaries that directly or indirectly secure (within the meaning of Regulation U) the Obligations.

“Material Adverse Effect” means a material adverse effect on (i) the business, properties, operations, business prospects, or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole, (ii) the ability of the Borrower to pay or perform its obligations, liabilities and indebtedness under the Loan Documents as such payment or performance becomes due in accordance with the terms thereof, or (iii) the rights, powers and remedies of the Administrative Agent or any Lender under any Loan Document or the validity, legality or enforceability thereof.

“Moody’s” means Moody’s Investors Service, Inc., a Delaware corporation.

“Mortgage Facilities” means one or more debt facilities with banks, manufacturers and/or other entities providing for borrowings by the Borrower or a Subsidiary secured primarily by real estate, in each case as such facilities are amended, modified or supplemented from time to time.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) Fiscal Years.

“Notes” means the collective reference to any promissory note evidencing Loans.

“Obligations” means the obligations, liabilities and Indebtedness of the Borrower with respect to (i) the principal and interest on the Loans, (ii) the Reimbursement Obligations and (iii) the payment and performance of all other obligations, liabilities and Indebtedness of the Borrower hereunder, under any one or more of the other Loan Documents or with respect to the Loans.

“Operating Documents” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the bylaws, operating agreement, partnership agreement, limited partnership agreement or other applicable documents relating to the operation, governance or management of such entity.

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“Organizational Action” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, any corporate, organizational or partnership action (including any required shareholder, member or partner action), or other similar action, as applicable, taken by such entity.

“Organizational Documents” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, certificate of limited partnership, certificate of formation or other applicable organizational or charter documents relating to the creation of such entity.

“Original Stated Termination Date” has the meaning assigned to such term in Section 2.19(c) hereof.

“Outstanding Revolving Credit Obligations” means the sum of (i) the Revolving Credit Outstandings, (ii) Letter of Credit Outstandings, (iii) Swing Line Outstandings, and (iv) outstanding Competitive Bid Loans, all as at the date of determination thereof.

“Participation” means, with respect to any Revolving Credit Lender (other than JPMorgan Chase Bank with respect to a Swing Line Loan, and other than the applicable Issuing Bank with respect to a Letter of Credit), the extension of credit represented by the participation of such Lender hereunder in (a) the rights of JPMorgan Chase Bank in respect of a Swing Line Loan made or (b) the liability of the applicable Issuing Bank in respect of Letters of Credit issued, and the rights of the applicable Issuing Bank in respect of Reimbursement Obligations, all in accordance with the terms hereof.

“PBGC” means the Pension Benefit Guaranty Corporation and any successor thereto.

“Pension Plan” means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA and which (i) is maintained for employees of the Borrower or any of its ERISA Affiliates or is assumed by the Borrower or any of its ERISA Affiliates in connection with any Acquisition or (ii) has at any time during the last six (6) years been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

“Permitted Acquisition” means an Acquisition effected with the consent and approval of the Board of Directors (or the appropriate committee thereof) or other applicable governing body of such Person being acquired and the duly obtained approval of such shareholders or other holders of equity interests in such Person as may be required to be obtained under applicable law, the charter documents of or any shareholder agreements or similar agreements pertaining to such Person, which Person derives the majority of its revenues from Automobile Retailing Activities.

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“Permitted Indebtedness” means (i) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (ii) Indebtedness owing to the Borrower or a Subsidiary.

“Permitted Investor” means each Person and each of its Control Investment Affiliates that, on November 1, 2011, together own more than 10% of the outstanding securities of the Borrower having voting rights in the election of directors.

“Person” means an individual, partnership, corporation, limited liability company, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

“Pricing Grid” means the applicable table set forth below setting forth the number of basis points to be utilized in calculating each of (i) the Applicable Eurodollar Margin with respect to any Loan, (ii) the Applicable Base Rate Margin with respect to any Loan and (iii) the Applicable Commitment Fee.

Consolidated Leverage Ratio	Applicable Commitment Fee	Applicable Eurodollar Margin	Applicable Base Rate Margin
Greater than or equal to 3.25 to 1.00	35.0	200.0	100.0
Greater than or equal to 2.00 to 1.00 but less than 3.25 to 1.00	30.0	175.0	75.0
Greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00	25.0	150.0	50.0
Less than 1.50 to 1.00	25.0	125.0	25.0

Until the first date after the Closing Date on which financial statements and a Compliance Certificate are delivered to the Lenders pursuant to Section 7.1, the Consolidated Leverage Ratio for the purposes of the Pricing Grid set forth above shall be deemed to be greater than or equal to 2.00 to 1.00 but less than 3.25 to 1.00. For the purposes of the Pricing Grid set forth above, changes in the rates set forth therein resulting from changes in the Consolidated Leverage Ratio shall become effective on the date that is three Business Days after the date on which financial statements and a Compliance Certificate are delivered to the Lenders pursuant to Section 7.1 and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements or the Compliance Certificate referred to above are not delivered within the time periods specified in Section 7.1, then, until the date that is three Business Days after the date on which such financial statements and Compliance Certificate are delivered, the highest rate set forth in each column of such Pricing Grid shall apply. Each determination of the Consolidated Leverage Ratio pursuant to such Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to Section 8.1.

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“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMorgan Chase Bank in connection with extensions of credit to debtors).

“Principal Office” means the office of the Administrative Agent at JPMorgan Chase Bank, N.A., Loan & Agency, 1111 Fannin Street, 10th Floor, Houston, Texas 77002, Attention: Syed Abbas or such other office and address as the Administrative Agent may from time to time designate.

“Quotation Date” has the meaning assigned to such term in Section 2.5(b) hereof.

“Rate Hedge Value” means, with respect to each contract, instrument or other arrangement creating a Rate Hedging Obligation, the net obligations of the Borrower or any Subsidiary thereunder equal to the termination value thereof as determined in accordance with its provisions (if such Rate Hedging Obligation has been terminated) or the mark to market value thereof as determined on the basis of available quotations from any recognized dealer in, or from Bloomberg or other similar service providing market quotations for, the applicable Rate Hedging Obligation (if such Rate Hedging Obligation has not been terminated).

“Rate Hedging Obligations” means, without duplication, any and all obligations of the Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party’s assets, liabilities or exchange transactions, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate “swap” agreements; (ii) all other “derivative instruments” as defined in FASB 133 and which are subject to the reporting requirements of FASB 133; and (iii) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing. For purposes of any computation hereunder, each Rate Hedging Obligation shall be valued at the Rate Hedge Value thereof.

“Rating” means the rating assigned by any Rating Agency to the Loans.

“Rating Agencies” means S&P and Moody’s.

“Reimbursement Obligation” shall mean at any time, the obligation of the Borrower with respect to any Letter of Credit to reimburse the applicable Issuing Bank and the Revolving Credit Lenders to the extent of their respective Participations (including by the receipt by such Issuing Bank of proceeds of Revolving Credit Loans pursuant to Section 3.2) for amounts theretofore paid by such Issuing Bank or the Lenders pursuant to a drawing under such Letter of Credit.

“Required Lenders” means, as of any date, the holders of more than 50% of the sum of (i) the Term Loan Outstandings and (ii) the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Outstanding Revolving Credit Obligations.

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“Reserve Requirement” means, for any day as applied to any Eurodollar Loan or Competitive Rate Loan bearing interest at a Eurodollar Competitive Rate during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%), if any, in effect on such day with respect to such Eurodollar Loan or Competitive Rate Loan under regulations issued from time to time by the Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Eurodollar Rate for each outstanding Eurodollar Rate Loan and the Eurodollar Competitive Rate for each outstanding Competitive Bid Loan bearing interest at a Eurodollar Competitive Rate shall be adjusted automatically as of the effective date of any change in the Reserve Requirement.

“Retail Subsidiary” means a Subsidiary which is engaged in the sale or distribution of new or used motor vehicles, or both, and/or parts and accessories used in connection with motor vehicles.

“Revolving Credit Commitment” means with respect to each Revolving Credit Lender, the obligation of such Lender to make Revolving Credit Loans to the Borrower and purchase Participations up to an aggregate principal amount at any one time outstanding, determined with reference to such Lender’s Revolving Percentage as set forth on Exhibit A attached hereto of the Total Revolving Credit Commitment as the same may be increased or decreased from time to time pursuant to this Agreement.

“Revolving Credit Facility” means the facility described in Section 2.4(a) hereof providing for Revolving Credit Loans to the Borrower by the Revolving Credit Lenders in the aggregate principal amount of the Total Revolving Credit Commitment less the aggregate amount of Swing Line Outstandings, Outstanding Letters of Credit and outstanding Competitive Bid Loans.

“Revolving Credit Lenders” means each Lender that has a Revolving Credit Commitment or that holds Revolving Credit Loans.

“Revolving Credit Loan” means a Loan made pursuant to the Revolving Credit Facility.

“Revolving Credit Outstandings” means, as of any date of determination, the aggregate principal amount of all Revolving Credit Loans then outstanding.

“Revolving Credit Termination Date” means the earlier of (a) the Stated Termination Date and (b) the date the Borrower shall have terminated the Revolving Credit Commitments pursuant to Section 2.10(a).

“Revolving Percentage” means, as to any Revolving Credit Lender at any time, the percentage which such Lender’s Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitment (or, at any time after the Revolving Credit Commitments shall

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have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Revolving Credit Loans then outstanding constitutes of the Total Revolving Credit Outstandings); provided that each Revolving Percentage of each Revolving Credit Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with Section 11.1 hereof and any voluntary or mandatory reductions in such committed amounts.

“S&P” means Standard & Poor’s Rating Group, a division of The McGraw-Hill Companies.

“Senior Note Guaranty” means the collective reference to each Guaranty Agreement delivered by the Guarantors for the benefit of the holders of Senior Notes.

“Senior Note Indenture” means the collective reference to (a) the Indenture dated April 12, 2006 among the Borrower, the guarantors party thereto and Wells Fargo Bank, N.A. (the “2006 Indenture”) and (b) the Indenture dated April 12, 2010, among the Borrower, the guarantors party thereto and Wells Fargo, N.A., in each case, as amended, restated, supplemented or otherwise modified from time to time.

“Senior Notes” means the collective reference to (a) the Borrower’s 7% Senior Notes due April 15, 2014 and shall include the notes issued in exchange therefor (as contemplated by the 2006 Indenture and the registration rights agreement described therein) (b) the Borrower’s 6.750% Senior Notes due April 15, 2018 and (c) any other senior note issuance by the Borrower in excess of $100,000,000 issued in a capital markets transaction, in each case, as amended, restated, supplemented or otherwise modified from time to time.

“Stated Termination Date” means December 7, 2016, subject to extension pursuant to Section 2.19.

“Subsidiary” means any corporation or other entity in which more than 50% of its outstanding voting stock or more than 50% of all equity interests is owned directly or indirectly by the Borrower and/or by one or more of the Borrower’s Subsidiaries.

“Subsidiary Securities” means the shares of capital stock or the other equity interests issued by or equity participations in any Subsidiary, whether or not constituting a “security” under Article 8 of the Uniform Commercial Code as in effect in any jurisdiction.

“Swing Line” means the revolving line of credit established by JPMorgan Chase Bank in favor of the Borrower pursuant to Section 2.17.

“Swing Line Lender” means JPMorgan Chase Bank in its capacity as the Lender in respect of Swing Line Loans.

“Swing Line Loan” means a Loan made by JPMorgan Chase Bank to the Borrower pursuant to Section 2.17.

“Swing Line Outstandings” means, as of any date of determination, the aggregate principal amount of all Swing Line Loans then outstanding.

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“Synthetic Lease Obligations” means all monetary obligations of a lessee under any tax retention or other synthetic leases which is treated as an operating lease under GAAP but the liabilities under which are or would be characterized as indebtedness of such Person for tax purposes or upon the insolvency of such Person. The amount of Synthetic Lease Obligations in respect of any synthetic lease at any date of determination thereof shall be equal to the aggregate purchase price of any property subject to such lease less the aggregate amount of payments of rent theretofore made which reduce the lessee’s obligations under such synthetic lease and which are not the financial equivalent of interest.

“Term Commitment” means, as to any Lender, the obligation of such Lender, if any, to make a Term Loan to the Borrower in a principal amount not to exceed the amount set forth under the heading “Term Commitment” opposite such Lender’s name on Exhibit A attached hereto as the same may be increased or decreased from time to time pursuant to this Agreement. The original aggregate amount of the Term Commitments is $500,000,000.

“Term Facility” means the Term Commitments and the Term Loans made thereunder.

“Term Lender” means each Lender that has a Term Commitment or that holds a Term Loan.

“Term Loan” has the meaning assigned to such term in Section 2.1.

“Term Loan Outstandings” means, as of any date of determination, the aggregate principal amount of all Term Loans then outstanding.

“Term Percentage” means, as to any Term Lender at any time, the percentage which the aggregate principal amount of such Lender’s Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding; provided, that each Term Percentage of each Term Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with Section 11.1 hereof.

“Termination Date Extension Request” has the meaning assigned to such term in Section 2.19(a) hereof.

“Termination Event” means: (i) a “Reportable Event” described in Section 4043 of ERISA and the regulations issued thereunder (other than an event for which the 30-day notice requirement has been waived by applicable regulation); or (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4062(e) of ERISA; or (iii) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; or (iv) the institution of proceedings to terminate a Pension Plan by the PBGC; or (v) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (vi) the partial or complete withdrawal (within the meaning of Title IV of ERISA) of the Borrower or any ERISA Affiliate from a Multiemployer Plan; or (vii) the imposition of a Lien pursuant to Section 430(k) of the Code or Section 303(k) of ERISA; or

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(viii) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or Section 4245 of ERISA, respectively; or (ix) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA; or (x) any event or condition with respect to any Employee Benefit Plan which is regulated by any Foreign Benefit Law that results in the termination of such Employee Benefit Plan or the revocation of such Employee Benefit Plan’s authority to operate under the applicable Foreign Benefit Law.

“Total Letter of Credit Commitment” means an amount not to exceed $200,000,000.

“Total Revolving Credit Commitment” means $1,200,000,000, as the same may be increased or decreased from time to time pursuant to this Agreement, which shall be made available by the Lenders to the Borrower during the period from the date hereof until the Stated Termination Date.

“Type” shall mean any type of Loan (i.e., a Base Rate Loan or a Eurodollar Loan).

“Vehicle Receivables Indebtedness” means Indebtedness incurred by any Eligible Special Purpose Entity to finance, refinance or guaranty the financing or refinancing of consumer receivables, leases, loans or retail installment contracts incurred in the sale, transfer or lease of Vehicles; provided (x) such Indebtedness shall in accordance with GAAP on a Consistent Basis not appear as an asset or liability on the balance sheet of the Borrower or any of its Subsidiaries; (y) no assets other than the Vehicles, consumer receivables, leases, loans, retail installment contracts or related proceeds (including, without limitation, proceeds from insurance, Vehicles and other obligations under such receivables, leases, loans or retail installment contracts) to be so financed or refinanced secure such Indebtedness; and (z) neither the Borrower nor any of its Subsidiaries other than such Eligible Special Purpose Entity shall incur any liability with respect to such Indebtedness other than liability arising by reason of (1) a breach of a representation or warranty or customary indemnities in each case contained in any instrument relating to such Indebtedness or (2) customary interests retained by the Borrower or its Subsidiaries in such assets or Indebtedness.

“Vehicle Secured Indebtedness” means, collectively, (a) the Existing Vehicle Secured Indebtedness and (b) Indebtedness incurred by the Borrower, any Subsidiary or any Eligible Special Purpose Entity to lease, finance or refinance or guaranty the leasing, financing or refinancing of Vehicles or related receivables, which Indebtedness in the case of this clause (b) is secured by the Vehicles or related receivables so financed and (but only to the extent permitted by the last sentence of this definition) other assets, to the extent, at any date of determination thereof, the amount of such Indebtedness does not exceed the depreciated book value of the Vehicles so financed or the book value of such related receivables, in each case plus the book value of any other assets securing such Indebtedness (in the aggregate, “Security Book Value”) as determined in accordance with GAAP applied on a Consistent Basis. It is understood that, to the extent the amount of such Indebtedness exceeds the associated Security Book Value, such excess amount shall not constitute “Vehicle Secured Indebtedness” and, accordingly, shall

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constitute “Funded Indebtedness”. On the date any Vehicle Secured Indebtedness is incurred and on any date any lien is granted securing such Indebtedness, the percentage of Security Book Value contributed by Vehicles and related receivables financed thereby shall not be less than 85% of the total Security Book Value with respect to such Indebtedness.

“Vehicles” means all now existing or hereafter acquired new and used automobiles, sport utility vehicles, trucks and vans of all types and descriptions, whether held for sale, lease, rental or operational purposes, which relate to the Borrower’s or any Subsidiary’s Automobile Retailing Activities.

“Voting Securities” means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

“Withholding Agent” means any Loan Party and the Administrative Agent.

“Yield Differential” has the meaning assigned to such term in Section 2.18 hereof.

1.2 Rules of Interpretation.

(a) The headings, subheadings and table of contents used herein or in any other Loan Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof.

(b) Except as otherwise expressly provided, references in any Loan Document to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules in or to such Loan Document.

(c) All definitions set forth herein or in any other Loan Document shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and vice versa, as the context may require.

(d) When used herein or in any other Loan Document, words such as “hereunder”, “hereto”, “hereof” and “herein” and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

(e) References to “including” means including without limiting the generality of any description preceding such term, and such term shall not limit a general statement to matters similar to those specifically mentioned.

(f) Except as otherwise expressly provided, all dates and times of day specified herein shall refer to such dates and times at New York City.

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(g) Whenever interest rates or fees are established in whole or in part by reference to a numerical percentage expressed as “            %”, such arithmetic expression shall be interpreted in accordance with the convention that 1% = 100 basis points.

(h) Each of the parties to the Loan Documents and their counsel have reviewed and revised, or requested (or had the opportunity to request) revisions to, the Loan Documents, and any rule of construction that ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Loan Documents and all exhibits, schedules and appendices thereto.

(i) Any reference to an officer of the Borrower or any other Person by reference to the title of such officer shall be deemed to refer to each other officer of such Person, however titled, exercising the same or substantially similar functions.

(j) All references to any agreement or document as amended, modified or supplemented, or words of similar effect, shall mean such document or agreement, as the case may be, as amended, modified or supplemented from time to time only as and to the extent permitted therein and not prohibited by the Loan Documents.

(k) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrower which are contained in the Loan Documents shall inure to the benefit of the successors and permitted assigns of the Administrative Agent, the Lenders, or any of them.

1.3 Accounting for Permitted Acquisitions. With respect to any Permitted Acquisition consummated on or after the Closing Date, the following shall apply:

For each Four-Quarter Period that includes the date of a Permitted Acquisition, Consolidated EBITDA and Consolidated Interest Expense shall include the results of operations of the Person or assets so acquired, which amounts shall be determined on a historical pro forma basis and which may include such adjustments as are permitted under Regulation S-X of the Securities and Exchange Commission; provided, however, Consolidated Interest Expense shall be adjusted on a historical pro forma basis to (i) eliminate interest expense accrued during such period on any Indebtedness repaid in connection with such Permitted Acquisition and (ii) include interest expense on any Indebtedness (including Indebtedness hereunder) incurred, acquired or assumed in connection with such Permitted Acquisition (“Incremental Debt”) calculated (x) as if all such Incremental Debt had been incurred as of the first day of such Four-Quarter Period and (y) at the following interest rates: (I) for all periods subsequent to the date of the Permitted Acquisition and for Incremental Debt assumed or acquired in the Permitted Acquisition and in effect prior to the date of Permitted Acquisition, at the actual rates of interest applicable thereto, and (II) for all periods prior to the actual incurrence of such Incremental Debt, equal to the rate of interest actually applicable to such Incremental Debt hereunder or under other financing documents applicable thereto as at the end of each affected Four-Quarter Period.

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1.4 Accounting for Derivatives. In making any computation under Section 8.1, all adjustments to such computation or amount resulting from the application of FASB 133 shall be disregarded.

1.5 Accounting and Financial Determinations. Except as provided in Section 1.3, where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable, be made in accordance with GAAP applied on a Consistent Basis except insofar as:

(a) the Borrower shall have elected (with the concurrence of its independent public accountant and upon prior written notification to the Lenders) to adopt more recently promulgated GAAP (which election shall continue to be effective for subsequent years); and

(b) the Required Lenders shall have consented to such election (it being understood that such consent may be conditioned upon the implementation of such changes to Article VIII as are appropriate to reflect such adoption of more recently promulgated GAAP and it being further understood that such consent shall be deemed to have been given upon the implementation of such changes).

Upon a change in GAAP which becomes effective after the Closing Date which would have a material effect on the Borrower’s consolidated financial statements and the assets and liabilities reflected therein or otherwise affect the calculation or the application of the covenants contained in Article VIII hereof, such change shall not be given effect for purposes hereof until sixty (60) days from the otherwise effective date of such change. Prior to such effectiveness the Administrative Agent, the Lenders and the Borrower shall in good faith negotiate to amend the pertinent provisions of this Agreement to account for such change to the extent appropriate to effect the substance thereof as of the Closing Date. If such an amendment is not entered into with respect to any such change, such change shall not be given effect for purposes hereof. The Borrower shall provide to the Administrative Agent and the Lenders, upon request, comfort from its accountants that, without giving effect to such change in GAAP, upon their review of the calculations set forth in the Compliance Certificate prepared on a Consistent Basis, nothing has come to their attention that would lead them to believe the Borrower was not in compliance with the financial covenants contained in this Agreement.

Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein.

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ARTICLE II

The Loans

2.1 Term Loans.

(a) Subject to the terms and conditions hereof, each Term Lender severally agrees to make a term loan (a “Term Loan”) to the Borrower on the Closing Date in an amount not to exceed the amount of the Term Commitment of such Lender.

(b) The Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.12.

2.2 Procedure for Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable notice in the form of a borrowing notice (which notice shall be substantially in the form of a Borrowing Notice for Revolving Credit Loans, mutatis mutandis, which shall have been received by the Administrative Agent prior to 12:00 Noon, New York City time, on the proposed borrowing date, which shall be a Business Day) requesting that the Term Lenders make Term Loans on the Closing Date and specifying the amount to be borrowed. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Lender thereof. Not later than 1:30 P.M., New York City time, on the Closing Date, each Term Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make available to the Administrative Agent at the Principal Office an amount in immediately available funds equal to the Term Loan to be made by such Lender. The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Term Lenders in immediately available funds.

2.3 Repayment of Term Loans. The Term Loans shall mature and be payable in full on the Stated Termination Date in an amount equal to such Lender’s Term Percentage multiplied by the amount of the Term Loan Outstandings.

2.4 Revolving Credit Commitments.

(a) Commitments. Subject to the terms and conditions of this Agreement, each Revolving Credit Lender severally agrees to make Advances to the Borrower, from time to time from the Closing Date until the Revolving Credit Termination Date, on a pro rata basis as to the total borrowing requested by the Borrower under the Revolving Credit Facility on any day determined by its Revolving Percentage up to but not exceeding the Revolving Credit Commitment of such Lender, provided, however, that the Revolving Credit Lenders will not be required and shall have no obligation to make any Advance (i) so long as not all of the conditions under Section 5.2 hereof have been fulfilled, (ii) so long as a Default or an Event of Default has occurred and is continuing or (iii) if the Administrative Agent has accelerated the maturity of the Revolving Credit Loans as a result of an Event of Default in accordance with Section 9.1 hereof; provided further, however, that immediately after giving effect to each such Advance, the principal amount of Outstanding Revolving Credit Obligations

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shall not exceed the Total Revolving Credit Commitment. Within such limits, the Borrower may borrow, repay and reborrow hereunder, on any Business Day, from the Closing Date until, but (as to borrowings and reborrowings) not including, the Revolving Credit Termination Date; provided, however, that (x) no Eurodollar Loan that is a Revolving Credit Loan shall be made which has an Interest Period that extends beyond the Revolving Credit Termination Date and (y) each Revolving Credit Loan that is a Eurodollar Loan may, subject to the provisions of Section 2.12, be repaid only on the last day of the Interest Period with respect thereto unless the Borrower has paid any amounts due pursuant to Section 4.5 hereof.

(b) Amounts. The aggregate unpaid principal amount of the Outstanding Revolving Credit Obligations shall not exceed at any time an amount equal to the Total Revolving Credit Commitment. Each Loan under the Revolving Credit Facility, other than a Swing Line Loan or a Base Rate Refunding Loan, and each Conversion thereof under Section 2.12, shall be in a principal amount of (i) at least $10,000,000, and, if greater than $10,000,000, an integral multiple of $1,000,000, in the case of Eurodollar Loans, or (ii) at least $5,000,000 and, if greater than $5,000,000, an integral multiple of $1,000,000, in the case of Base Rate Loans.

(c) Advances and Rate Selection. (i) An Authorized Representative shall give the Administrative Agent (1) except as set forth in clause (2) below, at least three (3) Business Days’ irrevocable telephonic notice of each Revolving Credit Loan that is a Eurodollar Loan (whether representing an additional borrowing hereunder or the Conversion of borrowing hereunder from Base Rate Loans or other Eurodollar Loans to Eurodollar Loans) prior to 12:00 Noon; (2) irrevocable telephonic notice of each Revolving Credit Loan that is a Eurodollar Loan to be made on the Closing Date prior to 12:00 Noon, New York City time, on the Closing Date; and (3) irrevocable telephonic notice of each Revolving Credit Loan that is a Base Rate Loan (other than Base Rate Refunding Loans to the extent the same are effective without notice pursuant to Section 2.4(c)(iv)) representing an additional borrowing hereunder prior to 12:00 noon on the day of such proposed Base Rate Loan. Each such borrowing notice, which shall be effective upon receipt by the Administrative Agent, shall specify the amount of the borrowing, the Type of Loan, the date of borrowing and, if a Eurodollar Loan, the Interest Period to be used in the computation of interest. The Authorized Representative shall provide the Administrative Agent written confirmation of each such telephonic notice on the same day by telefacsimile transmission in the form of a Borrowing Notice, for additional Advances, or in the form attached hereto as Exhibit F as to selection or Conversion of interest rates as to outstanding Revolving Credit Loans, in each case with appropriate insertions, but failure to provide such confirmation shall not affect the validity of such telephonic notice. The duration of the initial Interest Period for each Revolving Credit Loan that is a Eurodollar Loan shall be as specified in the initial Borrowing Notice. The Borrower shall have the option to elect the duration of subsequent Interest Periods and to Convert the Revolving Credit Loans (other than Swing Line Loans) in accordance with Section 2.12 hereof. If the Administrative Agent does not receive a notice of election of duration of an Interest Period or to Convert by the time prescribed hereby and by Section 2.12 hereof, the Borrower shall be deemed to have elected as to any Revolving Credit Loan, to Convert such Loan to (or Continue such Loan as) a Base Rate Loan bearing interest at the Base Rate until the Borrower notifies the Administrative Agent in accordance with this Section and Section 2.12.

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(ii) Notice of receipt of each Borrowing Notice shall be provided by the Administrative Agent to each Revolving Credit Lender by telefacsimile or telephonic notice with reasonable promptness on the same day as Administrative Agent’s receipt of such Borrowing Notice.

(iii) Not later than 3:00 P.M. on the date specified for each Advance under the Revolving Credit Facility, each Revolving Credit Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Loan or Loans to be made by it on such day available to the Administrative Agent, by depositing or transferring the proceeds thereof in immediately available funds at the Principal Office. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by delivery of the proceeds thereof as shall be directed in the applicable Borrowing Notice by the Authorized Representative.

(iv) If a drawing is made under any Letter of Credit, the Borrower shall reimburse the Issuing Bank for such drawing by paying to the Administrative Agent an amount equal to such drawing not later than 2:00 P.M. on (A) the Business Day (which may be the date such drawing is made) that the Borrower receives notice of such drawing, if the Borrower shall have received such notice prior to 10:00 a.m., or (B) the Business Day immediately following the day that the Borrower receives such notice, if such notice is received by the Borrower on a day other than a Business Day or after 10:00 a.m. on a Business Day. Notwithstanding the foregoing, if a drawing is made under any Letter of Credit, such drawing is honored by the Issuing Bank thereunder prior to the Revolving Credit Termination Date, and the Borrower shall not immediately fully reimburse such Issuing Bank in respect of such drawing, (y) provided that the conditions to making a Revolving Credit Loan as herein provided shall then be satisfied, the Reimbursement Obligation arising from such drawing shall be paid to such Issuing Bank by the Administrative Agent without the requirement of notice to or from the Borrower from immediately available funds which shall be advanced as a Base Rate Refunding Loan by each Lender under the Revolving Credit Facility in an amount determined with reference to such Revolving Credit Lender’s Revolving Percentage of such Reimbursement Obligation, and (z) if the conditions to making a Revolving Credit Loan as herein provided shall not then be satisfied, each of the Revolving Credit Lenders shall fund by payment to the Administrative Agent (for the benefit of the Issuing Bank) in immediately available funds the purchase from such Issuing Bank of their respective Participations in the related Reimbursement Obligation based on their respective Revolving Percentages. If a drawing is presented under any Letter of Credit in accordance with the terms thereof and the Borrower shall not immediately reimburse the Issuing Bank thereunder in respect thereof as provided above, then notice of such drawing shall be provided promptly by such Issuing Bank to the Administrative Agent and the Administrative Agent shall provide notice to each Revolving Credit Lender by telephone or telefacsimile transmission. If notice to the Revolving Credit Lenders of a drawing under any Letter of Credit is given by

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the Administrative Agent at or before 2:00 P.M. on any Business Day, each Revolving Credit Lender shall, pursuant to the conditions specified in this Section 2.4(c)(iv), either make a Base Rate Refunding Loan or fund the purchase of its Participation in the amount of such Lender’s Revolving Percentage of such drawing or payment and shall pay such amount to the Administrative Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds before 2:30 P.M. on the same Business Day. If notice to the Revolving Credit Lenders of a drawing under a Letter of Credit is given by the Administrative Agent after 2:00 P.M. on any Business Day, each Revolving Credit Lender shall, pursuant to the conditions specified in this Section 2.4(c)(iv), either make a Base Rate Refunding Loan or fund the purchase of its Participation in the amount of such Lender’s Revolving Percentage of such drawing and shall pay such amount to the Administrative Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds before 2:00 P.M. on the next following Business Day. Any such Base Rate Refunding Loans shall be advanced as, and shall continue as, a Base Rate Loan unless and until the Borrower Converts such Base Rate Loan in accordance with the terms of Section 2.12.

2.5 Competitive Bid Loans.

(a) In addition to Revolving Credit Loans, at any time prior to the Revolving Credit Termination Date and provided no Default or Event of Default exists hereunder, the Borrower may, as set forth in this Section 2.5, request the Revolving Credit Lenders to make offers to make Competitive Bid Loans to the Borrower in Dollars. The Revolving Credit Lenders may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.5. There may be no more than ten (10) Interest Periods, and no more than one (1) one-week Interest Periods, for all Revolving Credit Loans and Competitive Bid Loans outstanding at the same time (for which purpose Interest Periods for each Eurodollar Revolving Credit Loan and each Competitive Bid Loan shall be deemed to be different Interest Periods even if they are coterminous). The aggregate principal amount of all Outstanding Revolving Credit Obligations shall not exceed the Total Revolving Credit Commitment at any time. The aggregate principal amount of all outstanding Competitive Bid Loans shall not exceed one hundred percent (100%) of the Total Revolving Credit Commitment at any time.

(b) When the Borrower wishes to request offers to make Competitive Bid Loans, it shall give the Administrative Agent and the Revolving Credit Lenders notice (a “Competitive Bid Quote Request”) to be received no later than 12:00 Noon on (A) the fourth Business Day prior to the date of borrowing proposed therein, in the case of a Competitive Bid Quote Request for Competitive Bid Loans at the Eurodollar Competitive Rate or (B) the Business Day prior to the date of borrowing proposed therein, in the case of a Competitive Bid Quote Request for Competitive Bid Loans at the Absolute Rate (or, in any such case, such other time and date as the Borrower and the Administrative Agent may agree). The Borrower may request offers to make Competitive Bid Loans for up to three (3) different Interest Periods in a single notice; provided that the request for each separate Interest Period shall be deemed to be a separate Competitive Bid Quote Request for a separate borrowing (a “Competitive Bid

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Borrowing”) and there shall not be outstanding at any one time more than four (4) Competitive Bid Borrowings. Each such Competitive Bid Quote Request shall be substantially in the form of Exhibit G attached hereto and shall specify as to each Competitive Bid Borrowing:

(i) the proposed date of such borrowing, which shall be a Business Day;

(ii) the aggregate amount of such Competitive Bid Borrowing, which shall be at least $10,000,000 (or in increments of $1,000,000 in excess thereof) but shall not cause the limits specified in Section 2.5(a) hereof to be violated;

(iii) the duration of the Interest Period applicable thereto;

(iv) whether the Competitive Bid Quote Request for a particular Interest Period is seeking quotes for Competitive Bid Loans at the Absolute Rate or the Eurodollar Competitive Rate;

(v) whether the Borrower shall have the right to prepay a requested Competitive Bid Loan; and

(vi) the date on which the Competitive Bid Quotes are to be submitted if it is before the proposed date of borrowing (the date on which such Competitive Bid Quotes are to be submitted is called the “Quotation Date”).

Except as otherwise provided in this Section 2.5(b), no more than two (2) Competitive Bid Quote Requests shall be given within five (5) Business Days (or such other number of days as the Borrower and the Administrative Agent may agree) of any other Competitive Bid Quote Request.

(c) (i) Each Revolving Credit Lender may submit one or more Competitive Bid Quotes, each containing an offer to make a Competitive Bid Loan in response to any Competitive Bid Quote Request; provided that, if the Borrower’s request under Section 2.5(b) hereof specified more than one Interest Period, such Lender may make a single submission containing one or more Competitive Bid Quotes for each such Interest Period. Each Competitive Bid Quote must be submitted to the Borrower not later than 9:30 A.M. on (A) the third Business Day prior to the proposed date of borrowing, in the case of a Competitive Bid Quote Request for Competitive Bid Loans at the Eurodollar Competitive Rate or (B) the Quotation Date, in the case of a Competitive Bid Quote Request for Competitive Bid Loans at the Absolute Rate (or, in any such case, such other time and date as the Borrower and the Administrative Agent may agree) provided that if JPMorgan Chase Bank is receiving quotes as provided in Section 2.5(g), any Competitive Bid Quote may be submitted by JPMorgan Chase Bank (or its applicable Lending Office) only if JPMorgan Chase Bank (or such applicable Lending Office) notifies the Borrower of the terms of the offer contained therein not later than 9:15 A.M. on the Quotation Date. Any Competitive Bid Quote so made shall be irrevocable except with the consent of the Administrative Agent given on the instructions of the Borrower.

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(ii) Each Competitive Bid Quote shall be substantially in the form of Exhibit H attached hereto and shall specify:

(A) the proposed date of borrowing and the Interest Period therefor;

(B) the principal amount of the Competitive Bid Loan for which each such offer is being made, which principal amount shall be at least $5,000,000 (or in increments of $1,000,000 in excess thereof); provided that the aggregate principal amount of all Competitive Bid Loans for which a Lender submits Competitive Bid Quotes may not exceed the principal amount of the Competitive Bid Borrowing for a particular Interest Period for which offers were requested;

(C) in the case of a Competitive Bid Quote for Competitive Bid Loans at an Absolute Rate, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/10,000th of 1%) offered for each such Competitive Bid Loan (the “Absolute Rate”);

(D) in the case of a Competitive Bid Quote for Competitive Bid Loans at the Eurodollar Competitive Rate, the positive or negative margin to be added to or deducted from the Interbank Offered Rate; and

(E) the identity of the quoting Lender.

Unless otherwise agreed by the Administrative Agent and the Borrower, no Competitive Bid Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Competitive Bid Quote Request and, in particular, no Competitive Bid Quote may be conditioned upon acceptance by the Borrower of all (or some specified minimum) of the principal amount of the Competitive Bid Loan for which such Competitive Bid Quote is being made. Any subsequent Competitive Bid Quote submitted by a Revolving Credit Lender that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Lender with respect to the same Competitive Bid Quote Request shall be disregarded by the Borrower unless such subsequent Competitive Bid Quote is submitted solely to correct a manifest error in such former Competitive Bid Quote.

(d) The Borrower shall as promptly as practicable after the Competitive Bid Quote is submitted (but in any event not later than 12:00 Noon on (A) in the case of a Competitive Bid Loan at an Absolute Rate, the Quotation Date (or such other time and date as the Borrower and the Administrative Agent may agree) or (B) in the case of a Competitive Bid Loan at a Eurodollar Competitive Rate, the third Business Day prior to the proposed date of borrowing) notify the Administrative Agent and Revolving Credit Lenders of (x) the aggregate principal amount of the Competitive Bid Borrowing for which Competitive Bid Quotes have been received as well as the ranges of bids submitted for each Interest Period requested, (y) the

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respective principal amounts and Absolute Rates or Eurodollar Competitive Rates, as the case may be, so offered by each Revolving Credit Lender (identifying the Lender that made each Competitive Bid Quote), and (z) its acceptance or nonacceptance of the Competitive Bid Quotes. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Competitive Bid Quote in whole or in part (provided that any Competitive Bid Quote accepted in part shall be at least $5,000,000 or in increments of $1,000,000 in excess thereof); provided that:

(i) the aggregate principal amount of each Competitive Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Quote Request;

(ii) the aggregate principal amount of each Competitive Bid Borrowing shall be at least $5,000,000 (or an increment of $1,000,000 in excess thereof) but shall not cause the limits specified in Section 2.5(a) hereof to be violated;

(iii) except as provided below, acceptance of Competitive Bid Quotes for any Interest Period may be made only in ascending order of Absolute Rates or Eurodollar Competitive Rates, as the case may be, beginning with the lowest rate so offered; and

(iv) the Borrower may not accept any Competitive Bid Quote where such Competitive Bid Quote fails to comply with Section 2.5(c)(ii) hereof or otherwise fails to comply with the requirements of this Agreement (including, without limitation, Section 2.5(a) hereof).

Any of the conditions above notwithstanding, the Borrower may, in its sole discretion, accept a Competitive Bid Quote that does not contain the lowest Absolute Rate or Eurodollar Competitive Rates, as the case may be, where acceptance of the Competitive Bid Quote containing the lowest Absolute Rate or Eurodollar Competitive Rate, as the case may be, would be less favorable to the Borrower or would cause the principal amount of Outstanding Revolving Credit Obligations to exceed the Total Revolving Credit Commitment.

If Competitive Bid Quotes are made by two or more Revolving Credit Lenders with the same Absolute Rates or Eurodollar Competitive Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which Competitive Bid Quotes are accepted for the related Interest Period after the acceptance of all Competitive Bid Quotes, if any, of all lower Absolute Rates or Eurodollar Competitive Rates, as the case may be, offered by any Revolving Credit Lender for such related Interest Period, the principal amount of Competitive Bid Loans in respect of which such Competitive Bid Quotes are accepted shall be allocated by the Borrower among such Lenders as nearly as possible (in amounts of at least $1,000,000 or in increments of $100,000 in excess thereof) in proportion to the aggregate principal amount of such Competitive Bid Quotes. Determinations by the Borrower of the amounts of Competitive Bid Loans and the lowest bid after adjustment as provided in Section 2.5(d)(iii) shall be conclusive in the absence of manifest error.

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(e) Any Revolving Credit Lender whose offer to make any Competitive Bid Loan has been accepted shall, not later than 1:00 P.M. on the date specified for the making of such Loan, make the amount of such Loan available to the Borrower as shall be directed by the Authorized Representative in Dollars and in immediately available funds.

(f) From time to time, the Borrower shall furnish such information to the Administrative Agent as the Administrative Agent may request relating to the making of Competitive Bid Loans, including the amounts, interest rates, dates of borrowings and maturities thereof.

(g) The Borrower may request the Administrative Agent to receive the Competitive Bid Quotes, in which event the Administrative Agent shall (A) in the case of a Competitive Bid Loan at the Absolute Rate, as promptly as practicable after the Competitive Bid Quote is submitted (but in no event later than 10:00 A.M. on the Quotation Date) or (B) in the case of a Competitive Bid Loan at the Eurodollar Competitive Rate, by 10:00 A.M. on the date a Competitive Quote is submitted, notify the Borrower of the terms of any Competitive Bid Quote submitted by a Revolving Credit Lender that is in accordance with Section 2.5(c) hereof. The Administrative Agent’s notice to the Borrower shall specify (A) the aggregate principal amount of the Competitive Bid Borrowing for which Competitive Bid Quotes have been received and (B) the respective principal amounts and Absolute Rates or Eurodollar Competitive Rate, as the case may be, offered by each Revolving Credit Lender (identifying the Lender that made each Competitive Bid Quote). Not later than 12:00 Noon on (A) the third Business Day prior to the proposed date of borrowing, in the case of Competitive Bid Loans at the Eurodollar Competitive Rate or (B) the Quotation Date (or, in any such case, such other time and date as the Borrower and the Administrative Agent may agree), the Borrower shall notify the Administrative Agent of their acceptance or nonacceptance of the Competitive Bid Quotes so notified to it (and the failure of the Borrower to give such notice by such time shall constitute nonacceptance) and the Administrative Agent shall promptly notify each affected Lender. Together with each notice of a request for Competitive Bid Quotes which the Borrower requires the Administrative Agent to issue pursuant to this paragraph (g), the Borrower shall pay to the Administrative Agent for the account of the Administrative Agent a bid administration fee of $1,500.

2.6 Payment of Interest.

(a) The Borrower shall pay interest (i) to the Administrative Agent at the Principal Office for the account of each Lender on the outstanding and unpaid principal amount of each Revolving Credit Loan and each Term Loan made by such Lender for the period commencing on the date of such Loan until such Loan shall be due at the Eurodollar Rate or the Base Rate, as elected or deemed elected by the Borrower or otherwise applicable to such Loan as herein provided, (ii) to each Revolving Credit Lender making a Competitive Bid Loan at its Applicable Lending Office, at the applicable Absolute Rate or Eurodollar Competitive Rate, as the case may be, and (iii) to the Administrative Agent in the case of each Swing Line Loan, at the Base Rate; provided, however, that if any amount shall not be paid when due (at maturity, by acceleration or otherwise), all amounts outstanding hereunder shall bear interest thereafter at a fluctuating interest rate per annum equal to the Default Rate, or (in each case) the maximum rate permitted by applicable law, whichever is lower, from the date such amount was due and payable until the date such amount is paid in full.

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(b) Interest on the outstanding principal balance of each Loan shall be computed on the basis of (x) in the case of Loans, other than Loans bearing interest based on the Prime Rate, a year of 360 days and calculated for the actual number of days elapsed and (y) in the case of Loans bearing interest based on the Prime Rate, a year of 365–366 days and calculated for the actual number of days elapsed. Interest on the outstanding principal balance of each Loan shall be paid (a) quarterly in arrears, such payment to be made not later than the third (3rd) Business Day of each April, July, October and January, on each Base Rate Loan, (b) on the last day of the applicable Interest Period for each Eurodollar Loan and Competitive Bid Loan, but in no event less frequently than at the end of each three month period and (c) upon payment in full of the principal amount of such Loan at the Revolving Credit Termination Date.

2.7 Payment of Principal. The principal amount of the Revolving Credit Outstandings and all Swing Line Outstandings shall be due and payable to the Administrative Agent for the benefit of each applicable Lender in full on the Revolving Credit Termination Date, or earlier as herein expressly provided. The principal amount of all Competitive Bid Loans shall be due and payable to the Lender making such Competitive Bid Loan in full on the last day of the Interest Period therefor, or earlier as herein expressly provided. The principal amount of all Term Loans shall be due and payable to each Term Lender making such Term Loan as provided in Section 2.3, or earlier as herein expressly provided. Prepayments of Term Loans may not be reborrowed. The principal amount of Eurodollar Loans may only be prepaid at the end of the applicable Interest Period, unless the Borrower shall pay to the applicable Lenders the amounts, if any, required under Section 4.5. The principal amount of Competitive Bid Loans may only be prepaid at the end of the applicable Interest Period, unless (i) the Borrower shall have retained in the Competitive Bid Quote Request with respect to such Competitive Bid Loans the right of prepayment, and (ii) the Borrower shall have paid to the Lender making such Competitive Bid Loans which bear interest at a Eurodollar Competitive Rate or to the Administrative Agent, as applicable, the amounts, if any, required under Section 4.5. The Borrower shall furnish the Administrative Agent telephonic notice of its intention to make a principal payment (including Competitive Bid Loans) prior to 12:00 noon on the date of such payment. All payments of principal on Loans other than Competitive Bid Loans and Swing Line Loans shall be in the amount of (i) $10,000,000, or such greater amount which is an integral multiple of $1,000,000, in the case of Eurodollar Loans, or (ii) $5,000,000, or such greater amount which is an integral multiple of $1,000,000, in the case of Base Rate Loans. Optional prepayments of Revolving Credit Loans shall be applied ratably to the outstanding balance of the Revolving Credit Loans. Optional prepayments of Term Loans shall be applied ratably to the outstanding balance of the Term Loans.

2.8 Non-Conforming Payments.

(a) Each payment of principal (including any prepayment) and payment of interest (other than principal and interest on Competitive Bid Loans which shall be paid to the Lender making such Loans) shall be made to the Administrative Agent at the Principal Office, for the account of each applicable Lender’s Applicable Lending Office, in Dollars and in immediately available funds before 2:00 P.M. on the date such payment is due. The Administrative Agent may, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any ordinary deposit account, if any, of the Borrower with the Administrative Agent.

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(b) The Administrative Agent shall deem any payment by or on behalf of the Borrower hereunder that is not made both (a) in Dollars and in immediately available funds and (b) prior to 2:00 P.M. on the date payment is due to be a non-conforming payment. Any such payment shall not be deemed to be received by the Administrative Agent until the time such funds become available funds. The Administrative Agent shall give prompt telephonic notice to the Authorized Representative and each of the applicable Lenders (confirmed in writing) if any payment is non-conforming. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding Business Day) at the applicable rate of interest per annum specified in Section 2.6(a) until the date such amount is paid in Dollars and in immediately available funds.

(c) In the event that any payment hereunder becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day; provided that interest shall continue to accrue during the period of any such extension.

2.9 Pro Rata Payments. Except as otherwise provided herein, (a) each payment and prepayment on account of the principal of and interest on the Revolving Credit Loans and the fees described in Section 2.13(a) hereof shall be made to the Administrative Agent in the aggregate amount payable to the Revolving Credit Lenders for the account of the Revolving Credit Lenders pro rata based on their Revolving Percentages, (b) each payment and prepayment on account of the principal of and interest on the Term Loans shall be made to the Administrative Agent in the aggregate amount payable to the Term Lenders for the account of the Term Lenders pro rata based on their Term Percentages and each principal prepayment of the Term Loans shall be applied to reduce the Term Loans pro rata based upon the respective then remaining principal amounts thereof, (c) each payment of principal and interest on the Competitive Bid Loans shall be made to (i) the Administrative Agent for the account of the respective Lender making such Competitive Bid Loan if the Borrower has elected that the Administrative Agent act under Section 2.5(g) hereof and (ii) otherwise directly to the Lender making such Competitive Bid Loan, (d) each payment of principal and interest on Swing Line Loans shall be made to the Administrative Agent for the account of JPMorgan Chase Bank, (e) all payments to be made by the Borrower for the account of each of the Lenders on account of principal, interest and fees, shall be made without set-off or counterclaim except as provided in Section 4.6, and (f) the Administrative Agent will distribute such payments when received to the Lenders as provided for herein and subject to Section 4.6.

2.10 Reductions and Prepayment.

(a) Reductions. The Borrower shall, by notice from an Authorized Representative, have the right from time to time (but not more frequently than twice during each Fiscal Year), upon not less than three (3) Business Days irrevocable written notice to the Administrative Agent to reduce the Total Revolving Credit Commitment without premium or penalty. The Administrative Agent shall give each Revolving Credit Lender, within one (1) Business Day of receipt of such notice from the Borrower, telephonic notice (confirmed in writing) of such reduction. Each such reduction shall be in the aggregate amount of $10,000,000 or such greater amount which is in an integral multiple of $1,000,000, and shall permanently

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reduce the Total Revolving Credit Commitment. No such reduction shall be permitted that results in the payment of any Eurodollar Loan other than on the last day of the Interest Period of such Loan unless such prepayment is accompanied by amounts due, if any, under Section 4.5. Each reduction of the Total Revolving Credit Commitment shall be accompanied by payment of the Revolving Credit Loans to the extent that the aggregate Outstanding Revolving Credit Obligations exceed the Total Revolving Credit Commitment after giving effect to such reduction, together with accrued and unpaid interest on the amounts prepaid. In no event shall the Borrower be entitled to reduce the Total Revolving Credit Commitment if, as a result of and after giving effect to such reduction, the aggregate Outstanding Revolving Credit Obligations exceed the Total Revolving Credit Commitment.

(b) Optional Prepayments. The Borrower may at any time and from time to time, subject to Section 2.7, prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable prior notice which notice may be given by telephone (to be promptly confirmed in writing, including by facsimile) delivered to the Administrative Agent no later than 12:00 Noon, New York City time, three Business Days prior thereto in the case of Eurodollar Rate Loans and no later than 12:00 Noon, New York City time, one Business Day prior thereto in the case of Base Rate Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Rate Loans or Base Rate Loans. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Credit Loans that are Base Rate Loans and Swing Line Loans) accrued interest to such date on the amount prepaid. Optional prepayments of Revolving Credit Loans shall be applied ratably to the outstanding balance of the Revolving Credit Loans. Optional prepayments of Term Loans shall be applied ratably to the outstanding balance of the Term Loans.

2.11 Decrease in Amounts. The amount of the Total Revolving Credit Commitment which shall be available to the Borrower shall be reduced by the aggregate amount of all Swing Line Outstandings, Letter of Credit Outstandings and all outstanding Competitive Bid Loans.

2.12 Conversions and Elections of Subsequent Interest Periods. Subject to the limitations set forth below and in Article IV hereof, the Borrower may:

(a) upon notice to the Administrative Agent on or before 12:00 noon on any Business Day Convert all or a part of Eurodollar Loans to Base Rate Loans on the last day of the Interest Period for such Eurodollar Loans; and

(b) provided that no Default or Event of Default shall have occurred and be continuing and on three (3) Business Days’ notice to the Administrative Agent on or before 12:00 noon:

(i) elect a subsequent Interest Period for all or a portion of Eurodollar Loans to begin on the last day of the current Interest Period for such Eurodollar Loans; or

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(ii) Convert Base Rate Loans (other than Swing Line Loans) to Eurodollar Loans on any Business Day.

Notice of any such elections or Conversions shall specify the effective date of such election or Conversion and, with respect to Eurodollar Loans, the Interest Period to be applicable to the Loan as Continued or Converted. Each election and Conversion pursuant to this Section 2.12 shall be subject to the limitations on Eurodollar Loans set forth in the definition of “Interest Period” herein and in Article IV hereof. All such Continuations or Conversions of Loans shall be effected pro rata based on the Revolving Percentages or Term Percentages of the applicable Lenders, as the case may be.

2.13 Fees.

(a) Commitment Fee. For the period beginning on the Closing Date and ending on the Stated Termination Date, the Borrower agrees to pay to the Administrative Agent, for the benefit of each Revolving Credit Lender based on such Lender’s average daily Available Revolving Commitment, the quarterly portion of the Applicable Commitment Fee for such Lender. Such fees shall be payable quarterly in arrears, such payments to be made not later than the third (3rd) Business Day of each April, July, October and January to and on the Revolving Credit Termination Date (or such earlier date on which the Revolving Credit Commitments have terminated). Such fee shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

(b) Agent Fees. The Borrower agrees to pay to the Administrative Agent, for the Administrative Agent’s individual account, an annual Administrative Agent’s fee to be payable in advance and annually thereafter on the anniversary of the Closing Date such amounts as agreed to by the Administrative Agent and the Borrower in writing.

2.14 Deficiency Advances; Failure to Purchase Participations. No Lender shall be responsible for any default of any other Lender in respect of such other Lender’s obligation to make any Loan or Advance hereunder nor shall the Revolving Credit Commitment or Term Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing or the provisions of Section 2.15, in the event any Lender shall fail to advance funds to the Borrower as herein provided, the Administrative Agent may in its discretion, but shall not be obligated to, advance to the Borrower all or any portion of such amount or amounts (each, a “deficiency advance”) and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates to which such other Lender would have been entitled had it made such Advance; provided that, (i) such defaulting Lender shall not be entitled to receive payments of principal, interest or fees with respect to such deficiency advance until such deficiency advance (together with interest thereon as provided in clause (ii)) shall be paid by such Lender and (ii) upon payment to the Administrative Agent from such other Lender of the entire outstanding amount of each such deficiency advance, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to the Administrative Agent by the Borrower on each Loan comprising the deficiency advance at the Federal Funds Rate, then such payment shall be credited in full payment of such deficiency advance and the Borrower shall be deemed to have borrowed the amount of such deficiency advance from such other Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by the Borrower thereon.

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2.15 Intraday Funding. Without limiting the provisions of Section 2.14, unless the Borrower or any Lender has notified the Administrative Agent not later than 12:00 Noon of the Business Day before the date any payment (including in the case of Lenders any Advance) to be made by it is due, that it does not intend to remit such payment, the Administrative Agent may, in its discretion, assume that Borrower or each Lender, as the case may be, has timely remitted such payment in the manner required hereunder and may, in its discretion and in reliance thereon, make available such payment (or portion thereof) to the Person entitled thereto as otherwise provided herein. If such payment was not in fact remitted to the Administrative Agent in the manner required hereunder, then:

(i) if Borrower failed to make such payment, each applicable Lender shall forthwith on demand repay to the Administrative Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent at the Federal Funds Rate; and

(ii) if any Lender failed to make such payment, the Administrative Agent shall be entitled to recover such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent promptly shall notify the Borrower, and the Borrower shall promptly pay such corresponding amount to the Administrative Agent in immediately available funds upon receipt of such demand. The Administrative Agent also shall be entitled to recover interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, (A) from such Lender at a rate per annum equal to the daily Federal Funds Rate or (B) from the Borrower, at a rate per annum equal to the interest rate applicable to the Loan which includes such corresponding amount. Until the Administrative Agent shall recover such corresponding amount together with interest thereon, such corresponding amount shall constitute a deficiency advance within the meaning of Section 2.14. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

2.16 Use of Proceeds. The proceeds of the Loans and the Letters of Credit issued pursuant to the Letter of Credit Facility shall be used by the Borrower and its Subsidiaries to repay indebtedness, finance acquisitions and for working capital, capital expenditures, share repurchases and other general corporate purposes of the Borrower and its Subsidiaries.

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2.17 Swing Line.

(a) Notwithstanding any other provision of this Agreement to the contrary, in order to administer the Revolving Credit Facility in an efficient manner and to minimize the transfer of funds between the Administrative Agent and the Revolving Credit Lenders, JPMorgan Chase Bank, in its individual capacity and not as Administrative Agent, and subject to the provisions of Section 2.17(c), shall make available Swing Line Loans to the Borrower prior to the Revolving Credit Termination Date. JPMorgan Chase Bank shall not make any Swing Line Loan pursuant hereto (i) if to the actual knowledge of JPMorgan Chase Bank the Borrower is not in compliance with all the conditions to the making of Loans set forth in this Agreement, (ii) if after giving effect to such Swing Line Loan, the Swing Line Outstandings exceed $25,000,000, or (iii) if after giving effect to such Swing Line Loan, the aggregate Outstanding Revolving Credit Obligations exceed the Total Revolving Credit Commitment. Swing Line Loans shall be limited to Base Rate Loans unless JPMorgan Chase Bank and the Borrower shall agree otherwise. The Borrower may borrow, repay and reborrow under this Section 2.17. Unless notified to the contrary by JPMorgan Chase Bank, borrowings under the Swing Line shall be made in the minimum amount of $1,000,000 or, if greater, in amounts which are integral multiples of $100,000, or in the amount necessary to effect a Base Rate Refunding Loan, upon irrevocable telephonic notice, by an Authorized Representative of Borrower made to JPMorgan Chase Bank not later than 12:30 P.M. on the Business Day of the requested borrowing. The Borrower shall provide the Administrative Agent written confirmation of each such telephonic notice on the same day by telefacsimile or electronic transmission in the form of a Borrowing Notice. Each such Borrowing Notice shall specify the amount of the borrowing, and the date of borrowing, and shall be in the form of Exhibit D-3, with appropriate insertions. Unless notified to the contrary by JPMorgan Chase Bank, each repayment of a Swing Line Loan shall be in an amount which is an integral multiple of $100,000 or the aggregate amount of all Swing Line Outstandings. If the Borrower instructs JPMorgan Chase Bank to debit any demand deposit account of the Borrower in the amount of any payment with respect to a Swing Line Loan, or JPMorgan Chase Bank otherwise receives repayment, after 2:00 P.M. on a Business Day, such payment shall be deemed received on the next Business Day.

(b) Swing Line Loans shall bear interest at the Base Rate applicable to Revolving Credit Loans or at any rate otherwise mutually agreed upon by JPMorgan Chase Bank and the Borrower. The interest payable on Swing Line Loans is solely for the account of JPMorgan Chase Bank, and all accrued and unpaid interest on Swing Line Loans shall be payable on the dates and in the manner provided in Section 2.6 with respect to interest on Base Rate Loans.

(c) Upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to have purchased from JPMorgan Chase Bank a Participation therein in an amount determined with reference to such Lender’s Revolving Percentage of such Swing Line Loan. Upon demand made by JPMorgan Chase Bank, each Revolving Credit Lender shall, according to its Revolving Percentage of such Swing Line Loan, promptly provide to JPMorgan Chase Bank its purchase price therefor in an amount equal to its Participation therein. Any Advance made by a Revolving Credit Lender pursuant to demand of JPMorgan Chase Bank of the purchase price of its Participation shall be deemed (i) provided that the conditions to making Revolving Credit Loans shall be satisfied, a Base Rate Refunding Loan under Section 2.4 until the Borrower converts such Base Rate Loan in accordance with the terms of Section 2.12, and (ii) in all other cases, the funding by each Revolving Credit Lender of the purchase price of its

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Participation in such Swing Line Loan. The obligation of each Revolving Credit Lender to so provide its purchase price to JPMorgan Chase Bank shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Simultaneously with the making of each such payment by a Revolving Credit Lender to JPMorgan Chase Bank to fund such Lender’s purchase price of a Participation in such Swing Line Loan pursuant to clause (ii) of this paragraph, such Lender shall, automatically and without any further action on the part of JPMorgan Chase Bank or such Lender, have the right to enforce its Participation in an amount equal to such payment (excluding the portion thereof constituting interest accrued prior to the date the Revolving Credit Lender made its payment) in the related rights of JPMorgan Chase Bank with respect to obligations of the Borrower as to such Swing Line Loan (it being understood that the interest component thereof accruing after the date referred to in the previous parenthetical shall be based on the Base Rate).

The Borrower, at its option and subject to the terms hereof, may request an Advance pursuant to Section 2.4 in an amount sufficient to repay Swing Line Outstandings on any date and the Administrative Agent shall provide from the proceeds of such Advance to JPMorgan Chase Bank the amount necessary to repay such Swing Line Outstandings (which JPMorgan Chase Bank shall then apply to such repayment) and credit any balance of the Advance in immediately available funds in the manner directed by the Borrower pursuant to Section 2.4(c)(iii). The proceeds of such Advances shall be paid to JPMorgan Chase Bank for application to the Swing Line Outstandings and the Revolving Credit Lenders shall then be deemed to have made Revolving Credit Loans in the amount of such Advances. The Swing Line shall continue in effect until the Revolving Credit Termination Date, at which time all Swing Line Outstandings and accrued interest thereon shall be due and payable in full. Notwithstanding the foregoing, the Swing Line Outstandings shall be immediately due and payable at any time upon notice by JPMorgan Chase Bank or the Administrative Agent to the Borrower. In the event the Revolving Credit Lenders have funded Participations in any Swing Line Loan, then at the time payment (in fully collected, immediately available funds) of any principal amount of, or interest on, such Swing Line Loan, in whole or in part, is received by JPMorgan Chase Bank or the Administrative Agent, JPMorgan Chase Bank or the Administrative Agent (as applicable) shall promptly pay to each Revolving Credit Lender an amount equal to its Revolving Percentage of such payment from the Borrower.

2.18 Increased Amounts.

(a) (i) The Borrower shall have the right from time to time, without the consent of the Lenders, subject to the terms of this Section 2.18 and provided that the Borrower has obtained any required consents of third parties, to effectuate during the period commencing on the Closing Date and ending on the date of any voluntary reduction of the Total Revolving Credit Commitment (other than any reduction pursuant to Section 4.8(e)), an increase in the Total Revolving Credit Commitment under this Agreement by adding to this Agreement one or more Persons acceptable to the Borrower and reasonably acceptable to the Administrative Agent, who shall, upon completion of the requirements of this Section 2.18, constitute a “Revolving Credit Lender” or “Revolving Credit Lenders” hereunder (each an “Added Revolving Credit Lender”), or by allowing one or more Revolving Credit Lenders in their sole discretion to increase their respective Revolving Credit Commitments hereunder (each an “Increasing Revolving Credit Lender”), so that such increased Revolving Credit Commitments shall equal

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the aggregate increase in the Total Revolving Credit Commitment effectuated pursuant to this Section 2.18; provided that (A) the aggregate addition of or increase in the Revolving Credit Commitment of any Revolving Credit Lender to be effected under this Section 2.18 (collectively, the “Added Revolving Credit Commitments”) shall be in an amount not less than $5,000,000, and, if greater than $5,000,000, an integral multiple of $1,000,000, (B) no increase in or added Revolving Credit Commitments pursuant to this Section 2.18 shall result in the sum of the Total Revolving Credit Commitment hereunder, plus the aggregate principal amount of all Term Loans, plus the aggregate principal amount of all Added Term Loans hereunder exceeding $2,200,000,000, (C) no Lender’s Revolving Credit Commitment shall be increased under this Section 2.18 without the consent of such Lender, and (D) there shall not exist any Default or Event of Default immediately prior to and immediately after giving effect to any such Added Revolving Credit Commitment.

(ii) The Borrower shall have the right from time to time, without the consent of the Lenders, subject to the terms of this Section 2.18 and provided that the Borrower has obtained any required consents of third parties, to effectuate during the period commencing on the Closing Date the establishment of one or more tranches of new term loans (the “Added Term Loans”); provided that each tranche of Added Term Loans (A) shall have terms and conditions the same as those applicable to the Term Loans (provided however that, (1) if the final stated maturity date for such tranche of Added Term Loans is at least one (1) year later than the latest termination date hereunder and no amortization payments for such tranche are due prior to one (1) year after the latest termination date hereunder, the interest rate applicable to such tranche of Added Term Loans may differ from that applicable to the existing Term Loans, but if the “effective yield” applicable to a given tranche of Added Term Loans (which, for such purposes only, shall be deemed to take account of any interest rate benchmark floors, recurring fees and all upfront or similar fees or original issue discount (amortized over the shorter of (x) the weighted average life of such loans and (y) four years) payable to all Lenders providing such Added Term Loans but exclusive of any arrangement, structuring or other fees payable in connection therewith that are not shared with all Lenders providing such Added Term Loans) determined as of the initial funding date for such Added Term Loans exceeds the “effective yield” then applicable to any Term Loans or any other tranche of Added Term Loans (determined on the same basis as provided in the preceding parenthetical, with the comparative determination to be made in the reasonable judgment of the Administrative Agent consistent with generally accepted financial practice) by more than 0.50% (the amount of such excess being the “Yield Differential”), the Applicable Margin for such existing Term Loans subject to a Yield Differential shall automatically be increased by the Yield Differential effective upon the making of the applicable Added Term Loans, (2) the final stated maturity date for a given tranche of Added Term Loans may be later (but not sooner) than the latest termination date hereunder, (3) the amortization requirements for a given tranche of Added Term Loans may differ, so long as the weighted average life to maturity of such Added Term Loans is no shorter than the average weighted life to maturity applicable to the then outstanding Term Loans, and (4) the other terms of a given tranche of Added

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Term Loans may differ if reasonably satisfactory to the Administrative Agent) and (B) shall be in an aggregate principal amount that is not less than $50,000,000, and, if greater than $50,000,000, an integral multiple of $1,000,000; provided, further that (1) the aggregate principal amount of all Term Loans, plus the aggregate principal amount of all Added Term Loans, plus the Total Revolving Credit Commitment hereunder shall not exceed $2,200,000,000, (2) no Lender shall be obligated to provide all or any portion of any Added Term Loan under this Section 2.18 without the consent of such Lender, and (3) there shall not exist any Default or Event of Default immediately prior to and immediately after giving effect to any such Added Term Loans. The Lenders extending such Added Term Loans (each an “Added Term Lender”) shall be acceptable to the Borrower and reasonably acceptable to the Administrative Agent and upon completion of the requirements of this Section 2.18, constitute a “Term Lender” or “Term Lenders” hereunder.

(b) The Borrower shall deliver or pay, as applicable, to the Administrative Agent not later than five (5) Business Days prior to any such increase in the Total Revolving Credit Commitment or establishment of a new tranche of Added Term Loans, as applicable, each of the following items with respect to each Added Lender and Increasing Revolving Credit Lender:

(i) a written notice of Borrower’s intention to increase the Total Revolving Credit Commitment or establish a new tranche of Added Term Loans, as applicable, pursuant to this Section 2.18, which shall specify each Added Lender and Increasing Revolving Credit Lender, the proposed effective date for the increase in Revolving Credit Commitments or the new tranche of Added Term Loans, as applicable, the amounts of the Added Revolving Credit Commitments or the Added Term Loans, as applicable, of each such Lender that will result (which amounts shall be subject to confirmation by the Administrative Agent), and such other information as is reasonably requested by the Administrative Agent;

(ii) documents in the form of Exhibit K or Exhibit L, as may be required by the Administrative Agent, executed and delivered by each Added Lender and each Increasing Revolving Credit Lender, pursuant to which it becomes a party hereto or increases its Revolving Credit Commitment or extends Added Term Loans, as applicable; and

(iii) a non-refundable processing fee of $3,500 with respect to each Added Lender or Increasing Revolving Credit Lender for the sole account of the Administrative Agent.

(c) Upon receipt of any notice referred to in clause (b) above, the Administrative Agent shall promptly notify each Lender thereof and shall distribute an amended Exhibit A (which shall be deemed effective as of the Increased Commitment Date referred to below and thereupon incorporated into this Agreement) to reflect any changes therein resulting from such increase. Upon execution and delivery of the documents and the payment of the fee as

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described above, and (i) upon delivery to the Administrative Agent (1) in the case of an increase of the Revolving Credit Commitments, by each Added Revolving Credit Lender and Increasing Revolving Credit Lender for further delivery to the Borrower or other Revolving Credit Lenders (as applicable) of immediately available, freely transferable funds in an amount equal to, for each Added Revolving Credit Lender, such Added Lender’s Revolving Percentage (after giving effect to all Added Revolving Credit Commitments) of Revolving Credit Outstandings, and funded Participations and, for each Increasing Lender, the product of the increase in such Increasing Lender’s Revolving Percentage (after giving effect to all Added Revolving Credit Commitments) multiplied by the sum of Revolving Credit Outstandings and funded Participations, as applicable or (2) in the case of the Added Term Loans, by each Added Term Lender for further delivery to the Borrower of immediately available, freely transferable funds in an amount equal to such Added Term Loans being made by such Added Term Lender (in each case, the “Increased Commitment Date”), (x) each such Added Lender shall constitute a “Revolving Credit Lender” or “Term Lender”, as applicable, for all purposes under this Agreement and related documents without any acknowledgment by or the consent of the other Lenders, with a Commitment as specified in such documents and revised Exhibit A, (y) each such Increasing Revolving Credit Lender’s Revolving Credit Commitment shall increase as specified in such documents and revised Exhibit A, and each other Lender’s Revolving Percentage or Term Percentage, as applicable, shall be adjusted to reflect the Added Revolving Credit Commitments or Added Term Loans, as applicable, and shall be specified in such revised Exhibit A, as the case may be. As of the Increased Commitment Date, (i) the respective Revolving Percentages or Term Percentages, as applicable, of the Lenders shall be deemed modified as appropriate to correspond to such Added Revolving Credit Commitments or Added Term Loans, as applicable, and (ii) on the Increased Commitment Date with respect to Revolving Credit Commitments, to the extent necessary to keep all outstanding Revolving Credit Loans and funded Participations ratable among all Revolving Credit Lenders in accordance with any revised Revolving Percentages arising from any Added Revolving Credit Commitments under this Section 2.18, all Interest Periods then outstanding shall be deemed to be terminated without further action or consent of the Borrower and the Borrower shall pay any additional amounts required pursuant to Section 4.5 in connection therewith). In addition, with respect to increases of the Revolving Credit Commitments, if there are at such time outstanding any Revolving Credit Outstandings and funded Participations, each Revolving Credit Lender whose Revolving Percentage has been decreased as a result of the increase in the Total Revolving Credit Commitment shall be deemed to have assigned, without recourse, to each Added Revolving Credit Lender and Increasing Revolving Credit Lender such portion of such Lender’s Revolving Credit Outstandings or funded Participations as shall be necessary to effectuate such adjustment in Revolving Percentages. Each Increasing Revolving Credit Lender and Added Revolving Credit Lender with respect to increases of the Revolving Credit Commitments, (i) shall be deemed to have assumed such portion of such Revolving Credit Outstandings and funded Participations and (ii) shall fund to each other Revolving Credit Lender on the Increased Commitment Date the amount of Revolving Credit Outstandings and funded Participations assigned to it by such Lender. The Borrower agrees to pay to the Revolving Credit Lenders on demand any and all amounts required pursuant to Section 4.5 resulting from any such assignment of Revolving Credit Outstandings.

(d) This Section 2.18 shall supersede any provisions in Sections 11.1 and 11.6 to the contrary.

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2.19 Extension of Termination Date. (a) The Borrower may, by delivery of written requests (each, a “Termination Date Extension Request”) to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders) not less than 60 days prior to the Stated Termination Date, request that the Lenders extend the Stated Termination Date for an additional period of at least one year; provided, that (i) such request shall be made to all Lenders on the same terms and (ii) one Facility may be extended even if each of the other Facilities are not also extended pursuant to such request. Such Termination Date Extension Request shall set forth (A) any changes to interest rate margins, fees or other pricing that will apply to the extensions of credit by the Lenders that elect to agree to such Termination Date Extension Request (which may be higher or lower than those that apply before giving effect to such Termination Date Extension Request) and (B) any covenants or other terms that will apply solely to any period after the latest Stated Termination Date (if any) applicable to any Lenders that elect to agree to such Termination Date Extension Request. Other than the extended Stated Termination Date and the changes described in clauses (A) and (B) of the immediately preceding sentence, the terms applicable to the Lenders that elect to agree to such Termination Date Extension Request shall be identical to those that applied before giving effect thereto.

(b) Each Lender, the Administrative Agent, each Issuing Bank and the Swing Line Lender shall, by notice to the Borrower and the Administrative Agent given not later than the 15th day after the date of the Administrative Agent’s receipt of the Borrower’s Termination Date Extension Request (or such other date as the Borrower and the Administrative Agent may agree; such date, the “Extension Date”), advise the Borrower whether or not it agrees to the requested extension (each Lender and each of the Administrative Agent, each Issuing Bank and the Swing Line Lender agreeing to a requested extension being called a “Consenting Party”, and each Lender, the Administrative Agent, each Issuing Bank and the Swing Line Lender declining to agree to a requested extension being called a “Declining Party”). The Administrative Agent shall use reasonable efforts to contact each Lender and Issuing Bank to obtain a prompt response to the Termination Date Extension Request. Any Lender or Administrative Agent, each Issuing Bank or the Swing Line Lender that has not so advised the Borrower and the Administrative Agent by such Extension Date shall be deemed to have declined to agree to such extension and shall be a Declining Party.

(c) The Stated Termination Date shall, as to each Consenting Party, be extended to the date requested in the Termination Date Extension Request. The decision to agree or withhold agreement to any Termination Date Extension Request shall be at the sole discretion of each Lender and shall not require the consent of the Administrative Agent, any Issuing Bank or the Swing Line Lender; provided, that (i) the consent of the Administrative Agent, each Issuing Bank and the Swing Line Lender shall be required for such Person to continue its respective obligations and duties under the Loan Documents (but not for the extension of the Stated Termination Date), (ii) the obligations and duties under the Loan Documents of the Administrative Agent, each Issuing Bank or the Swing Line Lender, as applicable who does not consent to the requested extension shall terminate on the Stated Termination Date in effect prior to any such extension (such Stated Termination Date being called the “Original Stated Termination Date”) (and for the purposes of the second sentence of Section 3.1, the Original Stated Termination Date shall govern the permitted expiry date of any Letter of Credit issued by such Issuing Bank) and (iii) the Borrower and the Consenting Parties shall have the right to appoint a successor Administrative Agent, Issuing Bank or Swing Line Lender to replace any

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such Person that does not consent to continue its respective obligations and duties under the Loan Documents in connection with such extension. The Commitment of any Lender that is a Declining Party shall terminate on the Original Stated Termination Date. The principal amount of any outstanding Loans made by a Declining Party, together with any accrued interest thereon and any accrued fees and other amounts payable to or for the account of such Declining Party hereunder, shall be due and payable on the Original Stated Termination Date, and on the Original Stated Termination Date the Borrower shall also make such other prepayments of Loans pursuant to Section 2.3 or 2.7, as applicable, as shall be required in order that, after giving effect to the termination of the Commitments of, and all payments to, Declining Parties pursuant to this sentence, the total Aggregate Exposure of all Lenders would not exceed the total Commitments of all Lenders.

(d) Notwithstanding the foregoing provisions of this Section 2.23, the Borrower shall have the right, pursuant to Section 4.7, at any time prior to the Original Stated Termination Date, to replace a Declining Party with a bank or other financial institution that will agree to the applicable Termination Date Extension Request (provided that each such bank or other financial institution, if not already a Lender (or an Affiliate of a Lender) hereunder, shall be reasonably acceptable to the Administrative Agent), and any such replacement Person shall for all purposes constitute a Consenting Party.

(e) This Section 2.19 shall supersede any provisions in Sections 11.1 and 11.6 to the contrary.

ARTICLE III

Letters of Credit

3.1 Letters of Credit. The Issuing Banks agree, subject to the terms and conditions of this Agreement, upon request of the Borrower, to issue from time to time for the account of the Borrower Letters of Credit upon delivery to the applicable Issuing Bank of an Application and Agreement for Letter of Credit relating thereto in form and content acceptable to such Issuing Bank; provided, that (i) no Issuing Bank shall issue (or renew) any Letter of Credit if it has been notified by the Administrative Agent or has actual knowledge that a Default or Event of Default has occurred and is continuing, (ii) the aggregate Letter of Credit Outstandings shall not exceed the Total Letter of Credit Commitment and (iii) no Letter of Credit shall be issued (or renewed) if, after giving effect thereto, Letter of Credit Outstandings plus Revolving Credit Outstandings plus Swing Line Outstandings plus outstanding Competitive Bid Loans shall exceed the Total Revolving Credit Commitment. No Letter of Credit shall have an expiry date (including all rights of the Borrower or any beneficiary named in such Letter of Credit to require renewal, but not any renewal options that are subject to the approval of the Issuing Bank) or payment date occurring later than the earlier to occur of one year after the date of its issuance or the fifth Business Day prior to the Stated Termination Date. Each request by the Borrower for the issuance or renewal of a Letter of Credit, whether pursuant to an Application and Agreement for Letter of Credit or otherwise, shall constitute its certification that the conditions specified in Section 5.2 with respect to such issuance or renewal have been satisfied. At any one time during the term of this Agreement, not more than four (4) different Revolving Credit Lenders (including any Closing Date Existing Issuing Banks) shall be allowed to act as an Issuing Bank.

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3.2 Reimbursement and Participations.

(a) The Borrower hereby unconditionally agrees to pay to the applicable Issuing Bank immediately on demand at its Applicable Lending Office all amounts required to pay all drafts drawn under any Letters of Credit and all reasonable expenses incurred by an Issuing Bank in connection with the Letters of Credit, and in any event and without demand to place in possession of the applicable Issuing Bank (which shall include Advances under the Revolving Credit Facility if permitted by Section 2.4 and Swing Line Loans if permitted by Section 2.17) sufficient funds to pay all debts and liabilities arising under any Letter of Credit. The Borrower’s obligations to pay an Issuing Bank under this Section 3.2, and such Issuing Bank’s right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever. Each Issuing Bank agrees to give the Borrower prompt notice of any request for a draw under a Letter of Credit, but failure to provide such notice shall not affect the parties’ Obligations with respect thereto. Each Issuing Bank may charge any account the Borrower may have with it for any and all amounts such Issuing Bank pays under a Letter of Credit, plus reasonable charges and reasonable expenses as from time to time agreed to by such Issuing Bank and the Borrower; provided that to the extent permitted by Section 2.4(c)(iv) and Section 2.17, such amounts shall be paid pursuant to Advances under the Revolving Credit Facility or, if the Borrower shall elect, by Swing Line Loans. The Borrower agrees that an Issuing Bank may, in its sole discretion, accept or pay, as complying with the terms of any Letter of Credit, any drafts or other documents otherwise in order which may be signed or issued by an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, attorney in fact or other legal representative of a party who is authorized under such Letter of Credit to draw or issue any drafts or other documents. The Borrower agrees to pay an Issuing Bank interest on any Reimbursement Obligations not paid when due hereunder at the Default Rate.

(b) In accordance with the provisions of Section 2.4(c), each Issuing Bank shall notify the Administrative Agent (and shall also notify the Borrower) of any drawing under any Letter of Credit as promptly as practicable following the receipt by the Issuing Bank of such drawing, but failure to provide such notice shall not affect the parties’ Obligations with respect thereto.

(c) Each Revolving Credit Lender (other than the applicable Issuing Bank) shall automatically acquire on the date of issuance thereof, a Participation in the liability of such Issuing Bank in respect of each Letter of Credit in an amount equal to such Lender’s Revolving Percentage of such liability, and to the extent that the Borrower is obligated to pay such Issuing Bank under Section 3.2(a), each Revolving Credit Lender (other than the Issuing Bank) thereby shall absolutely, unconditionally and irrevocably assume, and shall be unconditionally obligated to pay to such Issuing Bank, its Revolving Percentage of the liability of such Issuing Bank under such Letter of Credit in the manner and with the effect provided in Section 2.4(c)(iv). With respect to drawings under any of the Letters of Credit, each Revolving Credit Lender, upon receipt from the Administrative Agent of notice of a drawing in the manner described in Section 2.4(c)(iv), shall promptly pay to the Administrative Agent for the account of the applicable Issuing Bank, prior to the applicable time set forth in Section 2.4(c)(iv), its Revolving Percentage of such drawing. Simultaneously with the making of each such payment by a Revolving Credit Lender to an Issuing Bank, such Lender shall, automatically and without

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any further action on the part of such Issuing Bank or such Lender, acquire a Participation in an amount equal to such payment (excluding the portion thereof constituting interest accrued prior to the date such Lender made its payment) in the related Reimbursement Obligation of the Borrower. The Reimbursement Obligations of the Borrower shall be immediately due and payable upon notice to the Borrower, whether in Advances made in accordance with Section 2.4(c)(iv) or otherwise. Each Revolving Credit Lender’s obligation to make payment to the Administrative Agent for the account of an Issuing Bank pursuant to Section 2.4(c)(iv) and this Section 3.2(c), and the right of such Issuing Bank to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and shall be made without any offset, abatement, withholding or reduction whatsoever. In the event the Revolving Credit Lenders have purchased Participations in any Reimbursement Obligation as set forth above, then at any time payment (in fully collected, immediately available funds) of such Reimbursement Obligation, in whole or in part, is received by the applicable Issuing Bank or the Administrative Agent from the Borrower, such Issuing Bank or Administrative Agent shall promptly pay to each Revolving Credit Lender an amount equal to its Revolving Percentage of such payment from the Borrower. If any Revolving Credit Lender is obligated to pay but does not pay amounts to the Administrative Agent for the account of an Issuing Bank in full upon such request as required by this Section 3.2(c), such Lender shall, on demand, pay to the Administrative Agent for the account of such Issuing Bank interest on the unpaid amount for each day during the period commencing on the date of notice given to such Lender pursuant to Section 2.4(c) until such Lender pays such amount to the Administrative Agent for the account of such Issuing Bank in full at the Federal Funds Rate.

(d) As soon as practical following the issuance of a Letter of Credit, the applicable Issuing Bank shall notify the Administrative Agent, and the Administrative Agent shall notify each Revolving Credit Lender, of the date of issuance of such Letter of Credit, the stated amount and the expiry date of such Letter of Credit. Promptly following the end of each calendar quarter, each Issuing Bank shall deliver to the Administrative Agent a notice describing the aggregate undrawn amount of all Letters of Credit at the end of such quarter. Upon the request of any Revolving Credit Lender from time to time, each Issuing Bank shall deliver to the Administrative Agent, and the Administrative Agent shall deliver to such Lender, any other information reasonably requested by such Lender with respect to the Letter of Credit Outstandings.

(e) Each issuance by an Issuing Bank of a Letter of Credit shall, in addition to the conditions precedent set forth in Article V, be subject to the conditions that (x) such Letter of Credit be in such form and contain such terms as shall be reasonably satisfactory to the Issuing Bank consistent with the then current practices and procedures of such Issuing Bank with respect to similar letters of credit, (y) the issuance of such Letter of Credit shall not violate any written policy of the Issuing Bank, and (z) the Borrower shall have executed and delivered such other instruments and agreements relating to such Letters of Credit as the Issuing Bank shall have reasonably requested consistent with such practices and procedures. Except as otherwise provided therein, all Letters of Credit shall be governed by the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

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(f) Without limiting the generality of the provisions of Section 11.9, the Borrower hereby agrees to indemnify and hold harmless each Issuing Bank, each other Revolving Credit Lender and the Administrative Agent from and against any and all claims and damages, losses, liabilities, and reasonable costs and expenses which such Issuing Bank, such other Revolving Credit Lender or the Administrative Agent may incur (or which may be claimed against such Issuing Bank, such other Revolving Credit Lender or the Administrative Agent) by any Person by reason of or in connection with the issuance or transfer of or payment or failure to pay under any Letter of Credit; provided that the Borrower shall not be required to indemnify an Issuing Bank, any other Revolving Credit Lender or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, (i) caused by the willful misconduct or gross negligence of the party to be indemnified or (ii) caused by the failure of an Issuing Bank to pay under any Letter of Credit after the presentation to it of a request for payment strictly complying with the terms and conditions of such Letter of Credit, unless such payment is prohibited by any law, regulation, court order or decree or failure to pay is permitted under the terms of the Applicable Letter of Credit. The indemnification and hold harmless provisions of this Section 3.2(f) shall survive repayment of the Obligations, occurrence of the Revolving Credit Termination Date, the Facility Termination Date and expiration or termination of this Agreement.

(g) Without limiting the provisions of Section 3.2(f), the obligation of the Borrower to immediately reimburse an Issuing Bank for drawings made under Letters of Credit and each Issuing Bank’s right to receive such payment shall be absolute, unconditional and irrevocable, and such obligations of the Borrower shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit and the related Application and Agreement for any Letter of Credit, under all circumstances whatsoever, including the following circumstances:

(i) any lack of validity or enforceability of the Letter of Credit, the obligation supported by the Letter of Credit or any other agreement or instrument relating thereto (collectively, the “Related LC Documents”);

(ii) any amendment or waiver of or any consent to or departure from all or any of the Related LC Documents;

(iii) the existence of any claim, setoff, defense (other than the defense of payment in accordance with the terms of this Agreement) or other rights which the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Administrative Agent, the Lenders or any other Person, whether in connection with the Loan Documents, the Related LC Documents or any unrelated transaction;

(iv) any breach of contract or other dispute between the Borrower and any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom such beneficiary or any such transferee may be acting), the Administrative Agent, the Lenders or any other Person;

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(v) any draft, statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared to comply with the terms of the Letter of Credit;

(vi) any delay, extension of time, renewal, compromise or other indulgence or modification granted or agreed to by the Administrative Agent, with or without notice to or approval by the Borrower in respect of any of Borrower’s Obligations; or

(vii) any other circumstance or happening whatsoever where the applicable Issuing Bank has acted in good faith, whether or not similar to any of the foregoing;

provided, however, that nothing contained herein shall be deemed to release an Issuing Bank or any other Lender of any liability for actual loss arising as a result of its gross negligence or willful misconduct or out of the wrongful dishonor by an Issuing Bank of a proper demand for payment made under and strictly complying with the terms of any Letter of Credit.

3.3 Governmental Action. No Issuing Bank shall be under any obligation to issue any Letter of Credit if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Letter of Credit any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Bank in good faith deems material to it, unless the Borrower agrees to compensate the Issuing Bank for such restriction, reserve, capital requirement, loss, cost or expense on terms satisfactory to the Issuing Bank.

3.4 Letter of Credit Fee. The Borrower agrees to pay (i) to the Administrative Agent, for the pro rata benefit of the Revolving Credit Lenders based on their Revolving Percentages, a fee on the aggregate amount available to be drawn on each Letter of Credit Outstanding at a rate equal to the Applicable Eurodollar Margin with respect to the Revolving Credit Facility as in effect from time to time, and (ii) to the applicable Issuing Bank, as issuer of each Letter of Credit, an issuance fee in such amount as may be agreed by such Issuing Bank and the Borrower from time to time. Such payments of fees provided for in this Section 3.4 shall be due with respect to each Letter of Credit quarterly in arrears, such payment to be made not later than the third (3rd) Business Day of each April, July, October and January, commencing on the first such date following the issuance of a Letter of Credit under this Agreement. Such fees shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

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3.5 Administrative Fees. The Borrower shall pay to any Issuing Bank such standard administrative fee and other standard fees, if any, in connection with the Letters of Credit in such amounts and at such times as such Issuing Bank and the Borrower shall agree from time to time.

ARTICLE IV

Change in Circumstances

4.1 Increased Cost and Reduced Return.

(a) If after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency:

(i) shall subject such Lender (or its Applicable Lending Office) to any increase in the cost (other than Taxes and Other Taxes as to which Section 4.6 shall govern, and other than the Reserve Requirement utilized in the determination of the Eurodollar Rate or Eurodollar Competitive Rate) of making or maintaining any Eurodollar Loans, any Competitive Bid Loans bearing interest at a Eurodollar Competitive Rate or its obligation to make Eurodollar Loans or Competitive Bid Loans at the Eurodollar Competitive Rate;

(ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment or similar requirement (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate or Eurodollar Competitive Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Revolving Credit Commitment of such Lender hereunder;

(iii) shall impose on such Lender (or its Applicable Lending Office) or on the London interbank market any other condition affecting this Agreement or any of such extensions of credit or liabilities or commitments; or

(iv) shall subject the Administrative Agent or any Lender to any taxes (other than (A) Taxes, (B) Other Taxes and (C) taxes described in Section 4.6(a)(i) through (vi)) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing is to increase the cost to such Lender or the Administrative Agent (or its Applicable Lending Office), by an amount deemed material by such Lender or the

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Administrative Agent, as the case may be, of making, Converting into, Continuing, or maintaining any Loans or to reduce any sum received or receivable by such Lender or the Administrative Agent (or its Applicable Lending Office) under this Agreement in each case with respect to any Eurodollar Rate Loans or any Competitive Bid Loans bearing interest at a Eurodollar Competitive Rate (or in the case of clause (iv), any Loans), then, within ten (10) Business Days of the Borrower’s receipt of a request certifying in reasonable detail calculations of such amount and in reasonable detail, the basis therefor, the Borrower shall pay to such Lender or the Administrative Agent such amount or amounts as will compensate such Lender or the Administrative Agent for such increased cost or reduction; provided, that no Lender shall be entitled to claim any such amount or amounts for such increased cost or reduction incurred more than 135 days prior to the delivery of such request and such amounts shall be no greater than amounts that such Lender charges other borrowers or account parties on loans or letters of credit (as the case may be) similarly situated to the Borrower in connection with substantially similar facilities; provided further that, if the adoption or change of any law, rule or regulation (or change in the interpretation thereof) giving rise to such increased costs or reductions is retroactive, then the 135-day period referred to above shall be extended to include the period of retroactive effect thereof but in no event shall be extended to a total period greater than 180 days; provided finally that, in any such case, the Borrower may, notwithstanding anything to the contrary herein, elect to convert the Eurodollar Loans made by such Lender hereunder to Base Rate Loans by giving the Administrative Agent at least two Business Days’ notice of such election, in which case the Borrower shall promptly pay to such Lender, upon demand, without duplication, amounts theretofore required to be paid to such Lender pursuant to this Section 4.1(a). If any Lender requests compensation by the Borrower under this Section 4.1(a), the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or Continue Loans of the Type with respect to which such compensation is requested, or to Convert Loans of any other Type into Loans of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 4.4 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(b) If after the date hereof any Lender shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive made or issued after the date hereof regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder by an amount deemed material by such Lender and to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then, within ten (10) Business Days of the Borrower’s receipt of a request certifying in reasonable detail calculations of such amount and in reasonable detail, the basis therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction, provided, that no Lender shall be entitled to claim any such amount or amounts for such increased cost incurred more than 135 days prior to the delivery of such request and such amounts shall be no greater than amounts that such Lender charges other borrowers or account parties on loans or letters of credit (as the case may be) similarly situated to the Borrower in connection with substantially similar facilities.

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(c) Each Lender shall promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 4.1 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section 4.1 shall furnish to the Borrower and the Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender shall act reasonably and in good faith and may use any reasonable averaging and attribution methods.

(d) The provisions of this Section 4.1 shall continue in effect notwithstanding the Facility Termination Date.

(e) Notwithstanding anything herein to the contrary, (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a change in law, regardless of the date enacted, adopted, issued or implemented.

4.2 Limitation on Types of Loans. If on or prior to the first day of any Interest Period for any Eurodollar Rate Loan or Competitive Bid Loan bearing interest at a Eurodollar Competitive Rate:

(a) the Administrative Agent reasonably determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate or Eurodollar Competitive Rate, as the case may be, for such Interest Period; or

(b) the Required Lenders determine in good faith (which determination shall be conclusive) and notify the Administrative Agent that the Eurodollar Rate or Eurodollar Competitive Rate, as the case may be, will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Rate Loans or Competitive Bid Loan bearing interest at a Eurodollar Competitive Rate for such Interest Period;

then the Administrative Agent shall give the Borrower prompt notice thereof specifying the relevant Type of Loans and the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Loans of such Type, Continue Loans of such Type, or to Convert Loans of any other Type into Loans of such Type and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected Type, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with the terms of this Agreement.

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4.3 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Rate Loans or Competitive Bid Loans bearing interest at the Eurodollar Competitive Rate hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender’s obligation to make or Continue Eurodollar Rate Loans or Competitive Bid Loans bearing interest at the Eurodollar Competitive Rate and to Convert other Types of Loans into Eurodollar Rate Loans or Competitive Bid Loans bearing interest at the Eurodollar Competitive Rate shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Rate Loans (in which case the provisions of Section 4.4 shall be applicable).

4.4 Treatment of Affected Loans. If the obligation of any Lender to make a Eurodollar Rate Loan or a Competitive Bid Loan bearing interest at a Eurodollar Competitive Rate or to Continue, or to Convert Loans of any other Type into, Loans of a particular Type shall be suspended pursuant to Section 4.1 or 4.3 hereof (Loans of such Type being herein called “Affected Loans” and such Type being herein called the “Affected Type”), such Lender’s Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by Section 4.3 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 4.1 or 4.3 hereof that gave rise to such Conversion no longer exist:

(a) to the extent that such Lender’s Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s Affected Loans shall be applied instead to its Base Rate Loans; and

(b) all Loans that would otherwise be made or Continued by such Lender as Loans of the Affected Type shall be made or Continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 4.1 or 4.3 hereof that gave rise to the Conversion of such Lender’s Affected Loans pursuant to this Section 4.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Loans of the Affected Type and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Revolving Percentages or Term Percentages, as applicable.

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4.5 Compensation. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Eurodollar Rate Loan or Competitive Bid Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan notwithstanding satisfaction of all conditions precedent thereto) to prepay, borrow, Continue (including by reason of any prepayment) or Convert any Eurodollar Rate Loan on the date or in the amount notified by the Borrower;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 4.5, each Lender shall be deemed to have funded each Eurodollar Rate Loan or Competitive Bid Loan made by it at the Interbank Offered Rate used in determining the Eurodollar Rate or Eurodollar Competitive Rate for such Loan by a matching deposit or other borrowing in the applicable offshore Dollar interbank market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

The provisions of this Section 4.5 shall continue in effect notwithstanding the Facility Termination Date.

4.6 Taxes.

(a) Any and all payments by or on behalf of any Loan Party to or for the account of any Lender or the Administrative Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, (i) net income taxes, franchise taxes or branch profits taxes imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document), (ii) in the case of a Lender or the Administrative Agent, respectively, any United States withholding taxes resulting from any law in effect on the date such Lender or Administrative Agent, respectively, becomes a Lender or the Administrative Agent (as applicable), except to the extent that such Lender’s or Administrative Agent’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such taxes pursuant to this

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paragraph, (iii) any taxes arising after the Closing Date solely as a result of or attributable to Lender changing its designated lending office after the date such Lender becomes a party hereto (other than a change pursuant to Section 4.6(f)), (iv) any United States taxes imposed under FATCA, (v) any taxes that are imposed by reason of a Lender’s failure to comply with its obligations under Section 4.6(d) and (vi) backup withholding taxes imposed under Section 3406 of the Code (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as “Taxes”); provided that if any Withholding Agent shall, in its good faith determination, be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or the Administrative Agent, (i) the sum payable by the applicable Loan Party shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.6) such Lender or the Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable Withholding Agent shall make such deductions, (iii) the applicable Withholding Agent shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the applicable Withholding Agent shall furnish to the Administrative Agent, at its address referred to in Section 11.2, the original or a certified copy of a receipt or other reasonably acceptable documentation evidencing payment thereof.

(b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as “Other Taxes”).

(c) The Borrower agrees to indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 4.6) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

(d) Any Lender that is entitled to an exemption from or reduction of any applicable withholding tax with respect to payments hereunder or under any other Loan Document shall, to the extent it is legally entitled to do so, deliver to the Borrower (with a copy to the Administrative Agent), at the time or times reasonably requested by the Borrower or Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding (including any documentation necessary to prevent withholding under FATCA). Without limiting the generality of the foregoing, each Lender (or Assignee) that is not a “United States Person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) (i) two copies of U.S. Internal Revenue Service (“IRS”) Form W-8BEN, Form W-8ECI or Form W-8IMY (together with any applicable underlying IRS forms), or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to

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payments of “portfolio interest”, a statement substantially in the form of Exhibit M and the applicable IRS Form W-8, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on payments under this Agreement and the other Loan Documents or (ii) any other form prescribed by applicable requirements of U.S. federal income tax law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable requirements of law to permit the Borrower and the Administrative Agent to determine the withholding or deduction required to be made. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation) and from time to time thereafter upon the request of the Borrower or the Administrative Agent. In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Lender shall promptly notify the Borrower and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower or Administrative Agent (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this Section, a Lender shall not be required to deliver any form pursuant to this Section that such Lender is not legally able to deliver.

(e) Each Lender shall indemnify the Administrative Agent for the full amount of any taxes, levies, imposts, duties, charges, fees, deductions, withholdings or similar charges imposed by any Governmental Authority that are attributable to such Lender and that are payable or paid by the Administrative Agent, together with all interest, penalties, reasonable costs and expenses arising therefrom or with respect thereto, as determined by the Administrative Agent in good faith. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.

(f) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 4.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the reasonable judgment of such Lender, is not otherwise disadvantageous to such Lender.

(g) Within thirty (30) days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent the original or certified copy of a receipt or other reasonably acceptable documentation evidencing such payment.

(h) The provisions of this Section 4.6 shall continue in effect notwithstanding the Facility Termination Date.

4.7 Replacement Lenders. The Borrower may, in its sole discretion, on ten (10) Business Days’ prior written notice to the Administrative Agent and a Lender, cause a Lender that (a) is or may become entitled to receive any indemnification payment, additional amount or other compensation under this Article IV or that fails to make Loans for the reasons provided in this Article IV or (b) does not consent to any proposed amendment, supplement,

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modification, consent or waiver of any provision of this Agreement or any other Loan Document that requires the consent of each of the Lenders or each of the Lenders affected thereby (so long as the consent of the Required Lenders has been obtained) to (and such Lender shall) assign pursuant to Section 11.1 hereof (with such Lender being deemed to have executed an Assignment and Assumption for the purpose of effecting such assignment), all of its rights and obligations under this Agreement to another Lender, an Affiliate of another Lender or a Person reasonably acceptable to the Administrative Agent and designated by the Borrower which is willing to become a Lender for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender, together with any accrued but unpaid interest on such Loans, any accrued but unpaid fees with respect to such Lender’s Revolving Credit Commitment and any other amounts payable to such Lender under this Agreement; provided, that any expenses or other amounts which would be owing to such Lender pursuant to any indemnification provision hereunder shall be payable by the Borrower to such Lender. The replacement Lender under this Section shall pay the applicable processing fee under Section 11.1. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto.

4.8 Defaulting Revolving Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Revolving Credit Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Revolving Credit Lender is a Defaulting Lender:

(a) commitment fees shall cease to accrue on the Available Revolving Credit Commitment (if any) of such Defaulting Lender pursuant to Section 2.13(a)(ii);

(b) if any Swing Line Outstandings or Letter of Credit Outstandings exist at the time such Lender becomes a Defaulting Lender then:

(i) all or any part of such Swing Line Outstandings and Letter of Credit Outstandings shall be reallocated among the non-Defaulting Revolving Credit Lenders in accordance with their respective Revolving Percentages but only to the extent (x) the sum of all non-Defaulting Revolving Credit Lenders’ Outstanding Revolving Credit Obligations does not exceed the total of all non-Defaulting Revolving Credit Lenders’ Revolving Credit Commitments and (y) the conditions set forth in Section 5.2 are satisfied at such time; and

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Defaulting Lender’s Revolving Percentage of the Swing Line Outstandings (after giving effect to any partial reallocation pursuant to clause (i) above) and (y) second, (1) if a drawing is made under any Letter of Credit, the Borrower shall reimburse the Issuing Bank in accordance with Section 2.4(c)(iv) and (2) if a Letter of Credit is requested by the Borrower in accordance with Section 3.1(a) during any period where there is a Defaulting Lender, the Borrower shall enter

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into an arrangement reasonably satisfactory to the Issuing Bank to cover in whole or in part (which such arrangement may include cash collateralization) the exposure of the Issuing Bank related to the participating interests of such Defaulting Lender in such newly issued Letter of Credit Outstandings (after giving effect to any partial reallocation pursuant to clause (i) above) for so long as such Lender is a Defaulting Lender or until such Lender is replaced pursuant to Section 4.7;

(iii) if and so long as the Borrower cash collateralizes any portion of such Defaulting Lender’s Revolving Percentage of Letter of Credit Outstandings pursuant to Section 4.8(b)(ii), then, in the case of any such Defaulting Lender that is a Revolving Credit Lender, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.4 with respect thereto;

(iv) upon any reallocation described in clause (i) above, the fees payable to the Revolving Credit Lenders pursuant to Sections 2.13(a)(ii) and 3.4 shall be adjusted accordingly; and

(v) if any such Defaulting Lender’s Revolving Percentage of Letter of Credit Outstandings is neither cash collateralized nor reallocated pursuant to Section 4.8(b)(i), then, if such Defaulting Lender is a Revolving Credit Lender, without prejudice to any rights or remedies of the Issuing Banks or any Lender hereunder, all letter of credit fees payable under Section 3.4 with respect to such Defaulting Lender’s Revolving Percentage of Letter of Credit Outstandings shall be payable to the relevant Issuing Bank until such cash collateralization and/or reallocation occurs;

(c) the Swing Line Lender shall not be required to fund any Swing Line Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is reasonably satisfied that the related exposure will be covered in whole or in part by the Revolving Credit Commitments of the non-Defaulting Revolving Credit Lenders and/or cash collateral or other arrangements will be provided by the Borrower in accordance with Section 4.8(b)(ii), and participating interests in any such newly issued or increased Letter of Credit or newly made Swing Line Loan shall be (i) allocated among non-Defaulting Revolving Credit Lenders and/or (ii) covered by arrangements made by the Borrower pursuant to Section 4.8(b)(ii) in a manner consistent with Section 4.8(b)(i) and (ii) (and any such Defaulting Lenders shall not participate therein); and

(d) in the case of any Defaulting Lender that is a Revolving Credit Lender, any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 11.3 but excluding Section 4.7) shall, in lieu of being distributed to such Defaulting Lender and without duplication, be retained by the Administrative Agent in a segregated interest-bearing account reasonably satisfactory to the Administrative Agent and the Borrower and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the

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payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to the Issuing Banks or Swing Line Lender hereunder, (iii) third, if so determined by the Administrative Agent or requested by an Issuing Bank or Swing Line Lender, held in such account as cash collateral for existing or (unless such Defaulting Lender has no remaining unutilized Revolving Credit Commitment) future funding obligations of the Defaulting Lender in respect of any existing or (unless such Defaulting Lender has no remaining unutilized Revolving Credit Commitment) future Participation in any Swing Line Loan or Letter of Credit, (iv) fourth, to the funding of any Revolving Credit Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (v) fifth, if so determined by the Administrative Agent and the Borrower, unless such Defaulting Lender has no remaining unutilized Revolving Credit Commitment, held in such account as cash collateral for future funding obligations of the Defaulting Lender in respect of any Revolving Credit Loans under this Agreement, (vi) sixth, to the payment of any amounts owing to any Issuing Bank or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by such Issuing Bank or Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, (vii) seventh, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and (viii) eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction, provided, that, with respect to this clause (viii), if such payment is (x) a prepayment of the principal amount of any Revolving Credit Loans or Reimbursement Obligations as to which a Defaulting Lender has funded its Participation and (y) made at a time when the conditions set forth in Section 5.2 are satisfied, such payment shall be applied solely to prepay the Revolving Credit Loans of, and Reimbursement Obligations owed to, all non-Defaulting Revolving Credit Lenders pro rata prior to being applied to the prepayment of any Revolving Credit Loans of, or Reimbursement Obligations owed to, any Defaulting Lender.

(e) Upon not less than three Business Days’ prior notice to such Defaulting Lender and the Administrative Agent (which the Administrative Agent will promptly provide to the Lenders, the Issuing Banks and the Swing Line Lender), the Borrower shall have the right to terminate the then unutilized Revolving Credit Commitment of such Defaulting Lender, after taking into account the portion of such Revolving Credit Commitment, if any, which theretofore has been, or substantially contemporaneous therewith is being, assigned pursuant to Section 4.7. In the event of any such termination, future extensions of credit under the Revolving Credit Facility shall be allocated to the non-Defaulting Revolving Credit Lenders in a manner that disregards the existence of any remaining Revolving Credit Commitment of such Defaulting Lender.

In the event that the Administrative Agent, the Borrower, each Issuing Bank and the Swing Line Lender each agrees that any such Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then (i) the Swing Line Outstandings and Letter of Credit Outstandings of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Credit Commitment and on such date such Lender shall purchase at par such of the Revolving Credit Loans of the other Lenders (other than Swing Line Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such

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Loans in accordance with its Revolving Percentage and (ii) any arrangements made by the Borrower pursuant to Section 4.8(b)(ii) shall be terminated and any cash collateral or arrangement provided by the Borrower in accordance thereto will be terminated or promptly returned to the Borrower, as applicable.

The provisions of this Agreement relating to funding, payment and other matters with respect to the Revolving Facility may be adjusted by the Administrative Agent, with the consent of the Borrower (such consent not to be unreasonably withheld), to the extent necessary to give effect to the provisions of this Section 4.8. The provisions of this Section 4.8 may not be amended, supplemented or modified without, in addition to consents required by Section 11.6, the prior written consent of the Administrative Agent, the Swing Line Lender, the Issuing Banks and the Borrower.

ARTICLE V

Conditions to Making Loans and Issuing Letters of Credit

5.1 Conditions to the Initial Advance. The obligation of the Lenders to make the initial Advance under the Revolving Credit Facility and the Term Facility, and of the Issuing Banks to issue Letters of Credit (if any) on the Closing Date, is subject to the conditions precedent that the Administrative Agent shall have received on the Closing Date, in form and substance satisfactory to the Administrative Agent, the following:

(a) executed copies of each of this Agreement, the initial Facility Guaranties and the other Loan Documents, together with all schedules and exhibits thereto;

(b) the favorable written opinion or opinions with respect to the Loan Documents and the transactions contemplated thereby of (A) in-house counsel to the Borrower and (B) Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Borrower and Guarantors, in each case dated the Closing Date, addressed to the Administrative Agent and the Lenders and reasonably satisfactory to the Administrative Agent;

(c) resolutions of the boards of directors or other appropriate governing body (or of the appropriate committee thereof) of the Borrower and each Guarantor certified by its secretary or assistant secretary as of the Closing Date, approving and adopting the Loan Documents to be executed by such Person, and authorizing the execution and delivery thereof;

(d) specimen signatures of officers or other appropriate representatives executing the Loan Documents on behalf of the Borrower and each Guarantor, certified by the secretary or assistant secretary of such Borrower or Guarantor;

(e) any changes to the Organizational Documents of the Borrower and each Guarantor since April 14, 2010, certified as true and correct by its secretary or assistant secretary;

(f) any changes to the Operating Documents of the Borrower and each Guarantor since April 14, 2010, certified as of the Closing Date as true and correct by its secretary or assistant secretary;

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(g) certificates issued as of a recent date by the Secretaries of State (or other appropriate office) of the respective jurisdictions of formation of the Borrower and each Guarantor (other than Certificates of Account Status for each of the Guarantors listed on Schedule 7.19 from the Texas Comptroller of Public Accounts) as to the due existence and good standing of such Person;

(h) notice of appointment of the initial Authorized Representative(s);

(i) an initial Borrowing Notice, if any, and, if elected by the Borrower, Interest Rate Selection Notice;

(j) evidence that all fees, that have accrued from and after October 27, 2011, payable by the Borrower on the Closing Date to the Administrative Agent, J.P. Morgan Securities LLC and the Lenders have been paid in full, including the fees and expenses of counsel for the Administrative Agent to the extent invoiced prior to or on the Closing Date and including reasonably detailed documentation (which may include amounts constituting reasonable estimates (including reasonable details thereof) of such fees and expenses incurred or to be incurred in connection with the transaction; provided that no such estimate shall thereafter preclude the final settling of accounts as to such fees and expenses); and

(k) evidence of payment in full of all obligations arising under the 2005 Loan Document and termination thereof (with any advance notice of such termination being waived by the Lenders party hereto).

5.2 Conditions of Loans. The obligations of the Lenders to make any Loans, and of the Issuing Banks to issue Letters of Credit, hereunder on or subsequent to the Closing Date are subject to the satisfaction of the following conditions:

(a) the Administrative Agent shall have received a Borrowing Notice if required by Article II;

(b) the representations and warranties of the Borrower and Guarantors set forth in Article VI and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance or issuance of such Letters of Credit with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date and except that the financial statements referred to in Section 6.1(e)(i) shall be deemed (solely for the purpose of the representation and warranty contained in such Section 6.1(e)(i) but not for the purpose of any cross reference to such Section 6.1(e)(i) or to the financial statements described therein contained in any other provision of Section 6.1(e) or elsewhere in Article VI) to be those financial statements most recently delivered to the Administrative Agent and the Lenders pursuant to Section 7.1;

(c) in the case of the issuance of a Letter of Credit, the Borrower shall have executed and delivered to the applicable Issuing Bank an Application and Agreement for Letter of Credit in form and content acceptable to such applicable Issuing Bank together with such other instruments and documents as it shall request;

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(d) immediately after giving effect to a Swing Line Loan, the aggregate Swing Line Outstandings shall not exceed $25,000,000;

(e) at the time of (and after giving effect to) each Advance, Swing Line Loan or issuance of each Letter of Credit, no Default or Event of Default shall have occurred and be continuing; and

(f) immediately after giving effect to:

(i) a Loan or Letter of Credit, the aggregate principal balance of all outstanding Loans (other than Term Loans) and Participations for each Lender shall not exceed, respectively, such Lender’s Revolving Credit Commitment or Letter of Credit Commitment; and

(ii) a Loan or Letter of Credit, the Outstanding Revolving Credit Obligations shall not exceed the Total Revolving Credit Commitment.

5.3 Supplements to Schedules. The Borrower may, from time to time, amend or supplement the Schedules, other than Schedules 1.1(a), 1.1(b) and 8.3 to this Agreement by delivering (effective upon receipt) to the Administrative Agent and each Lender a copy of such revised Schedule or Schedules which shall (i) be dated the date of delivery, (ii) be certified by an Authorized Representative as true, complete and correct as of such date and as delivered in replacement for the corresponding Schedule or Schedules previously in effect, and (iii) show in reasonable detail (by blacklining or other appropriate graphic means) the changes from each such corresponding predecessor Schedule. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, in the event that the Required Lenders determine based upon such revised Schedule (whether individually or in the aggregate or cumulatively) that there has been a material adverse change since the Closing Date which could reasonably be expected to have a Material Adverse Effect, the Lenders shall have no further obligation to fund additional Advances hereunder.

ARTICLE VI

Representations and Warranties

6.1 Representations and Warranties. The Borrower represents and warrants with respect to itself and to its Subsidiaries (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of Loans and issuance of Letters of Credit), that:

(a) Organization and Authority.

(i) the Borrower and each Subsidiary is a corporation, limited liability company or partnership duly organized and validly existing under the laws of the jurisdiction of its incorporation or creation;

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(ii) the Borrower and each Subsidiary (x) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, and (y) is qualified to do business in every jurisdiction in which failure so to qualify would have a Material Adverse Effect;

(iii) the Borrower has the power and authority to execute, deliver and perform this Agreement, and to borrow hereunder, and to execute, deliver and perform each of the other Loan Documents to which it is a party;

(iv) each Guarantor has the power and authority to execute, deliver and perform the Facility Guaranty and each of the other Loan Documents to which it is a party; and

(v) when executed and delivered, each of the Loan Documents to which the Borrower or any Guarantor is a party will be the legal, valid and binding obligation or agreement of the Borrower or such Guarantor, as the case may be, enforceable against the Borrower or such Guarantor in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors’ rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity).

(b) Loan Documents. The execution, delivery and performance by the Borrower and each Guarantor of each of the Loan Documents to which such Person is a party:

(i) have been duly authorized by all Organizational Action of the Borrower or such Guarantor, as the case may be, required for the lawful execution, delivery and performance thereof;

(ii) do not violate any provisions of (1) any applicable law, rule or regulation, (2) any judgment, writ, order, determination, decree or arbitral award of any Governmental Authority or arbitral authority binding on the Borrower or such Guarantor or its properties, or (3) the Organizational Documents or Operating Documents of the Borrower or such Guarantor;

(iii) do not and will not be in conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time, or both, would constitute an event of default, under any material indenture, agreement or other instrument to which the Borrower is a party, or by which the properties or assets of the Borrower is bound; and

(iv) do not and will not result in the creation or imposition of any Lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower.

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(c) Subsidiaries and Stockholders. As of the date hereof, the Borrower has no Subsidiaries other than those Persons listed as Subsidiaries on Schedule 6.1(c) hereto; Schedule 6.1(c) to this Agreement states as of the Date hereof the capitalization of each Subsidiary listed thereon, the number of shares or other equity interests of each class of capital stock or interest issued and outstanding of each such Subsidiary and the number and/or percentage of outstanding shares or other equity interest (including options, warrants and other rights to acquire any interest) of each such class of capital stock or equity interest owned by the Borrower or by any such Subsidiary, whether such Subsidiary is an Eligible Special Purpose Entity or a Subsidiary engaged solely in the insurance business or otherwise; as of the Date hereof, the outstanding shares or other equity interests of each such Subsidiary which is a corporation have been duly authorized and validly issued and are fully paid and nonassessable; and, as of the Date hereof, the Borrower and each such Subsidiary owns beneficially and of record all the shares and other interests it is listed as owning in Schedule 6.1(c), free and clear of any Lien other than the Liens permitted under Section 8.3.

(d) Ownership Interests. As of the Date hereof, the Borrower owns no interest in any Person having an aggregate book value of $1,000,000 or more other than the Persons listed in Schedule 6.1(c) hereto.

(e) Financial Condition.

(i) The Borrower has heretofor furnished to each Lender an audited consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2010, and the notes thereto and the related consolidated statements of operations, cash flows, and changes in stockholders’ equity and the notes thereto for the Fiscal Year then ended as examined and certified by KPMG LLP. Except as set forth therein (including, in the case of such audited balance sheet, the notes thereto), such financial statements (including, in the case of such audited balance sheet, the notes thereto) present fairly the financial condition of the Borrower and its Subsidiaries as of the end of such Fiscal Year and such interim period and results of their operations and the changes in their stockholders’ equity for the Fiscal Year and interim period then ended, all in conformity with GAAP applied on a Consistent Basis (except for, with respect to interim financial statements, normal year-end adjustments); and

(ii) since the later of (i) December 31, 2010 or (ii) the date of the audited financial statements most recently delivered pursuant to Section 7.1(a) hereof, there has been no material adverse change in the condition, financial or otherwise, of the Borrower and its Subsidiaries or in the businesses, properties and operations of the Borrower and its Subsidiaries, considered as a whole.

(f) Taxes. The Borrower and its Subsidiaries have filed or caused to be filed all federal, state, local and foreign tax returns which are required to be filed by them and except for taxes and assessments being contested in good faith and against which reserves satisfactory to the Borrower’s independent certified public accountants have been established, and have paid or caused to be paid all taxes as shown on said returns or on any assessment

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received by them, to the extent that such taxes have become due except, with respect to any of the foregoing, where any failure to do so could not reasonably be expected to have a Material Adverse Effect.

(g) Litigation. Except as set forth in Schedule 6.1(g) attached hereto, there is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body pending, or, to the knowledge of the Borrower, threatened by or against the Borrower or any Subsidiary or affecting the Borrower or any Subsidiary or any properties or rights of the Borrower or any Subsidiary, which could reasonably be expected to have a Material Adverse Effect.

(h) Margin Stock. No part of the proceeds of any Loan will be used in violation of Regulation U, as amended (12 C.F.R. Part 221), of the Board; and the Borrower and each of the Subsidiaries will comply with Regulation U at all times. The proceeds of the borrowings made pursuant to Article II hereof will be used by the Borrower and its Subsidiaries only for the purposes set forth in Section 2.16 hereof.

(i) Investment Company. Neither the Borrower nor any Subsidiary is an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. § 80a-1, et seq.).

(j) No Untrue Statement. Neither this Agreement nor any other Loan Document or certificate or document executed and delivered by or on behalf of the Borrower or any Subsidiary in accordance with or pursuant to any Loan Document, nor any statement, representation or warranty provided to the Administrative Agent in writing in connection with the negotiation or preparation of the Loan Documents through the Closing Date, taken as a whole contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such representation or statement contained herein or therein not misleading in any material respect.

(k) No Consents, Etc. Neither the respective businesses or properties of the Borrower or any Subsidiary, nor any relationship between the Borrower or any Subsidiary and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby is such as to require a material consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or other authority or any other Person on the part of the Borrower or any Subsidiary as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by, this Agreement or the other Loan Documents or if so, such material consent, approval, authorization, filing, registration or qualification has been obtained or effected, as the case may be and is in full force and effect. As of the Closing Date, and subject to Section 11.17, the Borrower and its Subsidiaries have obtained the consent of the Manufacturers set forth on Schedule 6.1(k) to the Borrower’s or such Subsidiary’s execution, delivery and performance of the Loan Documents.

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(l) Employee Benefit Plans.

(i) The Borrower and each ERISA Affiliate is in material compliance with all applicable provisions of ERISA, the Code, and all Foreign Benefit Laws, and the regulations and published interpretations thereunder, with respect to all Employee Benefit Plans except for the making of any required amendments thereto for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined to be, or the Borrower or its applicable Subsidiary or ERISA Affiliate is in the process of obtaining a determination by the Internal Revenue Service that such Employee Benefit Plan is, so qualified, and each trust related to each such plan has been determined to be exempt under Section 501(a) of the Code. Each Employee Benefit Plan subject to any Foreign Benefit Law has received the required approvals by any Governmental Authority regulating such Employee Benefit Plan or the Borrower or its applicable Subsidiary or ERISA Affiliate is in the process of obtaining such determination or approvals. No material liability has been incurred by the Borrower or any ERISA Affiliate for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan which remains unsatisfied;

(ii) Neither the Borrower nor any ERISA Affiliate has (a) engaged in a nonexempt prohibited transaction described in Section 4975 of the Code or Section 406 of ERISA affecting any of the Employee Benefit Plans or the trusts created thereunder which could subject it to a material tax or penalty on prohibited transactions imposed under Code Section 4975 or Section 502(i) of ERISA, (b) failed to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA with respect to any Employee Benefit Plan, whether or not waived, or incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no such premium payments which are due and unpaid, (c) failed to make a material required contribution or payment to a Multiemployer Plan, (d) failed to make a required installment or other required payment under Section 430(j) of the Code, Section 303(j) of ERISA or the terms of such Employee Benefit Plan, or (e) failed to make any required contribution or payment, required by any Foreign Benefit Law with respect to any Employee Benefit Plan or otherwise failed to operate in compliance with any Foreign Benefit Law regulating any Employee Benefit Plan;

(iii) No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan or Multiemployer Plan, and neither the Borrower nor any ERISA Affiliate has incurred any unpaid withdrawal liability with respect to any Multiemployer Plan;

(iv) Except as provided in Schedule 6.1(l), the present value of all vested accrued benefits under each Employee Benefit Plan which is subject to Title IV of ERISA, or the funding of which is regulated by any Foreign Benefit Law did not, as of the most recent valuation date for each such plan, exceed the then current value of the assets of such Employee Benefit Plan

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allocable to such benefits (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 158 or applicable non-US financial accounting standards);

(v) To the best of the Borrower’s knowledge, (A) each Employee Benefit Plan which is subject to Title IV of ERISA or the funding of which is regulated by any Foreign Benefit Law, maintained by the Borrower or any ERISA Affiliate, has been administered in accordance with its terms in all material respects and is in compliance in all material respects with all applicable requirements of ERISA, applicable Foreign Benefit Law and other applicable laws, regulations and rules, (B) there has been no determination that any Pension Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA) and (C) neither the Borrower nor any ERISA Affiliate has received any notice of a determination that any Multiemployer Plan is, or is expected to be in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA);

(vi) Assuming that none of the Lenders is, is acting on behalf of, or is an entity the assets of which constitute the assets of, an “employee benefit plan” (as defined in Section 3(3) of ERISA) or a “plan” (as defined in Section 4975 of the Code) with respect to which the Borrower is a “party in interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975 of the Code), the consummation of the Loans and the issuance of the Letters of Credit provided for herein will not involve any “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code which is not subject to a statutory or administrative exemption; and

(vii) No material proceeding, claim, lawsuit and/or investigation exists or, to the best knowledge of the Borrower after due inquiry, is threatened concerning or involving any Employee Benefit Plan.

(m) No Default. There does not exist any Default or Event of Default.

(n) Environmental Laws. Except as listed on Schedule 6.1(n) and except as would not have a Material Adverse Effect, the Borrower and each Subsidiary is in compliance with all applicable Environmental Laws and has been issued and currently maintains all required federal, state and local permits, licenses, certificates and approvals. Except as listed on Schedule 6.1(n) and except as would not have a Material Adverse Effect, neither the Borrower nor any Subsidiary has been notified of any pending or threatened action, suit, proceeding or investigation, and neither the Borrower nor any Subsidiary is aware of any facts, which (a) calls into question, or could reasonably be expected to call into question, compliance by the Borrower or any Subsidiary with any Environmental Laws, (b) seeks, or could reasonably be expected to form the basis of a meritorious proceeding, to suspend, revoke or terminate any license, permit or approval necessary for the operation of the Borrower’s or any Subsidiary’s business or facilities or for the generation, handling, storage, treatment or disposal of any Hazardous Materials, or (c) seeks to cause, or could reasonably be expected to form the basis of a meritorious proceeding to cause, any property of the Borrower or any Subsidiary to be subject to any restrictions on ownership, use, occupancy or transferability under any Environmental Law.

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ARTICLE VII

Affirmative Covenants

Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and where applicable will cause each Subsidiary to:

7.1 Financial Reports, Etc.

(a) as soon as practical and in any event within 90 days after the end of each Fiscal Year of the Borrower, deliver or cause to be delivered to the Administrative Agent and each Lender (i) the consolidated balance sheets of the Borrower and its Subsidiaries, with the notes thereto, the related consolidated statements of operations, cash flows, and shareholders’ equity and the respective notes thereto for such Fiscal Year, setting forth comparative financial statements for the preceding Fiscal Year, all prepared in accordance with GAAP applied on a Consistent Basis and containing opinions of KPMG LLP, or other such independent certified public accountants selected by the Borrower and approved by the Administrative Agent (such approval not to be unreasonably withheld), which are unqualified as to the scope of the audit performed and as to the “going concern” status of the Borrower; and (ii) a Compliance Certificate of an Authorized Representative as to the existence of any Default or Event of Default and demonstrating compliance with Section 8.1 of this Agreement;

(b) as soon as practical and in any event within 55 days after the end of each quarterly period (except the last reporting period of the Fiscal Year), deliver to the Administrative Agent and each Lender (i) the consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such reporting period, the related consolidated statements of operations, cash flows, and shareholders’ equity for such reporting period and for the period from the beginning of the Fiscal Year through the end of such reporting period, accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly the financial position of the Borrower and its Subsidiaries as of the end of such reporting period and the results of their operations and the changes in their financial position for such reporting period, in conformity with the standards set forth in Section 6.1(e)(i) with respect to interim financials, and (ii) a Compliance Certificate of an Authorized Representative as to the existence of any Default or Event of Default and containing computations for such quarter comparable to that required pursuant to Section 7.1(a)(ii);

(c) with respect to any financial statements required by Section 7.1(a)(i), either

(i) include a footnote in such financial statements stating that, as at the end of the Fiscal Year covered by such financial statements, the Borrower was in compliance with all financial covenants set forth in this Agreement, or if the Borrower was in default under any such financial covenant, describing such default, and specifying the nature and period of existence thereof; or

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(ii) deliver to the Administrative Agent and each Lender (together with the delivery of such financial statements) a letter from the Borrower’s accountants specified in Section 7.1(a)(i) stating that in performing the audit necessary to render an opinion on the financial statements delivered under Section 7.1(a)(i), they obtained no knowledge of any default by the Borrower in complying with the financial covenants set forth in this Agreement; or if the accountants have obtained knowledge of such default, a statement specifying the nature and period of existence thereof;

(d) promptly upon their becoming available to the Borrower, the Borrower shall deliver to the Administrative Agent and each Lender a copy of (i) all regular or special reports or effective registration statements which the Borrower or any Subsidiary shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) any proxy statement distributed by the Borrower to its shareholders, bondholders or the financial community in general, and (iii) any management letter or other report submitted to the Borrower or any of its Subsidiaries by independent accountants in connection with any annual, interim or special audit of the Borrower or any of its Subsidiaries;

(e) promptly upon an Executive Officer obtaining actual knowledge thereof, deliver to the Administrative Agent notice of any announcement by any Rating Agency of any change in any Rating or other announcement as to the Borrower; and

(f) promptly, from time to time, deliver or cause to be delivered to the Administrative Agent and each Lender such other information regarding Borrower’s and any Subsidiary’s operations, business affairs and financial condition as the Administrative Agent or such Lender may reasonably request.

The Administrative Agent and the Lenders are hereby authorized to deliver a copy of any such financial or other information delivered hereunder to the Lenders (or any Affiliate of any Lender) or to the Administrative Agent, to any Governmental Authority having jurisdiction over the Administrative Agent or any of the Lenders pursuant to any written request therefor or in the ordinary course of examination of loan files, or to any other Person who shall acquire or consider the assignment of, or acquisition of any participation interest in, any Obligation permitted by this Agreement, subject to Section 11.15.

Financial statements required to be delivered by the Borrower pursuant to clauses (a)(i) and (b)(i) of this Section 7.1 shall be deemed to have been delivered on the date on which the Borrower causes such financial statements, or reports containing such financial statements, to be posted on the Internet at www.sec.gov or at such other website identified by the Borrower in a notice to the Administrative Agent and the Lenders and that is accessible by the Lenders without charge.

7.2 Maintain Properties. Maintain all properties necessary to its operations in good working order and condition (ordinary wear and tear excepted), make all needed repairs,

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replacements and renewals to such properties, and maintain free from Liens (other than Liens permitted by Section 8.3) all trademarks, trade names, patents, copyrights, trade secrets, know-how, and other intellectual property and proprietary information (or adequate licenses thereto), in each case as are reasonably necessary to conduct its business as currently conducted or as contemplated hereby, all in accordance with prudent business practices.

7.3 Existence, Qualification, Etc. Do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and franchises, trade names, trademarks and permits, except to the extent conveyed or permitted in connection with a transaction permitted under Section 8.4 hereof, and maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except, with respect to any of the foregoing, where any failure to do so could not reasonably be expected to have a Material Adverse Effect.

7.4 Regulations and Taxes. Comply in all material respects with all statutes and governmental regulations and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, might become a Lien against any of its properties except liabilities being contested in good faith and against which adequate reserves have been established and except, with respect to any of the foregoing, where any failure to do so could not reasonably be expected to have a Material Adverse Effect.

7.5 Insurance. (i) Keep all of its insurable properties adequately insured at all times with responsible insurance carriers or self-insured against loss or damage by fire and other hazards as are customarily insured against by similar businesses owning such properties similarly situated, (ii) maintain general public liability insurance at all times with responsible insurance carriers or self-insured against liability on account of damage to persons and property having such limits, deductibles, exclusions and co-insurance and other provisions providing coverage similar to that specified in Schedule 7.5 attached hereto, such insurance policies to be in form reasonably satisfactory to the Administrative Agent, and (iii) maintain insurance under all applicable workers’ compensation laws (or in the alternative, maintain required reserves if self-insured for workers’ compensation purposes).

7.6 True Books. Keep true books of record and account in which full, true and correct entries will be made of all of its dealings and transactions in accordance with customary business practices, and set up on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements.

7.7 Right of Inspection. Permit any Person designated by any Lender or the Administrative Agent at the Lender’s or Administrative Agent’s expense, as the case may be, to visit and inspect any of the properties, corporate books and financial reports of the Borrower and its Subsidiaries, and to discuss their respective affairs, finances and accounts with their principal officers and independent certified public accountants, all at reasonable times, at reasonable intervals and with reasonable prior notice.

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7.8 Observe all Laws. Conform to and duly observe in all material respects all laws, rules and regulations and all other valid requirements of any Governmental Authority (including Environmental Laws) with respect to the conduct of its business the non-compliance with which could reasonably be expected to have a Material Adverse Effect.

7.9 Governmental Licenses. Obtain and maintain all licenses, permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and as contemplated by the Loan Documents, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

7.10 Covenants Extending to Subsidiaries. Cause each of its Subsidiaries to do with respect to itself, its business and its assets, each of the things required of the Borrower in Sections 7.2 through 7.9, inclusive to the extent the failure to do so could reasonably be expected to have a Material Adverse Effect.

7.11 Officer’s Knowledge of Default. Upon any Executive Officer of the Borrower obtaining knowledge of any Default or Event of Default hereunder or under any other obligation of the Borrower or any Subsidiary to any Lender, or any event, development or occurrence which could reasonably be expected to have a Material Adverse Effect, cause such officer or an Authorized Representative to promptly notify the Administrative Agent of the nature thereof, the period of existence thereof, and what action the Borrower or any Subsidiary proposes to take with respect thereto.

7.12 Suits or Other Proceedings. Upon any Executive Officer of the Borrower obtaining knowledge of any litigation or other proceedings being instituted against the Borrower or any Subsidiary, or any attachment, levy, execution or other process being instituted against any assets of the Borrower or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect, promptly deliver to the Administrative Agent written notice thereof stating the nature and status of such litigation, dispute, proceeding, levy, execution or other process.

7.13 Notice of Discharge of Hazardous Material or Environmental Complaint. Promptly provide to the Administrative Agent true, accurate and complete copies of any and all notices, complaints, orders, directives, claims, or citations received by the Borrower or any Subsidiary relating to any (a) violation or alleged violation by the Borrower or any Subsidiary of any applicable Environmental Laws or OSHA; (b) release or threatened release by the Borrower or any Subsidiary of any Hazardous Material, except where occurring legally; or (c) liability or alleged liability of the Borrower or any Subsidiary for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials, which violation, alleged violation, release, threatened release, actual liability or threatened liability described in clause (a), (b) or (c) could reasonably be expected to result in a Material Adverse Effect.

7.14 Environmental Compliance. If the Borrower or any Subsidiary shall receive notice from any Governmental Authority that the Borrower or any Subsidiary has violated any applicable Environmental Laws in any respect that could reasonably be expected to result in a Material Adverse Effect, the Borrower shall promptly (and in any event within the time period permitted by the applicable Governmental Authority) remove or remedy, or the Borrower shall cause the applicable Subsidiary to remove or remedy, such violation.

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7.15 Employee Benefit Plans.

(a) With reasonable promptness, and in any event within thirty (30) days thereof, give notice to the Administrative Agent of (i) the establishment of any new Pension Plan (which notice shall include a copy of such plan), (ii) the commencement of contributions to any funded Employee Benefit Plan to which the Borrower or any of its ERISA Affiliates was not previously contributing, (iii) any amendment materially increasing the benefits under, or any material increase in the unfunded liability of, any existing funded Employee Benefit Plan, (iv) each funding waiver request filed pursuant to Section 412(c) of the Code or Section 302(c) of ERISA with respect to any Pension Plan and all communications received or sent by the Borrower or any ERISA Affiliate with respect to such request and (v) the failure of the Borrower or any ERISA Affiliate to make a required installment or payment under Section 303(j) of ERISA or Section 430(j) of the Code (in the case of Employee Benefit Plans regulated by the Code or ERISA) or under any Foreign Benefit Law (in the case of Employee Benefit Plans regulated by any Foreign Benefit Law) or a required contribution to a Multiemployer Plan by its due date;

(b) Promptly and in any event within fifteen (15) days of becoming aware of the occurrence or forthcoming occurrence of any (a) Termination Event, (b) nonexempt “prohibited transaction,” as such term is defined in Section 406 of ERISA or Section 4975 of the Code with respect to any Employee Benefit Plan or related trust, (c) determination that any Pension Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA), or (d) determination that any Multiemployer Plan is, or is expected to be, in “endangered” or critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA), deliver to the Administrative Agent a notice specifying the nature thereof, what action the Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

(c) With reasonable promptness but in any event within fifteen (15) days for purposes of clauses (i), (ii) and (iii) hereof, deliver to the Administrative Agent copies of (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code, (ii) all notices received by the Borrower or any ERISA Affiliate of the PBGC’s or any Governmental Authority’s intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) each Schedule SB (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower or any ERISA Affiliate with the Internal Revenue Service with respect to each Pension Plan and (iv) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA. The Borrower will notify the Administrative Agent in writing within five (5) Business Days of the Borrower or any ERISA Affiliate obtaining knowledge or reason to know that the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA; and

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(d) Promptly following receipt thereof, copies of any documents described in Sections 101(k) or 101(l) of ERISA that Borrower or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided, that if Borrower or any ERISA Affiliate has not requested such documents or notices from the administrator of sponsor of the applicable Multiemployer Plan, then, upon reasonable request of the Administrative Agent, the Borrower or ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor and the Borrower shall provide copies of such documents and notices to the Administrative Agent promptly after receipt thereof; and further provided, that the rights granted to the Administrative Agent in this Section shall be exercised not more than once during a 12-month period with respect to any Multiemployer Plan.

7.16 Continued Operations. Continue at all times (i) to conduct its business and engage principally in the same or complementary line or lines of business substantially as heretofore conducted (subject to the right to make Permitted Acquisitions) and (ii) preserve, protect and maintain free from Liens (other than Liens permitted under Section 8.3 hereof) its material patents, copyrights, licenses, trademarks, trademark rights, trade names, trade name rights, trade secrets and know-how necessary or reasonably required in the conduct of its operations.

7.17 Use of Proceeds. Use the proceeds of the Loans solely for the purposes specified in Section 2.16 hereof.

7.18 New Subsidiaries. Cause to be delivered to the Administrative Agent each of the following (by the earlier of (I) the date that any Subsidiary guarantees any obligations under the Senior Notes or the Senior Note Indenture and (II) the date that is thirty (30) days after the acquisition or creation of any Subsidiary other than an Excluded Subsidiary):

(a) a Facility Guaranty executed by such Subsidiary substantially in the form of Exhibit J;

(b) an opinion of counsel to the Subsidiary dated as of the date of delivery of the Facility Guaranty provided for in this Section 7.18 and addressed to the Administrative Agent and the Lenders, in form and substance reasonably acceptable to the Administrative Agent (which opinion shall include opinions regarding such Subsidiary and Facility Guaranty substantially similar to the opinions of counsel delivered pursuant to Section 5.1(b), and which opinion may include assumptions and qualifications of similar effect to those contained in the opinions of counsel delivered pursuant to Section 5.1(b)); and

(c) current copies of the Organizational Documents and Operating Documents of such Subsidiary, minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, partners, or appropriate committees thereof (and, if required by such Organizational Documents, Operating Documents or applicable law, of the shareholders, members or partners) of such Subsidiary authorizing the actions and the execution and delivery of documents described in this Section 7.18.

7.19 Good Standings. Promptly after becoming available but in no event later than January 16, 2012 (or such longer period as may be agreed to by the Administrative Agent),

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the Borrower shall deliver a Certificate of Account Status for each of the Guarantors listed on Schedule 7.19 from the Texas Comptroller of Public Accounts as to the good standing of such Guarantor.

ARTICLE VIII

Negative Covenants

Until the Facility Termination Date unless the Required Lenders shall otherwise consent in writing, the Borrower will not, nor will it permit any Subsidiary to:

8.1 Financial Covenants.

(a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any Four-Quarter Period to be greater than 3.75 to 1.00.

(b) Consolidated Total Capitalization. Permit at any time the Consolidated Capitalization Ratio to be greater than 0.65 to 1.00.

8.2 Indebtedness. Incur, create or assume any Funded Indebtedness (other than Permitted Indebtedness) unless, after giving pro forma effect thereto, the Borrower shall be in compliance with Section 8.1 (with Consolidated EBITDA, for such purpose, being calculated in respect of the most recent period of four consecutive fiscal quarters for which financial statements are available).

8.3 Liens. Incur, create or permit to exist any Lien of any nature whatsoever with respect to any property or assets now owned or hereafter acquired by the Borrower or any of its Subsidiaries, other than

(i) Liens existing as of the date hereof and as set forth in Schedule 8.3 attached hereto;

(ii) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or payable, Liens for judgments or levies, in each case which are being contested in good faith by appropriate proceedings diligently pursued and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

(iii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, laborers, employees or suppliers and other Liens imposed by law or created in the ordinary course of business and in existence less than 120 days from the date of creation thereof for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

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(iv) Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers’ compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), self insurance general liability insurance programs, public or statutory obligations, surety and appeal bonds posted in the ordinary course of business, letters of credit issued in the ordinary course of business and other similar obligations or arising as a result of progress payments under government contracts;

(v) easements (including, without limitation, reciprocal easement agreements and utility agreements), licenses, rights of others for rights-of-way, utilities, sewers, electric lines, telephone or telegraph lines and similar purposes, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of the Borrower or any Subsidiary and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrower or any Subsidiary;

(vi) Liens on real property and improvements securing (A) Mortgage Facilities of the Borrower or any Guarantor in an aggregate principal amount not to exceed $500,000,000 at any time outstanding and (B) Rate Hedging Obligations related to such Mortgage Facilities (which Rate Hedging Obligations are owed to any of the respective lenders under such Mortgage Facilities and secured by the same assets as such Mortgage Facilities), provided that the amount of Indebtedness under any Mortgage Facility does not exceed eighty-five percent (85%) of the fair market value of the real property and improvements securing such Indebtedness as of the date such Liens are granted on such real property and improvements;

(vii) Liens to secure the refinancing of any Indebtedness described on Schedule 8.3 to the extent such Liens encumber substantially the same assets in substantially the same manner as the Liens securing the debt being refinanced or to the extent such Liens constitute Liens permitted under this Section 8.3; and any extension, renewal, refinancing or replacement in whole or in part of any Lien described in the foregoing clauses (i) through (vi) so long as no additional collateral is granted as security;

(viii) Liens on claims of the Borrower or any Subsidiary against Persons renting or leasing Vehicles, Persons damaging Vehicles or Persons issuing applicable insurance coverage for such Persons, which claims relate to damage to Vehicles, to the extent that such damage exceeds the renter’s or lessee’s collision damage waiver limitation or insurance deductible;

(ix) Liens securing Vehicle Receivables Indebtedness and Vehicle Secured Indebtedness and Rate Hedging Obligations related to such

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Indebtedness, which Rate Hedging Obligations are owed to any of the respective lenders of such Indebtedness and secured by the same assets as such Indebtedness;

(x) Liens incurred in compliance with Section 4.8 or Section 9.1(B);

(xi) Liens not otherwise permitted hereby securing Indebtedness of the Borrower and its Subsidiaries so long as, on the date any such Lien is granted or any such Indebtedness is incurred, after giving effect thereto, the aggregate principal amount of Indebtedness described in this clause (xi) shall not exceed 15% of Consolidated Tangible Unencumbered Assets (calculated using Consolidated Tangible Unencumbered Assets as of the most recently ended fiscal quarter of the Borrower for which financial statements are available); and

(xii) Liens on Margin Capital Stock that is held by the Borrower as treasury stock.

8.4 Merger, Consolidation or Fundamental Changes. (a) Sell, lease, transfer or otherwise dispose of all or a majority of the assets of the Borrower and its Subsidiaries (taken as a whole), (b) consolidate with or merge into any other Person, or (c) permit any other Person to merge into it or (d) in the case of the Borrower, liquidate, wind-up or dissolve; provided, however, (i) any Subsidiary of the Borrower may merge or transfer all or substantially all of its assets into or consolidate with any other Subsidiary of the Borrower (which, for the avoidance of doubt, shall be the case so long as the surviving or continuing entity shall be a Subsidiary and, if not a corporation, directly or indirectly controlled by the Borrower, upon consummation of such merger, transfer or consolidation), (ii) any Person may merge with the Borrower if the Borrower shall be the survivor thereof and such merger shall not cause, create or result in the occurrence of any Default or Event of Default hereunder, (iii) any Subsidiary may merge with or transfer substantially all of its assets to or consolidate with any other Person so long as such merger, transfer or consolidation does not constitute a sale, lease, transfer or other disposition of all or a majority of the assets of the Borrower and its Subsidiaries (taken as a whole) to such other Person, (iv) any Person (other than the Borrower) may consolidate with or merge into any Subsidiary and (v) the foregoing shall not prohibit dispositions of Margin Capital Stock that is held as treasury stock by the Borrower.

8.5 Transactions with Affiliates. Other than transactions (x) permitted under Section 8.4 hereof, (y) between or among one or more Loan Parties or (z) share repurchases of the Borrower’s common stock and repurchases of the Borrower’s senior notes, enter into any transaction after the date hereof, including, without limitation, the purchase, sale, leasing or exchange of property, real or personal, or the rendering of any service, with any Affiliate of the Borrower, except (a) that such Persons may render services to the Borrower or its Subsidiaries for compensation at the same rates generally paid by Persons engaged in the same or similar businesses for the same or similar services, (b) upon fair and reasonable terms no less favorable to the Borrower (or any Subsidiary) than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate and (c) other non-pecuniary transactions approved by a majority of the disinterested directors of the Board of Directors.

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8.6 Compliance with ERISA, the Code and Foreign Benefit Laws. With respect to any Pension Plan, Employee Benefit Plan or Multiemployer Plan:

(a) permit the occurrence of any Termination Event which is reasonably likely to result in a liability on the part of the Borrower or any ERISA Affiliate to the PBGC or to any Governmental Authority; or

(b) except as provided in Schedule 6.1(l), permit the present value of all benefit liabilities under all Pension Plans (based on the assumptions used for purposed of Statement of Financial Accounting Standards No. 158 or applicable non-US financial accounting standard) to exceed the current value of the assets of such Pension Plans allocable to such benefit liabilities by a material amount; or

(c) except as provided in Schedule 6.1(l), permit any Pension Plan to fail to satisfy the minimum funding standards (within the meaning of Section 430 of the Code or Section 303 of ERISA), whether or not waived, fail to make by its due date a required installment under Section 430 of the Code with respect to any Pension Plan, or be in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); or

(d) fail to make any material contribution or payment to any Multiemployer Plan which the Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or

(e) engage, or permit any ERISA Affiliate to engage, in any prohibited transaction under Section 406 of ERISA or Sections 4975 of the Code for which a civil penalty pursuant to Section 502(i) of ERISA or a tax pursuant to Section 4975 of the Code may be imposed; or

(f) permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan, which establishment or amendment could result in liability to the Borrower or any ERISA Affiliate, or increase the obligation of the Borrower or any ERISA Affiliate to a Multiemployer Plan, which annual liability or increase, individually or together with all similar liabilities and increases, is in excess of $500,000; or

(g) fail, or permit any ERISA Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the Code, all applicable Foreign Benefit Laws and all other applicable laws and the regulations and interpretations thereof.

8.7 Fiscal Year. Change the Borrower’s Fiscal Year.

8.8 Change in Control. Permit at any time a Change in Control.

8.9 Limitations on Upstreaming. Enter into any agreement restricting or limiting the payment of dividends or other distributions from any Subsidiary to the Borrower or to any other Subsidiary owning Subsidiary Securities of such Subsidiary; provided that the foregoing shall not apply to restrictions or conditions (i) imposed by law or any Loan Document,

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(ii) existing on the date hereof identified on Schedule 8.9, (iii) customarily contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) in existence at the time a Person becomes a Subsidiary and not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary, (v) contained in (A) any agreement in respect of Vehicle Secured Indebtedness or Vehicle Receivables Indebtedness or (B) any other agreement of an entity or related to assets acquired by or merged into or consolidated with the Borrower or any Subsidiary so long (in the case of clause (B)) as such encumbrance or restriction was not entered into in connection with, or in contemplation of, such acquisition, merger or consolidation, (vi) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of the Borrower or any Subsidiary, or (vii) covenants in franchise agreements and/or framework agreements with Manufacturers customary for franchise agreements and/or framework agreements in the automobile retailing industry.

8.10 Subsidiary Guaranties. Permit any Subsidiary to enter into any guaranty agreement, or incur any Guaranty Obligation, with respect to any Indebtedness unless such Subsidiary has executed and delivered a Facility Guaranty to the Administrative Agent.

8.11 Manufacturer Consents.

(a) Terminate, revoke or violate the terms of any Manufacturer Consent or amend or modify the terms of any Manufacturer consent in any manner adverse to the interests of the Lenders.

(b) Authorize any Manufacturer to amend, modify, terminate, revoke or violate the terms of any Manufacturer Consent or to amend or modify the terms of any Manufacturer consent in each case in any manner adverse to the interests of the Lenders.

ARTICLE IX

Events of Default and Acceleration

9.1 Events of Default. If any one or more of the following events (herein called “Events of Default”) shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), that is to say:

(a) if default shall be made in the due and punctual payment of the principal of any Loan or Reimbursement Obligation, when and as the same shall be due and payable whether pursuant to any provision of Article II or Article III hereof, at maturity, by acceleration or otherwise; or

(b) if default shall be made in the due and punctual payment of any amount of interest on any Loan or of any fees or other amounts payable to the Lenders, the Administrative Agent, any Issuing Banks or the Swing Line Lender under the Loan Documents on the date on which the same shall be due and payable and such failure to pay shall continue for a period of three Business Days (after receipt of written notice from the Administrative Agent with respect to amounts other than interest); or

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(c) if default shall be made in the performance or observance of any covenant set forth in Sections 7.7, 7.11, 7.17, 7.18 or Article VIII hereof; or

(d) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in any Loan Document (other than as described in clauses (a), (b) or (c) above) and such default shall continue for thirty (30) or more days after the earlier of receipt of notice of such default by an Authorized Representative from the Administrative Agent or the Borrower becomes aware of such default, or if any Loan Document ceases to be in full force and effect (other than by reason of any action by the Administrative Agent), or if without the written consent of the Administrative Agent and the Lenders, this Agreement or any other Loan Document shall be disaffirmed by the Borrower or any of its Subsidiaries or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than in accordance with its terms in the absence of default or by reason of any action by the Administrative Agent or any Lender); or

(e) if a default shall occur, which is not waived, (i) in the payment of any principal, interest, premium or other amounts with respect to any Indebtedness (other than the Loans) of the Borrower or of any Subsidiary in an outstanding aggregate amount not less than $20,000,000, or (ii) in the performance, observance or fulfillment of any term or covenant contained in any agreement or instrument under or pursuant to which any such Indebtedness described in clause (i) above may have been issued, created, assumed, guaranteed or secured by the Borrower or any Subsidiary, and in the case of each of clauses (i) and (ii) such default shall continue for more than the period of grace, if any, therein specified, and if such default shall permit the holder of any such Indebtedness to accelerate the maturity thereof; or

(f) if any representation, warranty or other statement of fact contained herein or any other Loan Document or in any writing, certificate, report or statement at any time furnished to the Administrative Agent or any Lender by or on behalf of the Borrower or any Subsidiary pursuant to or in connection with this Agreement or the other Loan Documents, or otherwise, shall be false or misleading in any material respect when given or made or deemed given or made; or

(g) if the Borrower or any Subsidiary shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency, reorganization, bankruptcy, receivership or similar law, domestic or foreign; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute, federal, state or foreign; or

(h) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Borrower or any Subsidiary or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days, or approve a petition filed

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against the Borrower or any Subsidiary seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or foreign country, province or other political subdivision, which petition is not dismissed within sixty (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Borrower or any Subsidiary or of the whole or any substantial part of its properties, which control is not relinquished within sixty (60) days; or if there is commenced against the Borrower or any Subsidiary any proceeding or petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or foreign country, province or other political subdivision which proceeding or petition remains undismissed for a period of thirty (30) days; or if the Borrower or any Subsidiary takes any action to indicate its consent to or approval of any such proceeding or petition; or

(i) if (i) any judgments where the aggregate amount not covered by insurance (or the amount as to which the insurer denies liability) is in excess of $10,000,000 are rendered against the Borrower or any Subsidiary, or (ii) there are attachments, injunctions or executions against any of the Borrower’s or any Subsidiary’s properties for an aggregate amount in excess of $10,000,000; and such judgments, attachments, injunctions or executions referred to in clauses (i) and (ii) above remain unpaid, unstayed, undischarged, unbonded or undismissed for a period of thirty (30) days;

then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall be continuing,

(A) either or both of the following actions may be taken: (i) the Administrative Agent may with the consent of the Required Lenders, and at the direction of the Required Lenders shall, declare any obligation of the Lenders to make further Loans or of the Issuing Banks to issue Letters of Credit terminated, whereupon the obligation of each Lender to make further Loans or of the Issuing Banks to issue Letters of Credit hereunder shall terminate immediately, and (ii) the Administrative Agent shall at the direction of the Required Lenders, at their option, declare by notice to the Borrower any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrower to the Administrative Agent, the Lenders and the Issuing Banks, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (g) or (h) above with respect to the Borrower, then the obligation of the Lenders to lend and of the Issuing Banks to issue Letters of Credit

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hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Administrative Agent or the Required Lenders or notice to the Administrative Agent or the Lenders;

(B) at any time after the Administrative Agent has received the consent or direction of the Required Lenders to take action under clause (A)(i) or (A)(ii) above (or if an Event of Default described under clause (g) or (h) has occurred with respect to the Borrower) the Borrower shall, upon demand of the Administrative Agent or the Required Lenders, deposit cash with the Administrative Agent in an amount equal to the amount of any Letters of Credit remaining undrawn or unpaid, as collateral security for the repayment of any future drawings or payments under such Letters of Credit and the Borrower shall forthwith deposit and pay such amounts and such amounts shall be held by the Administrative Agent as cash collateral for the Borrower’s obligations in respect thereof; and

(C) the Administrative Agent and the Lenders shall have all of the rights and remedies available under the Loan Documents or under any applicable law.

9.2 Administrative Agent to Act. In case any one or more Events of Default shall occur and be continuing, the Administrative Agent may, and at the direction of the Required Lenders shall, proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

9.3 Cumulative Rights. No right or remedy herein conferred upon the Lenders or the Administrative Agent is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

9.4 No Waiver. No course of dealing between the Borrower and any Lender or the Administrative Agent or any failure or delay on the part of any Lender or the Administrative Agent in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

9.5 Allocation of Proceeds. If an Event of Default has occurred and is continuing and the maturity of the Loans has been accelerated pursuant to Article X hereof, all payments received by the Administrative Agent hereunder, in respect of any principal of or

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interest on the Obligations or any other amounts payable by the Borrower hereunder (other than amounts deposited with the Administrative Agent pursuant to Section 9.1(B), which shall be applied to repay any unreimbursed drawings or payments under the Letters of Credit) shall be applied by the Administrative Agent in the following order:

(i) amounts due to the Issuing Banks, JPMorgan Chase Bank and the Lenders pursuant to Sections 2.13, 3.4 and 11.5 hereof;

(ii) amounts due to (A) any Issuing Bank pursuant to Section 3.5 hereof, and (B) the Administrative Agent pursuant to Section 2.13(b) hereof;

(iii) payments of interest on Loans, to be applied for the ratable benefit of the Lenders;

(iv) payments of principal on Loans, to be applied for the ratable benefit of the Lenders;

(v) payment of cash amounts to the Administrative Agent in respect of Letter of Credit Outstandings pursuant to Section 9.1(B) hereof;

(vi) payments of all remaining Obligations, if any, to be applied for the ratable benefit of the Lenders; and

(vii) any surplus remaining after application as provided for herein, to the Borrower or otherwise as may be required by applicable law.

ARTICLE X

The Administrative Agent

10.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

10.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in fact selected by it with reasonable care.

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10.3 Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys in fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

10.4 Reliance by Administrative Agent.

(a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

(b) For purposes of determining compliance with the conditions specified in Section 5.1, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

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10.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

10.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys in fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys in fact or affiliates.

10.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so to the extent required by Section 11.9 hereof), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the

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other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

10.8 Agent in its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

10.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon thirty (30) days’ notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 9.1(g) or (h) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is thirty (30) days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

10.10 Other Agents, Etc. None of the Lenders or other Persons identified on the cover page or signature pages of this Agreement as a “Syndication Agent,” “Documentation Agent,” “Co-Lead Arranger” or “Joint Bookrunner” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

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ARTICLE XI

Miscellaneous

11.1 Assignments and Participations.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default has occurred and is continuing, any other Person (in which case the Borrower shall instead be promptly notified of such assignment by the assigning Lender unless the Assignee is an Affiliate of such assigning Lender); and

(B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an affiliate of a Lender or an Approved Fund (as defined below).

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that (1) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

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(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (which fee shall not be reimbursed by the Borrower); and

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire.

For the purposes of this Section 11.1, “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an affiliate of a Lender or (c) an entity or an affiliate of an entity that administers or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 4.1, 4.5, 4.6 and 11.9). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.1 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and Reimbursement Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

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(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register, including the total ownership interest of the relevant Loan that the Assignee owns subsequent to the assignment. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) (i) Any Lender may, without the consent of or notice to the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement (including with respect to the matters described in this Section 11.1(c)(i)) and (D) such participations shall be in a minimum amount equal to the lesser of $5,000,000 or the remaining portion of a Lender’s rights and obligations hereunder which are not subject to a pre-existing participation. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to Section 11.6(a) or (b) and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.1, 4.5 and 4.6 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.3(b) as though it were a Lender, provided such Participant shall be subject to Section 11.3(a) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 4.1, 4.5 or 4.6 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. Any Participant that is organized under the laws of a jurisdiction outside the United States shall not be entitled to the benefits of Section 4.6 unless such Participant complies with Section 4.6(d).

(iii) Each Lender that sells a participation, acting solely for this purpose as an agent of the Borrower, shall maintain a register on which it enters the name and address of each Participant and the principal amounts (and

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stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is reasonably necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive, and such Lender, each Loan Party and the Administrative Agent shall treat each person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto. The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue a Note to any Lender requiring such Note to facilitate transactions of the type described in this paragraph (d).

(e) Notwithstanding anything to the contrary herein, no Lender will assign or sell participations in all or a portion of its Loans or Commitments to any Person who is (i) listed on the Specially Designated Nationals and Blocked Persons List maintained by the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”) and/or on any other similar list maintained by the OFAC pursuant to any authorizing statute, Executive Order or regulation or (ii) either (A) included within the term “designated national” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (B) designated under Sections 1(a), 1(b), 1(c) or 1(d) of Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) or similarly designated under any related enabling legislation or any other similar Executive Orders.

11.2 Notices. Any notice shall be conclusively deemed to have been received by any party hereto and be effective (i) on the day on which delivered (including hand delivery by commercial courier service) to such party (against receipt therefor), (ii) on the date of transmission to such party, in the case of notice by telefacsimile (where the proper transmission of such notice is either acknowledged by the recipient or electronically confirmed by the transmitting device), or (iii) on the fifth Business Day after the day on which mailed to such party, if sent prepaid by certified or registered mail, return receipt requested, in each case delivered, transmitted or mailed, as the case may be, to the address or telefacsimile number, as appropriate, set forth below or such other address or number as such party shall specify by notice hereunder:

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(a) if to the Borrower:

AutoNation, Inc.

200 Southwest 1st Avenue

Ft. Lauderdale, Florida 33301

Attn: Treasurer

Telephone: (954)769-7734

Telefacsimile: (954) 769-4521

with a copy to:

AutoNation, Inc.

200 Southwest 1st Avenue

Ft. Lauderdale, Florida 33301

Attn: General Counsel

Telephone: (954) 769-7224

Telefacsimile: (954) 769-6340

(b) if to the Administrative Agent:

JPMorgan Chase Bank, N.A.

Loan & Agency

1111 Fannin Street, 10th Floor

Houston, Texas 77002

Attn: Omar Jones

Telephone: (713) 750-7912

Telefacsimile: (713) 750-2938

Email: omar.e.jones@jpmorgan.com

            12016395215@tls.ldsprod.com

with a copy to:

JPMorgan Chase Bank, N.A.

383 Madison Avenue

New York, New York 10179

Attn: Richard Duker

Telephone: (212) 270-3057

Telefacsimile: (212) 270-5100

Email: richard.duker@jpmorgan.com

(c) if to the Lenders:

At the addresses set forth in administrative questionnaires furnished by the Lenders to the Administrative Agent;

(d) if to any Guarantor, at the address set forth in clause (a) above.

11.3 Right of Set-off; Adjustments.

(a) Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent

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permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender; provided that if any Defaulting Lender shall exercise any such right of setoff, (i) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with Section 4.8 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Bank, the Swing Line Lender and the Lenders and (ii) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of set off. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 11.3 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

(b) If any Lender (a “benefited Lender”) shall at any time receive any payment of all or part of the Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans owing to it, or interest thereon, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Loans owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender or is repaid in whole or in part by such benefited Lender in good faith settlement of a pending or threatened avoidance claim, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery or settlement payment, but without interest. The Borrower agrees that any Lender so purchasing a participation from a Lender pursuant to this Section 11.3 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Person were the direct creditor of the Borrower in the amount of such participation.

11.4 Survival. All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit and the execution and delivery to the Lenders of this Agreement and shall continue in full force and effect until the Facility Termination Date, subject to Section 11.8.

11.5 Expenses. The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of this Agreement, the other Loan Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights

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and responsibilities under the Loan Documents. The Borrower further agrees to pay on demand all costs and expenses of the Administrative Agent and, during the continuance of any Event of Default, the Lenders, if any (including, without limitation, reasonable attorneys’ fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Documents and the other documents to be delivered hereunder.

11.6 Amendments and Waivers. Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed (or consented to in writing) by the Borrower or other applicable Loan Party party to such Loan Document and (except as provided in clauses (a) and (b) below) either the Required Lenders or (as to Loan Documents other than this Agreement) the Administrative Agent with the consent of the Required Lenders (and, if Article X hereof or the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that

(a) no such amendment or waiver shall, unless signed by each Lender directly affected thereby, (i) (except as provided in Section 2.18) increase the Revolving Credit Commitments of such Lender or the Total Revolving Credit Commitment, (ii) reduce (x) the principal of or rate of interest on any Revolving Credit Loan, Term Loan or Competitive Bid Loan made by such Lender, (y) the amounts of any Reimbursement Obligations owed to such Lender hereunder or (z) any fees payable to such Lender hereunder, except that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” hereunder or to waive any obligation of the Borrower to pay interest at the Default Rate, (iii) (except as provided in Section 2.19) postpone any date scheduled for the payment of principal, interest or fees payable to such Lender hereunder or for termination of any Revolving Credit Commitment of such Lender, (iv) (except as provided in Section 2.18 or 2.19) adversely change any pro rata provisions of Section 2.9 or (v) reduce the specified percentage amount below 50% in the definition of Required Lenders or the percentage of the Revolving Credit Commitments or outstanding Loans held by any Lender, as applicable, which shall be required for the Lenders or any of them to take any action under this Section 11.6(a); and provided, further, that no such amendment or waiver that affects the rights, privileges or obligations of JPMorgan Chase Bank as provider of Swing Line Loans, shall be effective unless signed in writing by JPMorgan Chase Bank or that affects the rights, privileges or obligations of any Issuing Bank as issuer of Letters of Credit, shall be effective unless signed in writing by such Issuing Bank; and

(b) no such amendment or waiver shall, unless signed by each Lender directly affected thereby, release any Guarantor (unless such Person is simultaneously released from its Senior Note Guaranty), subordinate any Facility Guaranty of any Guarantor (unless the Senior Note Guaranty of such Person is subordinated or substantially the same terms), release all or substantially all of the Guarantors, or subordinate all or substantially all of the Facility Guaranties, except as otherwise provided in this Agreement or as contemplated in the applicable Loan Documents.

In addition, notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Administrative Agent (not to be unreasonably withheld), the Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) (but not any other Lender) to permit the refinancing, replacement or modification of all outstanding Term Loans (“Replaced Term Loans”) with a replacement term loan tranche

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hereunder (“Replacement Term Loans”), provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Replaced Term Loans, (b) the weighted average Applicable Margin for such Replacement Term Loans shall not be higher than the weighted average Applicable Margin for such Replaced Term Loans and (c) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Replaced Term Loans at the time of such refinancing.

Any such waiver and any such amendment or modification pursuant to this Section 11.6 shall be binding upon the Borrower, the Guarantors, the Lenders, the Administrative Agent and all future holders of the Loans. Except as otherwise set forth in such waiver, any Default or Event of Default that is waived pursuant to this Section 11.6 shall not be deemed to be a Default or Event of Default during the period of such waiver.

No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein. No delay or omission on any Lender’s or the Administrative Agent’s part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

Furthermore, notwithstanding the foregoing, the Administrative Agent, with the consent of the Borrower, may amend, modify or supplement any Loan Document without the consent of any Lender or the Required Lenders in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document.

11.7 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart. Signatures on communications and other documents may be transmitted by facsimile only with the consent of the Administrative Agent in its sole and absolute discretion in each instance. The effectiveness of any such signatures accepted by the Administrative Agent shall, subject to applicable law, have the same force and effect as manual signatures and shall be binding on all parties. The Administrative Agent may also require that any such signature be confirmed by a manually-signed hard copy thereof. Each party hereto hereby adopts as an original executed signature page each signature page hereafter furnished by such party to the Administrative Agent (or an agent of the Administrative Agent) bearing (with the consent of the Administrative Agent) a facsimile signature by or on behalf of such party. Nothing contained in this Section shall limit the provisions of Section 10.4.

11.8 Termination. This Agreement shall terminate on the Facility Termination Date, except that (x) those provisions which by the express terms thereof continue in effect notwithstanding the Facility Termination Date, and (y) obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable, shall continue in effect. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations, the Administrative Agent, any Issuing Bank or any Lender (including the Swing Line lender) is for any reason compelled to surrender such payment to any Person because such

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payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason or elects to repay any such amount in good faith settlement of a pending or threatened avoidance claim, (i) this Agreement (including the provisions pertaining to Participations in Letters of Credit, Reimbursement Obligations and Swing Line Loans) shall continue in full force (or be reinstated, as the case may be) and the Borrower shall be liable to, and shall indemnify and hold the Administrative Agent, such Issuing Bank or such Lender harmless for, the amount of such payment surrendered until the Administrative Agent, such Issuing Bank or such Lender shall have been finally paid in full, and (ii) in the event any portion of any amount so required to be surrendered by the Administrative Agent or any Issuing Bank or the Swing Line lender shall have been distributed to the Lenders, the Lenders shall promptly repay such amounts to the Administrative Agent or such Issuing Bank or the Swing Line lender on demand therefor. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent, any Issuing Bank or the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Administrative Agent’s, any Issuing Bank’s or the Lenders’ rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

11.9 Indemnification; Limitation of Liability.

(a) Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to indemnify and hold harmless each Agent-Related Person and each Lender and each of their Affiliates and their respective officers, directors, employees, agents, and advisors (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities, and reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees) that may be incurred by or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans or the Letters of Credit (all of the foregoing, collectively, the “Indemnified Liabilities”), except to the extent such claim, damage, loss, liability, cost, or expense resulted from such Indemnified Party’s gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 11.9 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it, any of its Subsidiaries, any Guarantor, or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated herein, except to the extent that such liability resulted from such Indemnified Party’s gross negligence or willful misconduct. The Borrower agrees not to assert any claim against any Agent-Related Person, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans.

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(b) The agreements and obligations of the Borrower contained in this Section 11.9 shall continue in effect notwithstanding the Facility Termination Date.

11.10 Severability. If any provision of this Agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

11.11 Entire Agreement. This Agreement, together with the other Loan Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations, commitments and other communications between or among the parties, both oral and written, with respect thereto.

11.12 Agreement Controls. In the event that any term of any of the Loan Documents other than this Agreement conflicts with any express term of this Agreement, the terms and provisions of this Agreement shall control to the extent of such conflict.

11.13 Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged hereunder, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate (as such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate (as defined below), the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower. As used in this paragraph, the term “Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

97

11.14 Governing Law; Waiver of Jury Trial.

(a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND THE BORROWER HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

(c) THE BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWER PROVIDED IN SECTION 11.2, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NEW YORK.

(d) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO ANY LOAN DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, OR IN ANY WAY CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING. ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e) THE BORROWER HEREBY EXPRESSLY WAIVES ANY OBJECTION IT MAY HAVE THAT ANY COURT TO WHOSE JURISDICTION IT HAS SUBMITTED PURSUANT TO THE TERMS HEREOF IS AN INCONVENIENT FORUM.

98

11.15 Confidentiality. Each of the Administrative Agent and each Lender (together, the “Lending Parties”, and individually a “Lending Party”) agrees to keep confidential any information furnished or made available to it by the Borrower or any of its Subsidiaries pursuant to this Agreement; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any Affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or Affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein so long as such Person is bound by the provisions of this Section 11.15, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (g) in connection with any litigation to which such Lending Party or any of its Affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document, and (i) to any actual or proposed participant or assignee that is subject to provisions substantially similar to those contained in this Section 11.15.

11.16 Releases of Facility Guarantees. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 11.6) to take any action requested by the Borrower, at the Borrower’s expense, having the effect of releasing any Facility Guaranty to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 11.6.

11.17 MANUFACTURER CONSENTS. IT IS ACKNOWLEDGED, UNDERSTOOD AND AGREED THAT (EXCEPT TO THE EXTENT THE RESPECTIVE MANUFACTURER WAIVES ANY OF THE TERMS OF A MANUFACTURER CONSENT OR A MANUFACTURER CONSENT IS TERMINATED OR CEASES TO BE IN EFFECT): (A) THE EXERCISE BY THE ADMINISTRATIVE AGENT OR ANY LENDER (WHETHER THROUGH THE ADMINISTRATIVE AGENT OR OTHERWISE) OF REMEDIES UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL BE SUBJECT TO THE TERMS OF THE MANUFACTURER CONSENTS, (B) IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE MANUFACTURER CONSENTS AND THE TERMS OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, THE TERMS OF THE MANUFACTURER CONSENTS WILL CONTROL, (C) THE ADMINISTRATIVE AGENT AGREES TO FURNISH SUCH NOTICES AS IT IS REQUIRED TO FURNISH UNDER SUCH MANUFACTURER CONSENTS, AND (D) THE MANUFACTURERS PROVIDING SUCH MANUFACTURER CONSENTS SHALL BE THIRD PARTY BENEFICIARIES OF THIS SECTION. PARTICIPATION BY AN AFFILIATE OR SUBSIDIARY OF A MANUFACTURER AS A LENDER SHALL NOT CONSTITUTE A WAIVER OF THE TERMS OF ANY MANUFACTURER CONSENT GRANTED BY SUCH MANUFACTURER.

99

11.18 USA Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower and the Guarantors, which information includes the name and address of the Borrower and the Guarantors and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

100

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

AUTONATION, INC.

By:	/s/ Michael J. Short
Name: Michael J. Short Title: CFO

JPMORGAN CHASE BANK, N.A. As Administrative Agent

By:	/s/ Richard W. Duker
Name: Richard W. Duker Title: Managing Director

JPMORGAN CHASE BANK, N.A.

By:	/s/ Richard W. Duker
Name: Richard W. Duker Title: Managing Director

BANK OF AMERICA, N.A.

By:	/s/ M. Patricia Kay
Name: M. Patricia Kay Title: Senior Vice President

BANK OF NEVADA

By:	/s/ Doron Joseph
Name: Doron Joseph Title: Senior Vice President

BMW FINANCIAL SERVICES NA, LLC

By:	/s/ Patrick Sullivan
Name: Patrick Sullivan Title: GM, Commercial Finance BMW Group Financial Services

By:	/s/ Wayne E. Orchowski
Name: Wayne E. Orchowski Title: COO

BRANCH BANKING & TRUST COMPANY

By:	/s/ Cory Boyte
Name: Cory Boyte Title: Senior Vice President

CATHAY UNITED BANK, LTD.

By:	/s/ Alex Wu
Name: Alex Wu Title: SVP & General Manager

CHANG HWA COMMERCIAL BANK, LTD., NEW YORK BRANCH

By:	/s/ Eric Y. S. Tsai
Name: Eric Y. S. Tsai Title: VP & General Manager

COMERICA BANK

By:	/s/ David M. Garbarz
Name: David M. Garbarz Title: SVP

E.SUN COMMERCIAL BANK, LTD., LOS ANGELES BRANCH

By:	/s/ Edward Chen
Name: Edward Chen Title: VP & General Manager

FIFTH THIRD BANK, AN OHIO BANKING CORPORATION

By:	/s/ John A. Marian
Name: John A. Marian Title: Vice President

HUA NAN COMMERCIAL BANK LTD., LOS ANGELES BRANCH

By:	/s/ Oliver Hsu
Name: Oliver Hsu Title: VP & General Manager

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Brian T. McDevitt
Name: Brian T. McDevitt Title: Senior Vice President

MEGA INTERNATIONAL COMMERCIAL BANK CO., LTD. NEW YORK BRANCH

By:	/s/ Priscilla Hsing
Name: Priscilla Hsing Title: VP & DGM

MERCANTIL COMMERCEBANK, N.A.

By:	/s/ Alan Hills
Name: Alan Hills Title: Senior Vice President

MERCEDES-BENZ FINANCIAL SERVICES USA LLC

By:	/s/ Michele Nowak
Name: Michele Nowak Title: Credit Director, National Accounts

MIZUHO CORPORATE BANK, LTD.

By:	/s/ Yasuo Imaizumi
Name: Yasuo Imaizumi Title: Deputy General Manager

NISSAN MOTOR ACCEPTANCE CORPORATION

By:	/s/ Jack Crowley
Name: Jack Crowley Title: Senior Manager, Commercial Credit

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Jose Mazariegos
Name: Jose Mazariegos Title: Senior Vice President

SOVEREIGN BANK

By:	/s/ David Denlinger
Name: David Denlinger Title: Senior Vice President

SUNTRUST BANK

By:	/s/ John M. Rowand
Name: John M. Rowand Title: Vice President

TAIWAN COOPERATIVE BANK LOS ANGELES BRANCH

By:	/s/ Li-Hua Huang
Name: Li-Hua Huang Title: VP & General Manager

TD BANK, N.A.

By:	/s/ Janet B. Toronski
Name: Janet B. Toronski Title: Head of Dealer Commercial Services

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By:	/s/ Charles Stewart
Name: Charles Stewart Title: Director

TOYOTA MOTOR CREDIT CORPORATION

By:	/s/ Anna Lee
Name: Anna Lee Title: National Dealer Credit Manager

US BANK, NATIONAL ASSOCIATION

By:	/s/ Steven L. Sawyer
Name: Steven L. Sawyer Title: Vice President

WELLS FARGO BANK, N.A.

By:	/s/ Michael R. Burkitt
Name: Michael R. Burkitt Title: Senior Vice President

EXHIBIT A

Revolving Credit Commitments and Term Loan Amounts

Lender	Revolving Credit Commitment	Term Loan Amount

JPMorgan Chase Bank, N.A.	$116,470,588.24	$48,529,411.76

Bank of America, N.A.	$116,470,588.24	$48,529,411.76

SunTrust Bank	$116,470,588.24	$48,529,411.76

Wells Fargo Bank, N.A.	$116,470,588.24	$48,529,411.76

Toyota Motor Credit Corporation	$96,705,882.35	$40,294,117.65

Mizuho Corporate Bank, Ltd.	$84,705,882.35	$35,294,117.65

The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$70,588,235.29	$29,411,764.71

Comerica Bank	$63,529,411.76	$26,470,588.24

US Bank, National Association	$63,529,411.76	$26,470,588.24

Mercedes-Benz Financial Services USA LLC	$63,529,411.76	$26,470,588.24

Fifth Third Bank, an Ohio Banking Corporation	$52,941,176.47	$22,058,823.53

BMW Group Financial Services NA, LLC	$31,764,705.88	$13,235,294.12

KeyBank National Association	$31,764,705.88	$13,235,294.12

TD Bank, N.A.	$31,764,705.88	$13,235,294.12

Sovereign Bank	$24,705,882.35	$10,294,117.65

Branch Banking & Trust Company	$24,705,882.35	$10,294,117.65

Nissan Motor Acceptance Corporation	$14,117,647.06	$5,882,352.94

PNC Bank, National Association	$14,117,647.06	$5,882,352.94

Cathay United Bank, Ltd.	$10,588,235.29	$4,411,764.71

Mercantil Commercebank, N.A.	$10,588,235.29	$4,411,764.71

A-1

Lender	Revolving Credit Commitment	Term Loan Amount

Mega International Commercial Bank Co., Ltd. New York Branch	$9,176,470.59	$3,823,529.41

Bank of Nevada	$7,058,823.53	$2,941,176.47

E. Sun Commercial Bank, Ltd., Los Angeles Branch	$7,058,823.53	$2,941,176.47

Hua Nan Commercial Bank, Ltd., Los Angeles Branch	$7,058,823.53	$2,941,176.47

Chang Hwa Commercial Bank, Ltd., New York Branch	$7,058,823.53	$2,941,176.47

Taiwan Cooperative Bank Los Angeles Branch	$7,058,823.53	$2,941,176.47

Total	$1,200,000,000.00	$500,000,000.00

A-2

EXHIBIT B

FORM OF

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into between the Assignor named below (the “Assignor”) and the Assignee named below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:

2. Assignee:
[and is an Affiliate/Approved Fund of [identify Lender1]]

3. Borrower:	AutoNation, Inc.

4. Administrative Agent:	JPMorgan Chase Bank, N.A., as Administrative Agent under the Credit Agreement

5. Credit Agreement:	The Credit Agreement dated as of December 7, 2011 by and among AutoNation, Inc., the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

[1]	Select as applicable.

6.	Assigned Interest:

Facility Assigned[2]	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[3]
	$	$		%
	$	$		%
	$	$		%

Effective Date:                     , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their Affiliates or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

NAME OF ASSIGNOR

By:
Title:

ASSIGNEE

NAME OF ASSIGNEE

By:
Title:

[2]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Commitment,” “Term Commitment”).
[3]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders.

[Consented to and][4] Accepted:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By
Title:

[Consented to:][5]

AUTONATION, INC.

By
Title:

[NAME OF ANY OTHER RELEVANT PARTY]

By
Title:

[4]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[5]	To be added only if the consent of the Borrower and/or other parties (e.g. Swing Line Lender, Issuing Bank) is required by the terms of the Credit Agreement.

ANNEX 1 to EXHIBIT B

Credit Agreement, dated as of December 7, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among AutoNation, Inc. (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”)

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender and (v) if it is a Non-U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by email or telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT C

Notice of Appointment (or Revocation) of Authorized Representative

Reference is hereby made to the Credit Agreement dated as of December 7, 2011 (as amended, supplemented or otherwise modified from time to time, the “Agreement”) by and among AutoNation, Inc., a Delaware corporation (the “Borrower”), JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto from time to time. Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

The Borrower hereby nominates, constitutes and appoints each individual named below as an Authorized Representative under the Loan Documents, and hereby represents and warrants that (i) set forth opposite each such individual’s name is a true and correct statement of such individual’s office (to which such individual has been duly elected or appointed), a genuine specimen signature of such individual and an address for the giving of notice, and (ii) each such individual has been duly authorized by the Borrower to act as Authorized Representative under the Loan Documents:

Name and Address	Office	Specimen Signature

Borrower hereby revokes (effective upon receipt hereof by the Administrative Agent) the prior appointment of                     as an Authorized Representative.

This the      day of                     ,         .

AUTONATION, INC.

By:

Name:

Title:

C-1

EXHIBIT D-1

Form of Borrowing Notice—Revolving Credit Loans

To:	JPMorgan Chase Bank, N.A.,
as Administrative Agent
Loan & Agency
1111 Fannin Street, 10th Floor
Houston, Texas 77002
Attn: Omar Jones

Reference is hereby made to the Credit Agreement dated as of December 7, 2011 (as amended, supplemented or otherwise modified from time to time, the “Agreement”) by and among AutoNation, Inc. (the “Borrower”), JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto from time to time. Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

The Borrower through its Authorized Representative hereby gives notice to the Administrative Agent that Loans of the type and amount set forth below be made on the date indicated:

Type of Loan (check one)	Interest Period(1)	Aggregate Amount(2)	Date of Loan(3)
Revolving Credit Loan
Base Rate Loan

Eurodollar Rate Loan

(1)	For any Eurodollar Rate Loan, one week or one, two, three, six or (to the extent available) nine or twelve months.
(2)	For a Base Rate Loan, must be $5,000,000, or, if greater, an integral multiple of $1,000,000. For a Eurodollar Loan, must be $10,000,000 or, if greater, an integral multiple of $1,000,000.
(3)	At least three (3) Business Days later if a Eurodollar Rate Loan.

The Borrower hereby requests that the proceeds of Loans described in this Borrowing Notice be made available to the Borrower as follows: [insert transmittal instructions].

The undersigned hereby certifies that:

1. No Default or Event of Default has occurred and is continuing either now or after giving effect to the borrowing described herein;

2. All the representations and warranties set forth in Article VI of the Agreement and in each of the other Loan Documents (other than those expressly stated to refer to a particular date) are true and correct in all material respects as of the date hereof except that the reference to the financial statements in Section 6.1(e)(i) of the Agreement shall be deemed (solely for the purpose of the representation and warranty contained in such Section 6.1(e)(i) but not for the purpose of any cross reference to such Section 6.1(e)(i) or to the financial statements described therein contained in any other provision of Section 6.1(e) or elsewhere in Article VI) to refer to those financial statements most recently

D-1-1

delivered to you pursuant to Section 7.1 of the Agreement (it being understood that any financial statements delivered pursuant to Section 7.1(b) have not been certified by independent public accountants); and

3. All other conditions contained in Section 5.2 of the Agreement to the making of any Loan requested hereby have been met or satisfied in full or waived.

AUTONATION, INC.

BY:

Authorized Representative

DATE:

D-1-2

EXHIBIT D-2

Form of Borrowing Notice—Term Loans

To:	JPMorgan Chase Bank, N.A.,
as Administrative Agent
Loan & Agency
1111 Fannin Street, 10th Floor
Houston, Texas 77002
Attn: Omar Jones

Reference is hereby made to the Credit Agreement dated as of December 7, 2011 (as amended, supplemented or otherwise modified from time to time, the “Agreement”) by and among AutoNation, Inc. (the “Borrower”), JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto from time to time. Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

The Borrower through its Authorized Representative hereby gives notice to the Administrative Agent that Loans of the type and amount set forth below be made on the date indicated:

Type of Loan (check one)	Interest Period(1)	Aggregate Amount	Date of Loan
Term Loan
Base Rate Loan
Eurodollar Rate Loan

(1)	For any Eurodollar Rate Loan, one week or one, two, three, six or (to the extent available) nine or twelve months.

The Borrower hereby requests that the proceeds of Loans described in this Borrowing Notice be made available to the Borrower as follows: [insert transmittal instructions].

The undersigned hereby certifies that:

1. No Default or Event of Default has occurred and is continuing either now or after giving effect to the borrowing described herein;

2. All the representations and warranties set forth in Article VI of the Agreement and in each of the other Loan Documents (other than those expressly stated to refer to a particular date) are true and correct in all material respects as of the date hereof except that the reference to the financial statements in Section 6.1(e)(i) of the Agreement shall be deemed (solely for the purpose of the representation and warranty contained in such Section 6.1(e)(i) but not for the purpose of any cross reference to such Section 6.1(e)(i) or to the financial statements described therein contained in any other provision of Section 6.1(e) or elsewhere in Article VI) to refer to those financial statements most recently delivered to you pursuant to Section 7.1 of the Agreement (it being understood that any financial statements delivered pursuant to Section 7.1(b) have not been certified by independent public accountants); and

D-2-1

3. All other conditions contained in Section 5.2 of the Agreement to the making of any Loan requested hereby have been met or satisfied in full or waived.

AUTONATION, INC.

BY:
Authorized Representative

DATE:

D-2-2

EXHIBIT D-3

Form of Borrowing Notice—Swing Line Loans

To:	JPMorgan Chase Bank, N.A.,
Loan & Agency
1111 Fannin Street, 10th Floor
Houston, Texas 77002
Attn: Omar Jones

Reference is hereby made to the Credit Agreement dated as of December 7, 2011 (as amended, supplemented or otherwise modified from time to time, the “Agreement”) by and among AutoNation, Inc. (the “Borrower”), JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto from time to time. Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

The Borrower through its Authorized Representative hereby gives notice to JPMorgan Chase Bank that a Swing Line Loan of the amount set forth below be made on the date indicated:

Amount(1)	Date of Loan
,

(1)	Must be $1,000,000 or, if greater, an integral multiple of $100,000, unless a Base Rate Refunding Loan.

The Borrower hereby requests that the proceeds of Swing Line Loans described in this Borrowing Notice be made available to the Borrower as follows: [insert transmittal instructions].

The undersigned hereby certifies that:

1. No Default or Event of Default has occurred and is continuing either now or after giving effect to the borrowing described herein;

2. All the representations and warranties set forth in Article VI of the Agreement and in each of the other Loan Documents (other than those expressly stated to refer to a particular date) are true and correct in all material respects as of the date hereof except that the reference to the financial statements in Section 6.1(e)(i) of the Agreement shall be deemed (solely for the purpose of the representation and warranty contained in such Section 6.1(e)(i) but not for the purpose of any cross reference to such Section 6.1(e)(i) or to the financial statements described therein contained in any other provision of Section 6.1(e) or elsewhere in Article VI) to refer to those financial statements most recently delivered to you pursuant to Section 7.1 of the Agreement (it being understood that any financial statements delivered pursuant to Section 7.1(b) have not been certified by independent public accountants); and

D-3-1

3. All other conditions contained in Section 5.2 of the Agreement to the making of any Loan requested hereby have been met, satisfied in full or waived.

AUTONATION, INC.

BY:
Authorized Representative

DATE:

D-3-2

EXHIBIT E

Compliance Certificate

JP Morgan Chase Bank, N.A.

Loan & Agency

1111 Fannin Street, 10th Floor

Houston, Texas 77002

Attn: Omar Jones

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement dated as of December 7, 2011 (as amended, supplemented or otherwise modified from time to time, the “Agreement”) by and among AutoNation, Inc., a Delaware corporation (the “Borrower”), JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto from time to time. Capitalized terms used but not otherwise defined herein shall have the respective meanings therefor set forth in the Agreement. The undersigned, a duly authorized and acting Authorized Representative, hereby certifies to you as of                      (the “Determination Date”) as follows:

1.	Calculations:

See attached Schedule I.

2.	No Default

A. Since                      (the date of the last similar certification), (a) the Borrower has not defaulted in the keeping, observance, performance or fulfillment of its obligations pursuant to any of the Loan Documents; and (b) no Default or Event of Default has occurred and is continuing.

B. If a Default or Event of Default has occurred since                      (the date of the last similar certification), the Borrower proposes to take the following action with respect to such Default or Event of Default:                     .

(Note, if no Default or Event of Default has occurred, insert “Not Applicable”).

The Determination Date is the date of the last required financial statements submitted to the Lenders in accordance with Section 7.1 of the Agreement.

IN WITNESS WHEREOF, I have executed this Certificate this      day of                 ,     .

AUTONATION, INC.

By:
Authorized Representative

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SCHEDULE I

AutoNation, Inc.

Covenant Compliance Calculations

(See Credit Agreement definitions for actual calculation)

8.1 Financial Covenants

(a) Consolidated Leverage Ratio:

	Consolidated Funded Indebtedness	0.0
	Consolidated Net Income	0.0
+	Consolidated Interest Expense	0.0
+	Taxes on Income	0.0
+	Amortization	0.0
+	Depreciation (excluding depreciation related to Vehicles)	0.0
+	Non-cash charges arising from share-based payments to employees and directors	0.0

+	Amortization or expense of all premiums, fees and expenses payable related to Indebtedness, to the extent reflected as a charge in the statement of Consolidated Net Income for such period	0.0

+	Non-cash impairment charge or asset write-off, to the extent reflected as a charge in the statement of Consolidated Net Income for such period pursuant to FASB Statements 141, 141(revised 2007), 142 or 144	0.0

-	Cash payments made in respect of items described in the row immediately above subsequent to the fiscal quarter in which the relevant non-cash charges were reflected as a charge in the statement of Consolidated Net Income	0.0

=	Consolidated EBITDA	0.0
-	Consolidated Interest Expense related to Vehicle Secured Indebtedness	0.0

=	Adjusted Consolidated EBITDA	0.0
	Consolidated Leverage Ratio = Consolidated Funded Indebtedness / Adjusted Consolidated EBITDA
	Actual Ratio:	0.00	x
	Required Covenant Level:	3.75 to 1.00

(b) Consolidated Capitalization Ratio:
	Consolidated Funded Indebtedness	0.0
+	Vehicle Secured Indebtedness	0.0

=	Consolidated Funded Indebtedness + Vehicle Secured Indebtedness	0.0
	Consolidated Funded Indebtedness	0.0
+	Consolidated Shareholders Equity	0.0
=	Consolidated Total Capitalization	0.0
+	Vehicle Secured Indebtedness	0.0

=	Consolidated Total Capitalization + Vehicle Secured Indebtedness	0.0
	Consolidated Capitalization Ratio = (Consolidated Funded Indebtedness + Vehicle Secured Indebtedness) / (Consolidated Total Capitalization + Vehicle Secured Indebtedness)
	Actual Ratio:	0.0%
	Required Covenant Level:	0.65 1.00

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EXHIBIT F

Form of Interest Rate Selection Notice

To:	JPMorgan Chase Bank, N.A.,
as Administrative Agent
Loan & Agency
1111 Fannin Street, 10th Floor
Houston, Texas 77002
Attn: Omar Jones

Reference is hereby made to the Credit Agreement dated as of December 7, 2011 (as amended, supplemented or otherwise modified from time to time, the “Agreement”) by and among AutoNation, Inc. (the “Borrower”), the Lenders (as defined in the Agreement), and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders (“Administrative Agent”). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

The Borrower through its Authorized Representative hereby gives notice to the Administrative Agent of the following selection of a type of Loan and Interest Period:

Type of Loan (check one)	Interest Period(1)	Aggregate Amount(2)	Date of Loan(3)
Revolving Credit Loan Base Rate Loan

Eurodollar Rate Loan

Term Loan Base Rate Loan

Eurodollar Rate Loan

(1)	For any Eurodollar Rate Loan, one week or one, two, three, six or (to the extent available) nine or twelve months.
(2)	For a Base Rate Loan, must be $5,000,000, or, if greater, an integral multiple of $1,000,000. For a Eurodollar Loan, must be $10,000,000 or if greater an integral multiple of $1,000,000.
(3)	At least three (3) Business Days later if a Eurodollar Rate Loan.

F-1

AUTONATION, INC.

BY:
Authorized Representative

DATE:

F-2

EXHIBIT G

Form of Competitive Bid Quote Request

[Date]

To:          JPMorgan Chase Bank, N.A.,

                as Administrative Agent

                Loan & Agency

                1111 Fannin Street, 10th Floor

                Houston, Texas 77002

                Attn: Omar Jones

Re:          Competitive Bid Quote Request

Pursuant to Section 2.5 of the Credit Agreement dated as of December 7, 2011 (as amended, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) by and among AutoNation, Inc., the lenders named therein and JPMorgan Chase Bank, N.A., as administrative agent, we hereby give notice that we request Competitive Bid Quotes, [with][without] the right of prepayment, for the following proposed Competitive Bid Borrowing(s):

Borrowing Date[1]	Type of Loan[2]	Date	Quotation Amount[3]	Interest Period[4]

Terms used herein have the meanings assigned to them in the Credit Agreement.

AUTONATION, INC.

By:
Authorized Representative

[1]	At least four (4) Business Days later if at the Eurodollar Competitive Rate.
[2]	Competitive Bid Loan at
(a)	Absolute Rate; or
(b)	Eurodollar Competitive Rate
[3]	Each amount must be $10,000,000 or a multiple of $1,000,000 in excess thereof.
[4]

A period of up to 90 days after the making of such Competitive Bid Loan and ending on a Business Day for Competitive Bid Loans at the Absolute Rate. For any Competitive Bid Loan at the Eurodollar Competitive Rate, one week or one, two, three, six or (to the extent available) nine or twelve months.

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EXHIBIT H

Form of Competitive Bid Quote

To:	AutoNation, Inc. (the “Borrower”) [or JPMorgan Chase Bank, N.A., as Administrative Agent]

Attention:	[ ]

Re:	Competitive Bid Quote

This Competitive Bid Quote is given in accordance with Section 2.5 of the Credit Agreement dated as of December 7, 2011 (as amended, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) by and among AutoNation, Inc., the lenders named therein and JPMorgan Chase Bank, N.A., as administrative agent. Terms defined in the Credit Agreement are used herein as defined therein.

In response to the Borrower’s invitation dated                     ,         , we hereby make the following Competitive Bid Quote(s) on the following terms:

1.	Quoting Lender:

2.	Person to contact at Quoting Lender:

3.	We hereby offer to make Competitive Bid Loan(s) in the following principal amount(s), for the following Interest Period(s) and at the following rate(s):

Borrowing Date	Type of Loan[1]	Date[2]	Quotation Amount[3]	Interest Period[4]	Rate[5]

1	At Absolute Rate or Eurodollar Competitive Rate
2	As specified in the related Competitive Bid Quote Request
3	The principal amount bid for each Interest Period may not exceed the principal amount requested. Bids must be made for at least $5,000,000 or a multiple of $1,000,000 in excess thereof.
4	A period of up to 90 days after the making of such Competitive Bid Loan and ending on a Business Day for Competitive Bid Loans at the Absolute Rate. For Competitive Bid Loans at the Eurodollar Competitive Rate, one week or one, two, three, six or (to the extent available) nine or twelve months, as specified in the related Competitive Bid Quote Request.
5	Specify positive margin or negative margin to be added to or deducted from the InterBank Offered Rate.

H-1

We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement, irrevocably obligate(s) us to make the Competitive Bid Loan(s) for which any offer(s) (is/are) accepted, in whole or in part.

Dated:                     ,

Very truly yours,

[NAME OF COMPETITIVE BID LENDER]

By:
Authorized Officer

H-2

EXHIBIT I

[intentionally omitted]

I-1

EXHIBIT J

Form of Facility Guaranty

THIS GUARANTY AGREEMENT (this “Guaranty Agreement”), dated as of                     , 20    , is made by EACH OF THE UNDERSIGNED (each a “Guarantor” and collectively the “Guarantors”) to JPMORGAN CHASE BANK, N.A., a national banking association organized and existing under the laws of the United States, in its capacity as administrative agent (the “Administrative Agent”) for the Lenders (as defined below). The Lenders and the Administrative Agent are referred to collectively as the “Guaranteed Parties”. All capitalized terms not otherwise defined in this Guaranty Agreement shall have the respective meanings assigned to such terms in the Credit Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, AutoNation, Inc. (the “Borrower”) has entered into that certain Credit Agreement dated as of December 7, 2011, by and among the Borrower, the Administrative Agent and the lenders party thereto from time to time (the “Lenders”); such agreement as from time to time amended, modified, supplemented or restated, being referred to as the “Credit Agreement”); and

WHEREAS, pursuant to the terms of the Credit Agreement, the Lenders have provided to the Borrower a revolving credit facility, including a letter of credit facility and a swing line facility, and a term loan facility; and

WHEREAS, each Guarantor is, directly or indirectly, a Subsidiary of the Borrower and will materially benefit from the Loans and Advances made and to be made, and the Letters of Credit issued and to be issued, under the Credit Agreement; and

WHEREAS, each Guarantor is required to enter into this Guaranty Agreement pursuant to the terms of the Credit Agreement; and

WHEREAS, a material part of the consideration given in connection with and as an inducement to the execution and delivery of the Credit Agreement by the Guaranteed Parties was the obligation of the Borrower to cause each Guarantor to enter into this Guaranty Agreement, and the Guaranteed Parties are unwilling to maintain the credit facilities provided under the Loan Documents unless the Guarantors enter into this Guaranty Agreement;

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Guaranty. Each Guarantor hereby jointly and severally, unconditionally, absolutely, continually and irrevocably guarantees to the Administrative Agent for the benefit of the Guaranteed Parties the payment and performance in full of the Borrower’s Liabilities (as defined below). For all purposes of this Guaranty Agreement, “Borrower’s Liabilities” means: (a) the Borrower’s prompt payment in full, when due or declared due and at all such times, of all Obligations and all other amounts pursuant to the terms of the Credit Agreement and all other Loan Documents heretofore, now or at any time or times hereafter owing, arising, due or payable from the Borrower to any one or more of the Guaranteed Parties, including principal, interest, premiums, indemnification obligations, reimbursement obligations, and fees (including, but not limited to, loan fees and reasonable attorneys’ fees and expenses); (b) the Borrower’s prompt, full and faithful performance, observance and discharge of each and every agreement, undertaking, covenant and provision to be performed, observed or discharged by the Borrower under the Credit Agreement and all other Loan Documents; and (c) the Borrower’s prompt payment in full, when due or declared due and at all such times, of Rate Hedging Obligations now or hereafter arising under Existing Swap Agreements (as defined below). The Guarantors’ obligations to the Guaranteed Parties under this Guaranty Agreement are hereinafter collectively referred to as the “Guarantors’ Obligations” and, with respect to each Guarantor individually, the “Guarantor’s Obligations”. Notwithstanding the foregoing, the liability of each Guarantor individually with respect to its Guarantor’s Obligations shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

Each Guarantor agrees that it is jointly and severally, directly and primarily liable (subject to the limitation in the immediately preceding sentence) for the Borrower’s Liabilities.

As used herein, “Existing Swap Agreement” means one or more agreements in effect on the Closing Date between the Borrower and any Lender or any Affiliate of any Lender with respect to Permitted Indebtedness of the Borrower, which agreements create Rate Hedging Obligations. All obligations of the Borrower under Existing Swap Agreements to which any Lender or its affiliates are a party shall be deemed to be Borrower’s Liabilities, and each Lender or affiliate of a Lender party to any such Existing Swap Agreement shall be deemed to be a Guaranteed Party hereunder with respect to such Borrower’s Liabilities; provided, however, that such obligations shall cease to be Borrower’s Liabilities at such time as such Person (or affiliate of such Person) shall cease to be a “Lender” under the Credit Agreements. No Person who obtains the benefit of this Guaranty Agreement by virtue of the provisions of this paragraph shall have any right to notice of any action or to consent to, direct or object to any action hereunder or otherwise in respect of the Guarantors’ Obligations (including the release or modification of any Guarantors’ Obligations) other than in its capacity as a Lender and only to the extent expressly provided in the Loan Documents.

2. Payment. Upon the occurrence and during the continuance of any Event of Default under the Credit Agreement, then any or all of the Guarantors will, upon demand thereof by the Administrative Agent, fully pay to the Administrative Agent, for the benefit of the Guaranteed Parties, subject to any restriction on each Guarantor’s Obligations set forth in Section 1 hereof, an amount equal to all of the Borrower’s Liabilities then due and owing.

3. Absolute Rights and Obligations. This is a guaranty of payment and not of collection. The Guarantors’ Obligations under this Guaranty Agreement shall be joint and several, absolute and unconditional irrespective of, and each Guarantor hereby expressly waives, to the extent permitted by law, any defense to its obligations under this Guaranty Agreement to which it is a party by reason of:

(a) any lack of legality, validity or enforceability of the Credit Agreement, of any other Loan Document (other than this Guaranty Agreement), or of any other agreement or instrument creating, providing security for, or otherwise relating to any of the Guarantors’ Obligations, any of the Borrower’s Liabilities, this Guaranty Agreement with respect to any other Guarantor, or any other guaranty of any of the Borrower’s Liabilities (such Loan Documents and all such other agreements and instruments being collectively referred to as the “Related Agreements”);

(b) any action taken under any of the Related Agreements, any exercise of any right or power therein conferred, any failure or omission to enforce any right conferred thereby, or any waiver of any covenant or condition therein provided;

(c) any acceleration of the maturity of any of the Borrower’s Liabilities, of the Guarantor’s Obligations of any other Guarantor, or of any other obligations or liabilities of any Person under any of the Related Agreements;

(d) any release, exchange, non-perfection, lapse in perfection, disposal, deterioration in value, or impairment of any security for any of the Borrower’s Liabilities, for any of the Guarantor’s Obligations of any Guarantor, or for any other obligations or liabilities of any Person under any of the Related Agreements;

(e) any dissolution of the Borrower or any Guarantor or any other party to a Related Agreement, or the combination or consolidation of the Borrower or any Guarantor or any other party to a Related Agreement into or with another entity or any transfer or disposition of any assets of the Borrower or any Guarantor or any other party to a Related Agreement;

(f) any extension (including without limitation extensions of time for payment), renewal, amendment, restructuring or restatement of, and any acceptance of late or partial payments or any increase in any credit facilities available or amounts borrowed (including, without limitation, increases pursuant to Section 2.18 of the Credit Agreement) under the Credit Agreement or any other Loan Document or any other Related Agreement, in whole or in part;

(g) the existence, addition, modification, termination, reduction or impairment of value, or release of any other guaranty (or security therefor) of the Borrower’s Liabilities (including without limitation the Guarantor’s Obligations of any other Guarantor and obligations arising under any other Facility Guaranty now or hereafter in effect other than (subject to Section 12 hereof) the payment in full of Borrower’s Liabilities and occurrence of the Facility Termination Date);

(h) any waiver of, forbearance or indulgence under, or other consent to any change in or departure from any term or provision contained in the Credit Agreement, this Guaranty Agreement with respect to any other Guarantor, any other Loan Document or any other Related Agreement, including without limitation any term pertaining to the payment or performance of any of the Borrower’s Liabilities, any of the Guarantor’s Obligations of any other Guarantor, or any of the obligations or liabilities of any party to any other Related Agreement;

(i) any other circumstance whatsoever (with or without notice to or knowledge of any Guarantor) which may or might in any manner or to any extent vary the risks of such Guarantor, or might otherwise constitute a legal or equitable defense available to, or discharge of, a surety or a guarantor, including without limitation any right to require or claim that resort be had to the Borrower or any other Guarantor or to any collateral in respect of the Borrower’s Liabilities or Guarantors’ Obligations (other than (subject to Section 12 hereof) payment in full of the Borrower’s Liabilities and occurrence of the Facility Termination Date.)

Subject to Section 19 hereof, it is the express purpose and intent of the parties hereto that this Guaranty Agreement and the Guarantors’ Obligations hereunder shall be absolute and unconditional under any and all circumstances and shall not be discharged except (subject to Section 12 hereof) by payment in full of the Borrower’s Liabilities and occurrence of the Facility Termination Date.

4. Currency and Funds of Payment. All Guarantors’ Obligations will be paid in lawful currency of the United States of America and in immediately available funds, regardless of any law, regulation or decree now or hereafter in effect that might in any manner affect the Borrower’s Liabilities, or the rights of any Guaranteed Party with respect thereto as against the Borrower, or cause or permit to be invoked any alteration in the time, amount or manner of payment by the Borrower of any or all of the Borrower’s Liabilities.

5. Subordination. Until this Guaranty Agreement is terminated in accordance with Section 19 hereof, each Guarantor hereby unconditionally subordinates all present and future debts, liabilities or obligations now or hereafter owing to such Guarantor (i) of the Borrower, to the payment in full of the Borrower’s Liabilities, (ii) of every other Guarantor (an “obligated guarantor”), to the payment in full of the Guarantors’ Obligations of such obligated guarantor, and (iii) of each other Person now or hereafter constituting a Loan Party, to the payment in full of the obligations of such Loan Party owing to any Guaranteed Party and arising under the Loan Documents. All amounts due under such subordinated debts, liabilities, or obligations shall, upon the occurrence and during the continuance of an Event of Default and after notice from the Administrative Agent, be collected and, upon request by the Administrative Agent, paid over forthwith to the Administrative Agent for the benefit of the Guaranteed Parties on account of the Borrower’s Liabilities, the Guarantors’ Obligations, or such other Obligations, as applicable, and, after such request and pending such payment, shall be held by such Guarantor as agent and bailee of the Guaranteed Parties separate and apart from all other funds, property and accounts of such Guarantor.

6. Suits. Each Guarantor from time to time shall pay to the Administrative Agent for the benefit of the Guaranteed Parties, on demand, at the Administrative Agent’s place of business set forth in the Credit Agreement or such other address as the Administrative Agent shall give notice of to such Guarantor, the Guarantors’ Obligations as they become or are declared due, and in the event such payment is not made forthwith, the Administrative Agent may proceed to suit against any one or more or all of the Guarantors. At the Administrative Agent’s election, one or more and successive or concurrent suits may be brought hereon by the Administrative Agent against any one or more or all of the Guarantors, whether or not suit has been commenced against the Borrower, any other Guarantor, or any other Person and whether or not the Guaranteed Parties have taken or failed to take any other action to collect all or any portion of the Borrower’s Liabilities or have taken or failed to take any actions against any collateral securing payment or performance of all or any portion of the Borrower’s Liabilities, and irrespective of any event, occurrence, or condition described in Section 3 hereof.

7. Set-Off and Waiver. Each Guarantor waives any right to assert against any Guaranteed Party as a defense, counterclaim, set-off, recoupment or cross claim in respect of its Guarantors’ Obligations, any defense (legal or equitable) or other claim which such Guarantor may now or at any time hereafter have against the Borrower or the Guaranteed Parties without waiving any additional defenses, set-offs, counterclaims or other claims otherwise available to such Guarantor. Until this Guaranty Agreement is terminated pursuant to Section 19 hereof, and subject to Section 12 hereof, each Guarantor hereby authorizes each Guaranteed Party from and after the occurrence of an Event of Default at any time or times while an Event of Default is continuing with or without prior notice to set-off and apply to such of the Guarantor’s Obligations to the Guaranteed Parties then due and in such amounts as provided for in the Credit Agreement or otherwise as they may elect, any and all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts, now or hereafter pledged, mortgaged, transferred or assigned to such Guaranteed Party or otherwise in the possession or control of such Guaranteed Party for any purpose (other than solely for safekeeping) for the account or benefit of such Guarantor, including any balance of any deposit account or of any credit of such Guarantor with the Guaranteed Party, whether now existing or hereafter established. For the purposes of this Section 7, all remittances and property shall be deemed to be in the possession of a Guaranteed Party as soon as the same may be put in transit to it by mail or carrier or by other bailee.

8. Waiver of Notice; Subrogation.

(a) Each Guarantor hereby waives to the extent permitted by law notice of the following events or occurrences: (i) acceptance of this Guaranty Agreement; (ii) the Lenders’ heretofore, now or from time to time hereafter making Loans and issuing Letters of Credit and otherwise loaning monies or giving or extending credit to or for the benefit of the Borrower, whether pursuant to the Credit Agreement or any other Loan Document or Related Agreement or any amendments, modifications, or supplements thereto, or replacements or extensions thereof; (iii) presentment, demand, default, non-payment, partial payment and protest; and (iv) any other event, condition, or occurrence described in Section 3 hereof. Each Guarantor agrees that each Guaranteed Party may heretofore, now or at any time hereafter do any or all of the foregoing in such manner, upon such terms and at such times as each Guaranteed Party, in its sole and absolute discretion, deems advisable, without in any way or respect impairing, affecting, reducing or releasing such Guarantor from its Guarantor’s Obligations, and each Guarantor hereby consents to each and all of the foregoing events or occurrences.

(b) Each Guarantor hereby agrees that payment or performance by such Guarantor of its Guarantor’s Obligations under this Guaranty Agreement may be enforced by the Administrative Agent on behalf of the Guaranteed Parties upon demand by the Administrative Agent to such Guarantor without the Administrative Agent being required, such Guarantor expressly waiving to the extent permitted by law any right it may have to require the Administrative Agent, to (i) prosecute collection or seek to enforce or resort to any remedies against the Borrower or any other Guarantor or any other guarantor of the Borrower’s Liabilities, or (ii) seek to enforce or resort to any remedies with respect to any security interests, Liens or encumbrances granted to the Administrative Agent or any Lender or other party to a Related Agreement by the Borrower, any other Guarantor or any other Person on account of the Borrower’s Liabilities or any guaranty thereof, IT BEING EXPRESSLY UNDERSTOOD, ACKNOWLEDGED AND AGREED TO BY SUCH GUARANTOR THAT DEMAND UNDER THIS GUARANTY AGREEMENT MAY BE MADE BY THE ADMINISTRATIVE AGENT, AND THE PROVISIONS HEREOF ENFORCED BY THE ADMINISTRATIVE AGENT, EFFECTIVE AS OF THE FIRST DATE ANY EVENT OF DEFAULT OCCURS AND IS CONTINUING UNDER THE CREDIT AGREEMENT.

(c) Each Guarantor further agrees with respect to this Guaranty Agreement that it shall have no right of subrogation, reimbursement, contribution or indemnity, nor any right of recourse to security for the Borrower’s Liabilities unless and until one year and three days after the Facility Termination Date shall have elapsed without the filing or commencement, by or against any Loan Party, of any state or federal action, suit, petition or proceeding seeking any reorganization, liquidation or other relief or arrangement in respect of creditors of, or the appointment of a receiver, liquidator, trustee or conservator in respect to, such Loan Party or its assets. This waiver is expressly intended to prevent the existence of any claim in respect to such subrogation, reimbursement, contribution or indemnity by any Guarantor against the estate of any other Loan Party within the meaning of Section 101 of the Bankruptcy Code, in the event of a subsequent case involving any other Loan Party. If an amount shall be paid to any Guarantor on account of such rights at any time prior to termination of this Guaranty Agreement in accordance with the provisions of Section 19 hereof, such amount shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to the Administrative Agent, for the benefit of the Guaranteed Parties, to be credited and applied upon the Guarantors’ Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or otherwise as the Guaranteed Parties may elect. The agreements in this subsection shall survive repayment of all of the Guarantors’ Obligations, the termination or expiration of this Guaranty Agreement in any manner, including but not limited to termination in accordance with Section 19 hereof, and occurrence of the Facility Termination Date.

9. Effectiveness; Enforceability. This Guaranty Agreement shall be effective as of the date first above written and shall continue in full force and effect until termination in accordance with Section 19 hereof. Any claim or claims that the Guaranteed Parties may at any time hereafter have against a Guarantor under this Guaranty Agreement may be asserted by the Administrative Agent on behalf of the Guaranteed Parties by written notice directed to such Guarantor in accordance with Section 21 hereof.

10. Representations and Warranties. Each Guarantor warrants and represents to the Administrative Agent, for the benefit of the Guaranteed Parties, that it is duly authorized to execute, deliver and perform this Guaranty Agreement; that this Guaranty Agreement has been duly executed and delivered on behalf of such Guarantor by its duly authorized representatives; that this Guaranty Agreement is legal, valid, binding and enforceable against such Guarantor in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles; and that such Guarantor’s execution, delivery and performance of this Guaranty Agreement do not violate or constitute a breach of any of its Operating Documents or Organizational Documents, any agreement or instrument to which such Guarantor is a party, or any law, order, regulation, decree or award of any governmental authority or arbitral body to which it or its properties or operations is subject.

11. Expenses. Each Guarantor agrees to be jointly and severally liable for the payment of all reasonable fees and expenses, including reasonable attorneys’ fees, incurred by any Guaranteed Party in connection with the enforcement of this Guaranty Agreement, whether or not suit be brought.

12. Reinstatement. Each Guarantor agrees that this Guaranty Agreement shall continue to be effective or be reinstated, as the case may be, at any time payment received by any Guaranteed Party in respect of any Borrower’s Liabilities is rescinded or must be restored for any reason, or is repaid by any Guaranteed Party in whole or in part in good faith settlement of any pending or threatened avoidance claim.

13. Reliance. Each Guarantor represents and warrants to the Administrative Agent, for the benefit of the Guaranteed Parties, that: (a) such Guarantor has adequate means to obtain on a continuing basis (i) from the Borrower, information concerning the Borrower and the Borrower’s financial condition and affairs and (ii) from other reliable sources, such other information as it deems material in deciding to provide this Guaranty Agreement (“Other Information”), and has full and complete access to the Borrower’s books and records and to such Other Information; (b) such Guarantor is not relying on any Guaranteed Party or its or their employees, directors, agents or other representatives or affiliates, to provide any such information, now or in the future; (c) such Guarantor has been furnished with and reviewed the terms of the Credit Agreement and such other Loan Documents as it has requested, is executing this Guaranty Agreement freely and deliberately, and understands the obligations and financial risk undertaken by providing this Guaranty Agreement; (d) such Guarantor has relied solely on the Guarantor’s own independent investigation, appraisal and analysis of the Borrower, the Borrower’s financial condition and affairs, the “Other Information”, and such other matters as it deems material in deciding to provide this Guaranty Agreement and is fully aware of the same; and (e) such Guarantor has not depended or relied on any Guaranteed Party or its or their employees, directors, agents or other representatives or affiliates, for any information whatsoever concerning the Borrower or the Borrower’s financial condition and affairs or any other matters material to such Guarantor’s decision to provide this Guaranty Agreement, or for any counseling, guidance, or special consideration or any promise therefor with respect to such decision. Each Guarantor agrees that no Guaranteed Party has any duty or responsibility whatsoever, now or in the future, to provide to such Guarantor any information concerning the Borrower or the Borrower’s financial condition and affairs, or any Other Information, other than as expressly provided herein, and that, if such Guarantor receives any such information from any Guaranteed

Party or its or their employees, directors, agents or other representatives or affiliates, such Guarantor will independently verify the information and will not rely on any Guaranteed Party or its or their employees, directors, agents or other representatives or affiliates, with respect to such information.

14. Rules of Interpretation. The rules of interpretation contained in Sections 1.2(a) through 1.2(k) of the Credit Agreement shall be applicable to this Guaranty Agreement and are hereby incorporated by reference. All representations and warranties contained herein shall survive the delivery of documents and any extension of credit referred to herein or guaranteed hereby.

15. Entire Agreement. This Guaranty Agreement, together with the Credit Agreement and other Loan Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, agreements, understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Except as provided in Section 19, neither this Guaranty Agreement nor any portion or provision hereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than as provided in the Credit Agreement and with the written consent of each Guarantor affected thereby.

16. Binding Agreement; Assignment. This Guaranty Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective heirs, legal representatives, successors and assigns; provided, however, that no Guarantor shall be permitted to assign any of its rights, powers, duties or obligations under this Guaranty Agreement or any other interest herein without the prior written consent of the Administrative Agent. Without limiting the generality of the foregoing sentence of this Section 16, any Lender may assign to one or more Persons, or grant to one or more Persons participations in or to, all or any part of its rights and obligations under the Credit Agreement (to the extent permitted by the Credit Agreement); and to the extent of any such assignment or participation such other Person shall, to the fullest extent permitted by law, thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject however, to the provisions of the Credit Agreement. All references herein to the Administrative Agent shall include any successor thereof permitted under the terms of the Credit Agreement.

17. Severability. The provisions of this Guaranty Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Guaranty Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

18. Counterparts. This Guaranty Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Guaranty Agreement to produce or account for more than one such counterpart executed by the Guarantor against whom enforcement is sought.

19. Termination and Release. Subject to reinstatement pursuant to Section 12 hereof, this Guaranty Agreement and all of the Guarantors’ Obligations hereunder (excluding those obligations and liabilities that expressly survive such termination) shall terminate on the Facility Termination Date. At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the capital stock of such Guarantor shall be sold, transferred or otherwise disposed of (other than to Borrower or a Subsidiary) in a transaction permitted by the Credit Agreement.

20. Remedies Cumulative; Late Payments. All remedies hereunder are cumulative and are not exclusive of any other rights and remedies of the Administrative Agent or any other Guaranteed Party provided by law or under the Credit Agreement, the other Loan Documents or other applicable agreements or instruments. The making of the Loans and other extensions of credit to the Borrower pursuant to the Credit Agreement shall be conclusively presumed to have been made or extended, respectively, in reliance upon each Guarantor’s guaranty of the Borrower’s Liabilities pursuant to the terms hereof. Any amounts not paid when due under this Guaranty Agreement shall bear interest at the Default Rate (as defined in the Credit Agreement).

21. Notices. Any notice required or permitted hereunder shall be given, (a) with respect to each Guarantor, at the address of the Borrower indicated in Section 11.2 of the Credit Agreement and (b) with respect to the Administrative Agent or any other Guaranteed Party, at the Administrative Agent’s address indicated in Section 11.2 of the Credit Agreement. All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in Section 11.2 of the Credit Agreement.

22. Governing Law; Venue; Waiver of Jury Trial.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, SUCH GUARANTOR EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

(c) EACH GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS FOR NOTICES TO SUCH GUARANTOR IN EFFECT PURSUANT TO SECTION 21 HEREOF, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NEW YORK.

(d) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, EACH GUARANTOR AND THE ADMINISTRATIVE AGENT ON BEHALF OF THE GUARANTEED PARTIES HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT ANY SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING.

(e) EACH GUARANTOR HEREBY EXPRESSLY WAIVES ANY OBJECTION IT MAY HAVE THAT ANY COURT TO WHOSE JURISDICTION IT HAS SUBMITTED PURSUANT TO THE TERMS HEREOF IS AN INCONVENIENT FORUM.

(f) IT IS ACKNOWLEDGED, UNDERSTOOD AND AGREED THAT (EXCEPT TO THE EXTENT THE RESPECTIVE MANUFACTURER WAIVES ANY OF THE TERMS OF A MANUFACTURER CONSENT OR A MANUFACTURER CONSENT IS TERMINATED OR CEASES TO BE IN EFFECT): (A) THE EXERCISE BY THE ADMINISTRATIVE AGENT OR ANY LENDER (WHETHER THROUGH THE ADMINISTRATIVE AGENT OR OTHERWISE) OF REMEDIES UNDER THIS GUARANTY AGREEMENT WILL BE SUBJECT TO THE TERMS OF THE MANUFACTURER CONSENTS, (B) IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE MANUFACTURER CONSENTS AND THE TERMS OF THIS GUARANTY AGREEMENT, THE TERMS OF THE MANUFACTURER CONSENTS WILL CONTROL, AND (C) THE ADMINISTRATIVE AGENT AGREES TO FURNISH SUCH NOTICES AS IT IS REQUIRED TO FURNISH UNDER SUCH MANUFACTURER CONSENTS.

23. State Law Waivers

(a) Certain California Law Waivers. As used in this Section 23(a), any reference to “the principal” includes the Borrower, and any reference to “the creditor” includes the Administrative Agent and the Lenders. In accordance with Section 2856 of the California Civil Code:

(1) each Guarantor agrees (i) to waive any and all rights of subrogation and reimbursement against the Borrower or against any collateral or security granted by the Borrower for any of the Guarantor’s Obligations and (ii) to withhold the exercise of any and all rights of contribution against any other guarantor of any of the Guarantor’s Obligations and against any collateral or security granted by any such other guarantor for any of the Guarantor’s Obligations until the Guarantor’s Obligations shall have been indefeasibly paid in full;

(2) Guarantor waives any and all other rights and defenses available to Guarantor by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Civil Code, including any and all rights or defenses Guarantor may have by reason of protection afforded to the principal with respect to any of the Guarantor’s Obligations, or to any other guarantor of any of the Guarantor’s Obligations with respect to any of such Guarantor’s Obligations under its guaranty, in either case pursuant to the antideficiency or other laws of the State of California limiting or discharging the principal’s indebtedness or such Guarantor’s Obligations, including Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure; and

(3) Guarantor waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for any Guaranteed Obligation, has destroyed Guarantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the Code of Civil Procedure or otherwise; and even though that election of remedies by the creditor, such as nonjudicial foreclosure with respect to security for an obligation of any other guarantor of any of the Guarantor’s Obligations, has destroyed Guarantor’s rights of contribution against such other guarantor.

(b) Certain Georgia Law Waivers. Each Guarantor expressly waives, without any requirement of any notice to or further assent by such Guarantor, to the fullest extent permitted by applicable law, the benefit of all principles or provisions of applicable law which are or might be in conflict with the terms of this Guaranty Agreement, including, without limitation, Section 10-7-23 and Section 10-7-24 of the Official Code of Georgia Annotated.

(c) Certain Arizona Law Waivers. Each Guarantor hereby fully and completely waives, releases and relinquishes (i) all defenses and claims based on principles of suretyship and/or guaranty, and (ii) any and all benefits under Arizona Revised Statutes Sections 12-1641 through 12-1646 and Rule 17(f) of the Arizona Rules of Civil Procedure.

No other provision of this Guaranty Agreement shall be construed as limiting the generality of any of the covenants and waivers set forth in this Section 23. In accordance with Section 22(a) hereof, this Guaranty Agreement shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York). This Section 23 is included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California, Arizona or Georgia law are in any way applicable to this Guaranty Agreement or to any of the Guarantor’s Obligations.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Guaranty Agreement as of the day and year first written above.

ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

GUARANTORS:

EXHIBIT K

Form of Commitment Increase Agreement

Date:             , 20

JPMorgan Chase Bank, N.A.,

as Administrative Agent

Loan & Agency

1111 Fannin Street, 10th Floor

Houston, Texas 77002

Attn: Omar Jones

Ladies and Gentlemen:

We refer to the Credit Agreement dated as of December 7, 2011 (as amended, restated, modified, supplemented or renewed from time to time, the “Credit Agreement”) by and among AutoNation, Inc., a Delaware corporation (the “Borrower”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, “Administrative Agent”), certain other parties, and the Lenders referred to therein. Terms defined in the Credit Agreement are used herein as therein defined.

This Commitment Increase Agreement is made and delivered pursuant to Section 2.18 of the Credit Agreement.

Subject to the terms and conditions of Section 2.18 of the Credit Agreement,                      (“Increasing Revolving Credit Lender”) hereby commits to a $             increase in the Increasing Lender’s Revolving Credit Commitment6, on the Increased Commitment Date applicable to it. The Increasing Revolving Credit Lender hereby confirms and agrees that on such Increased Commitment Date, the Revolving Credit Commitment of the Increasing Revolving Credit Lender shall be increased by the amount set forth above to $             (or as the Administrative Agent and the Increasing Revolving Credit Lender shall otherwise confirm), and the Increasing Revolving Credit Lender shall have all of the rights and be obligated to perform all of the obligations of a Revolving Credit Lender under the Credit Agreement and the other Loan Documents with a Revolving Credit Commitment as increased as herein provided.

Effective on the Increased Commitment Date applicable to it, the Increasing Revolving Credit Lender (i) shall fund as provided in Section 2.18 of the Credit Agreement the amount equal to the product of the increase in such Increasing Revolving Credit Lender’s applicable Revolving Percentage (after giving effect to the Added Commitment referred to herein) multiplied by the sum of Revolving Credit Outstandings and funded Participations, for the account of the assigning Revolving Credit Lenders in accordance with the provisions of the Credit Agreement and (ii) accepts and assumes from the assigning Revolving Credit Lenders, without recourse, such assignment of Revolving Credit Outstandings and funded Participations as shall be necessary to effectuate the adjustments in the pro rata shares of Revolving Credit Lenders contemplated by Section 2.18 of the Credit Agreement.

[6]	Must be $5,000,00 or an integral multiple of $1,000,000 if in excess of $5,000,000.

K-1

THIS COMMITMENT INCREASE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, NOTWITHSTANDING ITS EXECUTION OUTSIDE SUCH STATE.

IN WITNESS WHEREOF, Increasing Revolving Credit Lender has caused this Commitment Increase Agreement to be duly executed and delivered by its proper and duly authorized officer as of the day and year first above written.

[INCREASING REVOLVING CREDIT LENDER]

By:
Name:
Title:

CONSENTED TO as of             , 20    :

AUTONATION, INC.

By:
Name:
Title:

APPROVED:

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

By:
Name:
Title:

K-2

EXHIBIT L

Form of Added Lender Agreement

Date:             , 20

JPMorgan Chase Bank, N.A.

Loan & Agency

1111 Fannin Street, 10th Floor

Houston, Texas 77002

Attn: Syed Abbas

Ladies and Gentlemen:

(i) We refer to the Credit Agreement dated as of December 7, 2011 (as amended, restated, modified, supplemented or renewed from time to time, the “Credit Agreement”) by and among AutoNation, Inc., a Delaware corporation, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, “Administrative Agent”), certain other parties, and the Lenders referred to therein. Terms defined in the Credit Agreement are used herein as therein defined.

This Added Lender Agreement is made and delivered pursuant to Section 2.18 of the Credit Agreement.

Subject to the terms and conditions of Section 2.18 of the Credit Agreement,                      (the “Added Lender”) will become a party to the Credit Agreement as a Lender, with a $             [Revolving Credit Commitment] [Term Loan Commitment]7, on the Increased Commitment Date applicable to it. The Added Lender hereby confirms and agrees that on such Increased Commitment Date, the Added Lender shall be and become a party to the Credit Agreement as a Lender and have all of the rights and be obligated to perform all of the obligations of a Lender thereunder and under the other Loan Documents with a [Revolving Credit Commitment] [Term Loan Commitment] as herein provided.

Effective on the Increased Commitment Date applicable to it, the Added Lender [(i) shall fund as provided in Section 2.18 of the Credit Agreement the amount equal to its applicable Revolving Percentage of all Revolving Credit Outstandings and funded Participations for the account of the assigning Lenders in accordance with the provisions of the Credit Agreement and (ii) accepts and assumes from the assigning Lenders, without recourse, such assignment of Revolving Credit Outstandings as shall be necessary to effectuate the adjustments in the pro rata shares of the Lenders contemplated by Section 2.18 of the Credit Agreement] [shall make an Added Term Loan to the Borrower in an amount equal to its Term Loan Commitment].

[7]	Must be $5,000,000 or an integral multiple of $1,000,000 if in excess of $5,000.000.

The following administrative details apply to the Added Lender:

(A)	Lending Office(s):

Lender name:
Address:

Attention:
	Telephone:	( )
	Facsimile:	( )

Lender name:
Address:

Attention:
	Telephone:	( )
	Facsimile:	( )

(B)	Notice Address:

Lender name:
Address:

Attention:
	Telephone:	( )
	Facsimile:	( )

(C)	Payment Instructions:

Account No.:
At:

Reference:
Attention:

THIS ADDED LENDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, NOTWITHSTANDING ITS EXECUTION OUTSIDE SUCH STATE.

IN WITNESS WHEREOF, the Added Lender has caused this Added Lender Agreement to be duly executed and delivered by its proper and duly authorized officer as of the day and year first above written.

[ADDED LENDER]

By:
Name:
Title:

CONSENTED TO as of             , 20    :

AUTONATION, INC.

By:
Name:
Title:

APPROVED:

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

By:
Name:
Title:

EXHIBIT M-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of December 7, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among AutoNation, Inc. (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 4.6(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20

M-1-1

EXHIBIT M-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of December 7, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among AutoNation, Inc. (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 4.6(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20

M-2-1

EXHIBIT M-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of December 7, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among AutoNation, Inc. (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 4.6(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (vi) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20

M-3-1

EXHIBIT M-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of December 7, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among AutoNation, Inc. (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 4.6(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20

M-1

Schedule 1.1(a)

Closing Date Existing Issuing Banks and Closing Date Existing Letters of Credit

Issuer and Letter of Credit Number	Subsidiary	Beneficiary	Maturity	Amount
Wells Fargo Bank, National Association *****	AutoNation, Inc.	*****	1/1/12	$26,380,728.00
Wells Fargo Bank, National Association *****	AutoNation, Inc.	*****	1/1/12	$2,000,000.00
Wells Fargo Bank, National Association *****	AutoNation, Inc.	*****	1/1/12	$31,275,370.00
Wells Fargo Bank, National Association *****	AutoNation, Inc.	*****	6/1/12	$25,127.40
Wells Fargo Bank, National Association *****	AutoNation, Inc.	*****	6/1/12	$23,550.00
TOTAL OUTSTANDING				$59,704,775.40

Schedule 1.1(b)

Manufacturer Consents

Letter Agreement, dated as of January 30, 2006, between the Borrower and Ford Motor Company

Letter Agreement, dated as of January 30, 2006, between the Borrower and Kia Motors America, Inc.

Letter Agreement, dated as of January 30, 2006, between the Borrower and Nissan North America, Inc.

Letter Agreement, dated as of January 30, 2006, between the Borrower and Toyota Motor Sales, U.S.A., Inc.

Letter Agreement, dated as of February 23, 2006, between the Borrower and BMW of North America, LLC

Schedule 1.1(c)

Existing Vehicle Lenders

Ally Bank

Ally Financial Inc.

American Honda Finance Corporation

BMW Financial Services NA, LLC

Comerica Bank

Ford Motor Credit Company

JPMorgan Chase Bank, N.A

Mercedes-Benz Financial Services USA LLC

Nissan Motor Acceptance Corporation

Toyota Motor Credit Corporation

VW Credit, Inc.

World Omni Financial Corporation

Each of the foregoing shall include any successors thereto.

Schedule 6.1(c)

Subsidiaries and Investments in Other Persons

Subsidiary Name	Type Of Organization	State Of Organization	Equity Outstanding	Number and/or Percentage of Outstanding Shares (by class) and other Equity owned by AutoNation or any Subsidiary	Subsidiary Status
AutoNation, Inc.	Corporation	DE	139,898,186	publicly traded	Subsidiary Holding Company
7 Rod Real Estate North, a Limited Liability Company	Limited Liability Company	WY	100 units	100% by RI Merger Corp	Real Estate Holding Company
7 Rod Real Estate South, a Limited Liability Company	Limited Liability Company	WY	100 units	100% by RI Merger Corp	Real Estate Holding Company
A&R Insurance Enterprises, Inc.	Corporation	FL	100	100% by AutoNation Enterprises Incorporated	Insurance
Abraham Chevrolet-Miami, Inc.	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
Abraham Chevrolet-Tampa, Inc.	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary (sold assets)
ACER Fiduciary, Inc.	Corporation	DE	100	100% by Auto Holding, LLC	Other
Al Maroone Ford, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Retail Subsidiary (sold assets)
Albert Berry Motors, Inc.	Corporation	TX	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary (sold assets)
Allison Bavarian	Corporation	CA	100	100% by Allison Bavarian Holding, LLC	Retail Subsidiary
Allison Bavarian Holding, LLC	Limited Liability Company	DE	100	100% AutoNation Enterprises Incorporated	Dealer Holding Company
All-State Rent A Car, Inc.	Corporation	NV	100	100% by AutoNation Enterprises Incorporated	Dealer Holding Company
American Way Motors, Inc.	Corporation	TN	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
AN CJ of Valencia, Inc.	Corporation	DE	100	100% by CJ Valencia Holding, LLC	Retail Subsidiary (sold assets)
AN Cadillac of WPB, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Retail Subsidiary
AN Central Region Management, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Dealer Management Company
AN Chevrolet - Arrowhead, Inc.	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
AN Collision Center of Addison, Inc.	Corporation	DE	100	100% by AN Dealership Holding Corp.	Collision Center Subsidiary
AN Collision Center of Houston North, Inc.	Corporation	DE	100	100% AutoNation Enterprises Incorporated	Collision Center Subsidiary
AN Collision Center of Las Vegas, Inc.	Corporation	NV	100	100% by AutoNation Enterprises Incorporated	Collision Center Subsidiary
AN Collision Center of Tempe, Inc.	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Collision Center Subsidiary
AN Corporate Management Payroll Corp.	Corporation	DE	100	100% AutoNation Holding Corp.	Payroll Management Company
AN Corpus Christi Chevrolet, LP	Limited Partnership	TX	n/a	100% by AN Corpus Christi GP, LLC as GP and AN Dealership Holding Corp. as LP	Retail Subsidiary
AN Corpus Christi GP, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Dealer Holding Company
AN Corpus Christi Imports Adv. GP, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Dealer Holding Company
AN Corpus Christi Imports Adv., LP	Limited Partnership	TX	n/a	100% by AN Corpus Christi Imports Adv. GP, LLC as GP and AN Dealership Holding Corp. as LP	Advertising Subsidiary
AN Corpus Christi Imports GP, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Dealer Holding Company
AN Corpus Christi Imports II GP, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Dealer Holding Company
AN Corpus Christi Imports II, LP	Limited Partnership	TX	n/a	100% by AN Corpus Christi Imports II GP, LLC as GP and AN Dealership Holding Corp. as LP	Retail Subsidiary (sold assets)
AN Corpus Christi Imports, LP	Limited Partnership	TX	n/a	100% by AN Corpus Christi Imports GP, LLC as GP and AN Dealership Holding Corp. as LP	Retail Subsidiary (sold assets)
AN Corpus Christi Motors, Inc.	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
AN Corpus Christi T. Imports GP, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Dealer Holding Company
AN Corpus Christi T. Imports, LP	Limited Partnership	TX	n/a	100% by AN Corpus Christi T. Imports GP, LLC as GP and AN Dealership Holding Corp. as LP	Retail Subsidiary
AN County Line Ford, Inc.	Corporation	TX	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
AN Dealership Holding Corp.	Corporation	FL	100	100% by AutoNation Enterprises Incorporated	Dealer Holding Company
AN F. Imports of Atlanta, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Retail Subsidiary
AN F. Imports of Hawthorne Holding, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Dealer Holding Company
AN F. Imports of Hawthorne, Inc.	Corporation	DE	100	100% by AN F. Imports of Hawthorne Holding, LLC	Retail Subsidiary
AN F. Imports of North Denver, Inc.	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
AN F. Imports of North Phoenix, Inc.	Corporation	DE	1,000	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
AN F. Imports of Roseville Holding, LLC	Limited Liability Company	DE	100	100% AutoNation Enterprises Incorporated	Dealer Holding Company
AN F. Imports of Roseville, Inc.	Corporation	DE	100	100% by AN F. Imports of Roseville Holding, LLC	Retail Subsidiary
AN F. Imports of Seattle, Inc.	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
AN F. Imports of Sterling, LLC	Limited Liability Company	DE	100 units	100% by AutoNation Enterprises Incorporated	Retail Subsidiary

AN Florida Region Management, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Dealer Management Company
AN Fort Myers Imports, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Retail Subsidiary
AN Fremont Luxury Imports, Inc.	Corporation	DE	100	100% by Fremont Luxury Imports Holding, LLC	Retail Subsidiary
AN H. Imports of Atlanta, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Retail Subsidiary
AN Imports of Ft. Lauderdale, Inc.	Corporation	DE	100	100% AutoNation Enterprises Incorporated	Retail Subsidiary
AN Imports of Seattle, Inc.	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
AN Imports of Spokane, Inc.	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
AN Imports of Stevens Creek Holding, LLC	Limited Liability Company	DE	100	100% AutoNation Enterprises Incorporated	Dealer Holding Company
AN Imports of Stevens Creek, Inc.	Corporation	DE	100	100% by AN Imports of Stevens Creek Holding, LLC	Retail Subsidiary
AN Imports on Weston Road, Inc.	Corporation	FL	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
AN Luxury Imports GP, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Dealer Holding Company
AN Luxury Imports Holding, LLC	Limited Liability Company	DE	100 units	100% by AutoNation Enterprises Incorporated	Dealer Holding Company
AN Luxury Imports of Coconut Creek, Inc.	Corporation	DE	1,000	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
AN Luxury Imports of Palm Beach, Inc.	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
AN Luxury Imports of Pembroke Pines,Inc.	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
AN Luxury Imports of Phoenix, Inc.	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
AN Luxury Imports of San Diego, Inc.	Corporation	DE	100	100% by AN Luxury Imports Holding, LLC	Retail Subsidiary
AN Luxury Imports of Sanford, Inc.	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
AN Luxury Imports of Sarasota, Inc.	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
AN Luxury Imports of Spokane, Inc.	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
AN Luxury Imports of Tucson, Inc.	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
AN Luxury Imports, Ltd.	Limited Partnership	TX	n/a	100% by AN Luxury Imports GP, LLC as GP and AN Dealership Holding Corp. as LP	Retail Subsidiary
AN Motors of Brooksville, Inc.	Corporation	FL	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
AN Motors of Dallas, Inc.	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
AN Motors of Delray Beach, Inc.	Corporation	DE	100	100% by AutoNation Motors Holding Corp.	Retail Subsidiary
AN Motors of Englewood, Inc.	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
AN Motors of Memphis, Inc.	Corporation	TN	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
AN Motors of Scottsdale, LLC	Limited Liability Company	DE	100 units	100% by Republic Resources Company	Retail Subsidiary
AN Pontiac GMC Houston North GP, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Dealer Holding Company
AN Pontiac GMC Houston North, LP	Limited Partnership	TX	n/a	100% by AN Pontiac GMC Houston North GP, LLC as GP and AN Dealership Holding Corp as LP	Retail Subsidiary (sold assets)
AN Seattle Motors, Inc.	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
AN Subaru Motors, Inc.	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
AN T. Imports of Atlanta, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Retail Subsidiary
AN Texas Region Management, Ltd.	Limited Partnership	TX	n/a	100% by AutoNation North Texas Management GP, LLC as GP and AN Dealership Holding Corp. as LP	Dealer Management Company
AN Tucson Imports, LLC	Limited Liability Company	DE	100 units	100% by Republic Resources Company	Retail Subsidiary
AN West Central Region Management, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Dealer Management Company
AN Western Region Management, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Dealer Management Company
AN/CF Acquisition Corp.	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
AN/GMF, Inc.	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary (assets sold)
AN/KPBG Motors, Inc.	Corporation	WA	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary (assets sold)
AN/MF Acquisition Corp.	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
AN/MNI Acquisition Corp.	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
AN/PF Acquisition Corp.	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
Anderson Chevrolet	Corporation	CA	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary (assets sold)
Anderson Chevrolet - Los Gatos, Inc.	Corporation	CA	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary (assets sold)
Anderson Cupertino, Inc.	Corporation	CA	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary (assets sold)
Appleway Chevrolet, Inc.	Corporation	WA	100	100% by AutoNation Motors Holding Corp.	Retail Subsidiary (assets sold)
Atrium Restaurants, Inc.	Corporation	FL	100	100% by Auto Holding, LLC	Liquor License Holding Company
Auto Ad Agency, Inc.	Corporation	MD	100	100% by Fox Chevrolet, LLC	Advertising Subsidiary
Auto By Internet, Inc.	Corporation	FL	100	80% by AutoNation Enterprises Incorporated	Internet Sales Subsidiary
Auto Car Holding, LLC	Limited Liability Company	DE	100	100% AutoNation Enterprises Incorporated	Dealer Holding Company
Auto Car, Inc.	Corporation	CA	100	100% by Auto Car Holding, LLC	Retail Subsidiary
Auto Holding, LLC	Corporation	DE	100	100% by AutoNation, Inc.	Dealer Holding Company

Auto Mission Holding, LLC	Limited Liability Company	DE	100	100% AutoNation Enterprises Incorporated	Dealer Holding Company
Auto Mission Ltd.	Corporation	CA	100	100% by Auto Mission Holding, LLC	Retail Subsidiary
Auto West, Inc.	Corporation	CA	100	100% by Tasha Incorporated	Retail Subsidiary
Autohaus Holdings, Inc.	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Dealer Holding Company
AutoNation Benefits Company, Inc.	Corporation	FL	Cl A-117,672 Cl B-100 Pfd.-200	Cl A - 100% by AN Dealership Holding Corp. and Maroone Chevrolet, LLC and Carwell, LLC, Cl B - 0% Pfd - 100% by AutoNation Enterprises Incorporated	Employee Benefits Company
AutoNation Cayman Insurance Company, Ltd.	Corporation	Cayman Islands	15,000	100% by Auto Holding, LLC	Insurance
AutoNation Corporate Management, LLC	Limited Liability Company	DE	100 units	100% by AutoNation Holding Corp.	Payroll Management Company
AutoNation Dodge of Pembroke Pines, Inc.	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
AutoNation Enterprises Incorporated	Corporation	FL	100	100% by Auto Holding, LLC	Dealer Holding Company
AutoNation Financial Services, LLC	Corporation	DE	100	100% by AN Dealership Holding Corp.	Finance Company
AutoNation Floor Plan Funding Corp.	Corporation	DE	1,000	100% by AN Dealership Holding Corp.	Finance Company
AutoNation Fort Worth Motors, Ltd.	Limited Partnership	TX	n/a	100% by AutoNation GM GP, LLC as GP and AN Dealership Holding Corp. as LP	Retail Subsidiary
AutoNation GM GP, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Dealer Holding Company
AutoNation Holding Corp.	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Intellectual Property Company
AutoNation Imports of Katy GP, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Dealer Holding Company
AutoNation Imports of Katy, L.P.	Limited Partnership	TX	n/a	100% by AutoNation Imports Katy GP, LLC as GP and AN Dealership Holding Corp. as LP	Retail Subsidiary
AutoNation Imports of Lithia Springs, Inc.	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
AutoNation Imports of Longwood, Inc.	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
AutoNation Imports of Palm Beach, Inc.	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
AutoNation Imports of Winter Park, Inc.	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
AutoNation Motors Holding Corp.	Corporation	DE	100	100% by AutoNation, Inc.	Dealer Holding Company
AutoNation Motors of Lithia Springs, Inc.	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
AutoNation North Texas Management GP, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Dealer Management Holding Company
AutoNation Northwest Management, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Dealer Management Company
AutoNation Orlando Venture Holdings, Inc.	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Joint Venture Holding Company (sold assets)
AutoNation Realty Corporation	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
AutoNation Receivables Corporation	Corporation	DE	100	100% by AutoNation Financial Services, LLC	Finance Company
AutoNation Receivables Funding Corp.	Corporation	DE	1,000	100% by AutoNation Financial Services, LLC	Finance Company
AutoNation USA of Perrine, Inc.	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
AutoNation V. Imports of Delray Beach, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Retail Subsidiary
AutoNationDirect.com, Inc.	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Internet Sales Subsidiary/Retail Subsidiary
Bankston Auto, Inc.	Corporation	TX	100	100% by AN Dealership Holding Corp.	Retail Subsidiary
Bankston Chrysler Jeep of Frisco, L.P.	Limited Partnership	TX	n/a	100% by Bankston CJ GP, LLC as GP and AN Dealership Holding Corp. as LP	Retail Subsidiary (terminated franchise)
Bankston CJ GP, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Dealer Holding Company
Bankston Ford of Frisco, Ltd. Co.	Limited Liability Company	TX	100 units	100% by Bankston Auto, Inc.	Retail Subsidiary
Bankston Nissan in Irving, Inc.	Corporation	TX	100	100% by AN Dealership Holding Corp.	Retail Subsidiary
Bankston Nissan Lewisville GP, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Dealer Holding Company
Bankston Nissan Lewisville, Ltd.	Limited Partnership	TX	n/a	100% by Bankston Nissan Lewisville GP, LLC as GP and AN Dealership Holding Corp. as LP	Retail Subsidiary
Bargain Rent-A-Car	Corporation	CA	100	100% by Webb Automotive Group, Inc.	Retail Subsidiary
Batfish, LLC	Limited Liability Company	CO	100 units	100% by RI Merger Corp	Real Estate Holding Company
BBCSS, Inc.	Corporation	AZ	100	100% by AutoNation Enterprises Incorporated	Dealer Holding Company
Beach City Chevrolet Company, Inc.	Corporation	CA	100	100% by Beach City Holding, LLC	Retail Subsidiary (assets sold)
Beach City Holding, LLC	Limited Liability Company	DE	100	100% AutoNation Enterprises Incorporated	Dealer Holding Company
Beacon Motors, Inc.	Corporation	FL	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
Bell Dodge, L.L.C.	Limited Liability Company	DE	100 units	100% by Republic Resources Company	Retail Subsidiary
Bengal Motor Company, Ltd.	Limited Partnership	FL	n/a	100% by AutoNation Holding Corp. as LP and Bengal Motors, Inc. as GP	Retail Subsidiary
Bengal Motors, Inc.	Corporation	FL	100	100% by AutoNation Enterprises Incorporated	Dealer Holding Company

Bill Ayares Chevrolet, LLC	Limited Liability Company	DE	100 units	100% by Fox Chevrolet, LLC	Retail Subsidiary
Bledsoe Dodge, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Retail Subsidiary (assets sold)
Bob Townsend Ford, Inc.	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary (assets sold)
Body Shop Holding Corp.	Corporation	DE	100	100% by Auto Holding, LLC	Body Holding Company
BOSC Automotive Realty, Inc.	Corporation	DE	100	100% by AN Dealership Holding Corp.	Real Estate Holding Company
Brown & Brown Chevrolet - Superstition Springs, LLC	Limited Liability Company	AZ	100 units	100% by BBCSS, Inc.	Retail Subsidiary
Brown & Brown Chevrolet, Inc.	Corporation	AZ	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
Brown & Brown Nissan Mesa, LLC	Limited Liability Company	AZ	100 units	100% by RI/BBNM Acquisition Corp.	Retail Subsidiary
Brown & Brown Nissan, Inc.	Corporation	AZ	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
Buick Mart Limited Partnership	Limited Partnership	GA	n/a	100% by Webb Automotive Group, Inc. as GP and RI/BRC Real Estate Corp. as LP	Other
Bull Motors, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Retail Subsidiary
C. Garrett, Inc.	Corporation	CO	100	100% by AutoNation Enterprises Incorporated	Dealer Holding Company
Carlisle Motors, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Retail Subsidiary
Carwell Holding, LLC	Limited Liability Company	DE	100	100% AN Dealership Holding Corp.	Dealer Holding Company
Carwell, LLC	Limited Liability Company	DE	100 units	100% by Carwell Holding, LLC	Retail Subsidiary
Cerritos Body Works Holding, LLC	Limited Liability Company	DE	100	100% Webb Automotive Group, Inc.	Dealer Holding Company
Cerritos Body Works, Inc.	Corporation	CA	100	100% by Cerritos Body Works Holding, LLC	Retail Subsidiary
Champion Chevrolet Holding, LLC	Limited Liability Company	DE	100	100% AN Dealership Holding Corp.	Dealer Holding Company
Champion Chevrolet, LLC	Limited Liability Company	DE	100 units	100% by Champion Chevrolet Holding, LLC	Retail Subsidiary (assets sold)
Champion Ford, Inc.	Corporation	TX	100	100% by AN Dealership Holding Corp.	Retail Subsidiary
Charlie Hillard, Inc.	Corporation	TX	100	100% by Hillard Auto Group, Inc.	Retail Subsidiary
Charlie Thomas Chevrolet GP, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Dealer Holding Company
Charlie Thomas Chevrolet, Ltd.	Limited Partnership	TX	n/a	100% by Charlie Thomas Chevrolet GP, LLC as GP and AN Dealership Holding Corp. as LP	Retail Subsidiary
Charlie Thomas Chrysler-Plymouth, Inc.	Corporation	TX	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary (assets sold)
Charlie Thomas’ Courtesy Ford, Ltd.	Limited Partnership	TX	n/a	100% by Charlie Thomas’ Courtesy GP, LLC as GP and AN Dealership Holding Corp. as LP	Retail Subsidiary
Charlie Thomas’ Courtesy GP, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Dealer Holding Company
Charlie Thomas Courtesy Leasing, Inc.	Corporation	TX	100	100% by AutoNation Enterprises Incorporated	Real Estate Holding Company
Charlie Thomas F. GP, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Dealer Holding Company
Charlie Thomas Ford, Ltd.	Limited Partnership	TX	n/a	100% by Charlie Thomas F. GP, LLC as GP and AN Dealership Holding Corp. as LP	Retail Subsidiary
Chesrown Auto, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Retail Subsidiary
Chesrown Chevrolet, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Retail Subsidiary
Chesrown Collision Center, Inc.	Corporation	CO	100	100% by AutoNation Enterprises Incorporated	Body Shop Subsidiary
Chesrown Ford, Inc.	Corporation	CO	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary (sold assets)
Chevrolet World, Inc.	Corporation	FL	100	100% by First Team Automotive Corp.	Retail Subsidiary
Chuck Clancy Ford of Marietta, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Retail Subsidiary
CJ Valencia Holding, LLC	Limited Liability Company	DE	100	100% AutoNation Enterprises Incorporated	Dealer Holding Company
Coastal Cadillac, Inc.	Corporation	FL	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
Consumer Car Care Corporation	Corporation	TN	100	100% by AutoNation Enterprises Incorporated	Other
Contemporary Cars, Inc.	Corporation	FL	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
Cook-Whitehead Ford, Inc.	Corporation	FL	100	100% by First Team Automotive Corp.	Retail Subsidiary
Corporate Properties Holding, Inc.	Corporation	DE	100	100% by Auto Holding, LLC	Real Estate Holding Company
Costa Mesa Cars Holding, LLC	Limited Liability Company	DE	100	100% AutoNation Enterprises Incorporated	Dealer Holding Company
Costa Mesa Cars, Inc.	Corporation	CA	100	100% by Costa Mesa Cars Holding, LLC	Retail Subsidiary
Courtesy Auto Group, Inc.	Corporation	FL	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary (assets sold)
Courtesy Broadway, LLC	Limited Liability Company	CO	100 units	100% by AN/CF Acquisition Corp.	Retail Subsidiary
Covington Pike Motors, Inc.	Corporation	TN	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
CT Intercontinental GP, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Dealer Holding Company
CT Intercontinental, Ltd.	Limited Partnership	TX	n/a	100% by CT Intercontinental GP, LLC as GP and AN Dealership Holding Corp. as LP	Retail Subsidiary

CT Motors, Inc.	Corporation	TX	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
D/L Motor Company	Corporation	FL	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
Deal Dodge of Des Plaines, Inc.	Corporation	IL	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary (sold assets)
Dealership Properties, Inc.	Corporation	NV	10,000	100% by Plains Chevrolet, Ltd., Midway Chevrolet, Inc., Westgate Chevrolet, Ltd., Quality Nissan, Ltd.	Real Estate Holding Company
Dealership Realty Corporation	Corporation	TX	100	100% by AutoNation Enterprises Incorporated	Real Estate Holding Company
Desert Buick-GMC Trucks, L.L.C.	Limited Liability Company	DE	100 units	100% by Republic Resources Company	Retail Subsidiary
Desert Chrysler-Plymouth, Inc.	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary (assets sold)
Desert Dodge, Inc.	Corporation	NV	100	100% by Allstate Rent-A-Car, Inc.	Retail Subsidiary (Franchise Terminated)
Desert GMC, L.L.C.	Limited Liability Company	DE	100 units	100% by Republic Resources Company	Retail Subsidiary
Dobbs Ford of Memphis, Inc.	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
Dobbs Ford, Inc.	Corporation	FL	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
Dobbs Mobile Bay, Inc.	Corporation	AL	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
Dobbs Motors of Arizona, Inc.	Corporation	AZ	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
Dodge of Bellevue, Inc.	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
Don Mealey Chevrolet, Inc.	Corporation	FL	100	100% by First Team Automotive Corp.	Retail Subsidiary
Don Mealey Imports, Inc.	Corporation	FL	100	100% by First Team Automotive Corp.	Retail Subsidiary
Don-A-Vee Jeep Eagle, Inc.	Corporation	CA	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary (assets sold)
Driver’s Mart Worldwide, Inc.	Corporation	VA	100	100% by AutoNation Enterprises Incorporated	Other
Eastgate Ford, Inc.	Corporation	OH	100	100% by Jemautco, Inc.	Retail Subsidiary (assets sold)
Ed Mullinax Ford, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Retail Subsidiary
Edgren Motor Company, Inc.	Corporation	CA	100	100% by Edgren Motor Holding, LLC	Retail Subsidiary
Edgren Motor Holding, LLC	LLC	DE	100	100% Tasha Incorporated	Dealer Holding Company
El Monte Imports Holding, LLC	Limited Liability Company	DE	100	100% AutoNation Enterprises Incorporated	Dealer Holding Company
El Monte Imports, Inc.	Corporation	DE	100	100% by El Monte Imports Holding, LLC	Retail Subsidiary (sold assets)
El Monte Motors Holding, LLC	Limited Liability Company	DE	100	100% AutoNation Enterprises Incorporated	Dealer Holding Company
El Monte Motors, Inc.	Corporation	DE	100	100% by El Monte Motors Holding, LLC	Retail Subsidiary (sold assets)
Elmhurst Auto Mall, Inc.	Corporation	IL	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary (sold assets)
Emich Chrysler Plymouth, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Retail Subsidiary
Emich Dodge, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Retail Subsidiary
Emich Oldsmobile, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Retail Subsidiary
Emich Subaru West, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Retail Subsidiary
Empire Services Agency, Inc.	Corporation	FL	100	100% by AutoNation Enterprises Incorporated	Insurance
Empire Warranty Corporation	Corporation	FL	100	100% by Empire Warranty Holding Co.	Insurance
Empire Warranty Holding Company	Corporation	FL	100	100% by AutoNation Enterprises Incorporated	Insurance
Financial Services GP, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Auto Auction Holding Company
Financial Services, Ltd.	Limited Partnership	TX	n/a	100% by Financial Services GP, LLC as GP and AN Dealership Holding Corp. as LP	Auto Auction Company
First Team Automotive Corp.	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Dealer Holding Company
First Team Ford of Manatee, Ltd.	Limited Partnership	FL	n/a	100% by First Team Management, Inc. as GP and Mealey Holdings, Inc. as LP	Retail Subsidiary
First Team Ford, Ltd.	Limited Partnership	FL	n/a	100% by First Team Management, Inc. as GP and Mealey Holdings, Inc. as LP	Retail Subsidiary
First Team Imports, Ltd.	Limited Partnership	FL	n/a	100% by First Team Management, Inc. as GP and First Team Automotive Corp. as LP	Retail Subsidiary (assets sold)
First Team Jeep Eagle, Chrysler Plymouth, Ltd.	Limited Partnership	FL	n/a	100% by First Team Management, Inc. as GP and Mealey Holdings, Inc. as LP	Retail Subsidiary (Franchise Terminated)
First Team Management, Inc.	Corporation	FL	100	100% by First Team Automotive Corp.	Dealer Holding Company
First Team Premier, Ltd.	Limited Partnership	FL	n/a	100% by First Team Management, Inc. as GP and Mealey Holdings, Inc. as LP and First Team Management, Inc. as LP	Other
Fit Kit Holding, LLC	Limited Liability Company	DE	100	100% Webb Automotive Group, Inc.	Dealer Holding Company
Fit Kit, Inc.	Corporation	CA	100	100% by Fit Kit Holding, LLC	Retail Subsidiary
Florida Auto Corp.	Corporation	DE	100	100% by Auto Holding, LLC	Finance Company
Ford of Garden Grove Limited Partnership	Limited Partnership	GA	n/a	100% by Webb Automotive Group, Inc. as GP and RI/BRC Real Estate Corp. as LP	Other
Ford of Kirkland, Inc.	Corporation	WA	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary (sold assets)

Fox Chevrolet, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Retail Subsidiary
Fox Imports, LLC	Limited Liability Company	DE	100 units	100% by Fox Chevrolet, LLC	Retail Subsidiary (assets sold)
Fox Motors, LLC	Limited Liability Company	DE	100 units	100% by Bill Ayares Chevrolet, LLC	Retail Subsidiary
Fred Oakley Motors, Inc.	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary (assets sold)
Fremont Luxury Imports Holding, LLC	Limited Liability Company	DE	100	100% AutoNation Enterprises Incorporated	Dealer Holding Company
Ft. Lauderdale Nissan, Inc.	Corporation	FL	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
G.B. Import Sales & Service Holding, LLC	Limited Liability Company	DE	100	100% AN Dealership Holding Corp.	Dealer Holding Company
G.B. Import Sales & Service, LLC	Limited Liability Company	DE	100 units	100% by G.B. Import Sales & Service Holding, LLC	Retail Subsidiary
Gene Evans Ford, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Retail Subsidiary
George Sutherlin Nissan, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Retail Subsidiary
Government Boulevard Motors, Inc.	Corporation	AL	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
Gulf Management, Inc.	Corporation	FL	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
Hayward Dodge, Inc.	Corporation	DE	100	100% by Tasha Incorporated	Retail Subsidiary
Hillard Auto Group, Inc.	Corporation	TX	100	100% by AutoNation Enterprises Incorporated	Dealer Holding Company
Hollywood Imports Limited, Inc.	Corporation	FL	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
Hollywood Kia, Inc.	Corporation	FL	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary (sold assets)
Horizon Chevrolet, Inc.	Corporation	OH	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary (sold assets)
House of Imports Holding, LLC	Limited Liability Company	DE	100	100% AutoNation Enterprises Incorporated	Dealer Holding Company
House of Imports, Inc.	Corporation	CA	100	100% by House of Imports Holding, LLC	Retail Subsidiary
Houston Auto M. Imports Greenway, Ltd.	Limited Partnership	TX	n/a	100% by Houston Imports Greenway GP, LLC as GP and AN Dealership Holding Corp. as LP	Retail Subsidiary
Houston Auto M. Imports North, Ltd.	Limited Partnership	TX	n/a	100% by Houston Imports North GP, LLC as GP and AN Dealership Holding Corp. as LP	Retail Subsidiary
Houston Imports Greenway GP, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Dealer Holding Company
Houston Imports North GP, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Dealer Holding Company
Irvine Imports Holding, LLC	LLC	DE	100	100% Webb Automotive Group, Inc.	Dealer Holding Company
Irvine Imports, Inc.	Corporation	CA	100	100% by Irvine Imports Holding, LLC	Retail Subsidiary
Irvine Toyota/Nissan/Volvo Limited Partnership	Limited Partnership	GA	n/a	100% by Webb Automotive Group, Inc. as GP and RI/BRC Real Estate Corp. as LP	Other
Jemautco, Inc.	Corporation	OH	100	100% by AutoNation Enterprises Incorporated	Dealer Holding Company
Jerry Gleason Chevrolet, Inc.	Corporation	IL	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary (assets sold)
Jerry Gleason Dodge, Inc.	Corporation	IL	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary (assets sold)
Jim Quinlan Chevrolet Co.	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
Joe MacPherson Ford	Corporation	CA	100	100% by MacPherson Enterprises, Inc.	Retail Subsidiary
Joe MacPherson Imports No. 1	Corporation	CA	100	100% by MacPherson Enterprises, Inc.	Retail Subsidiary (assets sold)
Joe MacPherson Infiniti	Corporation	CA	100	100% by Joe MacPherson Infiniti Holding, LLC	Retail Subsidiary
Joe MacPherson Infiniti Holding, LLC	Limited Liability Company	DE	100	100% MacPherson Enterprises, Inc.	Dealer Holding Company
Joe MacPherson Oldsmobile	Corporation	CA	100	100% by MacPherson Enterprises, Inc.	Retail Subsidiary (assets sold)
John M. Lance Ford, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Retail Subsidiary
J-R Advertising Company	Corporation	CO	100	100% by AutoNation Enterprises Incorporated	Advertising Subsidiary
J-R Motors Company North	General Partnership	CO	n/a	100% by Woody Capital Investment Company III, R. Coop Limited and R.L. Buscher III, Inc.	Retail Subsidiary
J-R Motors Company South	General Partnership	CO	n/a	100% by Woody Capital Investment Company II, C. Garret, Inc. and R.L. Buscher II, Inc.	Retail Subsidiary
JRJ Investments, Inc.	Corporation	NV	100	100% by AutoNation Motors Holding Corp.	Retail Subsidiary
J-R-M Motors Company Northwest, LLC	Limited Liability Company	CO	100 units	100% by RI/LLC Acquisition Corp.	Retail Subsidiary (assets sold)
Kenyon Dodge, Inc.	Corporation	FL	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary (sold assets)
King’s Crown Ford, Inc.	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
L.P. Evans Motors WPB, Inc.	Corporation	FL	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
L.P. Evans Motors, Inc.	Corporation	FL	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
Lance Children, Inc.	Corporation	OH	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
Leesburg Imports, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Retail Subsidiary
Leesburg Motors, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Retail Subsidiary
Les Marks Chevrolet, Inc.	Corporation	TX	100	100% by Marks Family Dealerships, Inc.	Retail Subsidiary (assets sold)

Lew Webb’s Irvine Nissan Holding, LLC	Limited Liability Company	DE	100	100% Webb Automotive Group, Inc.	Dealer Holding Company
Lew Webb’s Ford, Inc.	Corporation	CA	100	100% by Webb Automotive Group, Inc.	Retail Subsidiary
Lew Webb’s Irvine Nissan, Inc.	Corporation	CA	100	100% by Lew Webb’s Irvine Nissan Holding, LLC	Retail Subsidiary
Lewisville Imports GP, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Dealer Holding Company
Lewisville Imports, Ltd.	Limited Partnership	TX	n/a	100% by Lewisville Imports GP, LLC as GP and AN Dealership Holding Corp. as LP	Retail Subsidiary
Lexus of Cerritos Limited Partnership	Limited Partnership	GA	n/a	100% by Webb Automotive Group, Inc. as GP and RI/BRC Real Estate Corp. as LP	Other
Lot 4 Real Estate Holdings, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Real Estate Holding Company
MacHoward Leasing	Corporation	CA	100	100% by MacHoward Leasing Holding, LLC	Retail Subsidiary (terminated franchise)
MacHoward Leasing Holding, LLC	Limited Liability Company	DE	100	100% MacPherson Enterprises, Inc.	Dealer Holding Company
MacPherson Enterprises, Inc.	Corporation	CA	100	100% by AutoNation Enterprises Incorporated	Dealer Holding Company
Magic Acquisition Corp.	Corporation	DE	100	100% by Magic Acquisition Holding, LLC	Retail Subsidiary
Magic Acquisition Holding, LLC	Limited Liability Company	DE	100	100% AutoNation Enterprises Incorporated	Dealer Holding Company
Marks Family Dealerships, Inc.	Corporation	TX	100	100% by AutoNation Enterprises Incorporated	Dealer Holding Company
Marks Transport, Inc.	Corporation	TX	100	100% by Marks Family Dealerships, Inc.	Retail Subsidiary
Maroone Chevrolet Ft. Lauderdale, Inc.	Corporation	FL	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
Maroone Chevrolet, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Retail Subsidiary
Maroone Dodge, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Retail Subsidiary (sold assets)
Maroone Ford, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Retail Subsidiary
Maroone Management Services, Inc.	Corporation	FL	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary (sold assets)
MC/RII, LLC	Limited Liability Company	OH	100 units	100% by Driver’s Mart Worldwide, Inc.	Other
Mealey Holdings, Inc.	Corporation	FL	100	100% by First Team Automotive Corp.	Dealer Holding Company
Mechanical Warranty Protection, Inc.	Corporation	FL	100	100% by AutoNation Enterprises Incorporated	Other
Metro Chrysler Jeep, Inc.	Corporation	FL	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
Midway Chevrolet, Inc.	Corporation	TX	100	100% by AN Dealership Holding Corp.	Retail Subsidiary
Mike Hall Chevrolet, Inc.	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
Mike Shad Chrysler Plymouth Jeep Eagle, Inc.	Corporation	FL	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary (sold assets)
Mike Shad Ford, Inc.	Corporation	FL	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
Miller-Sutherlin Automotive, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Retail Subsidiary (assets sold)
Mission Blvd. Motors, Inc.	Corporation	CA	100	100% by AutoNation Enterprises Incorporated and Tasha Incorporated	Retail Subsidiary
Mr. Wheels Holding, LLC	Limited Liability Company	DE	100	100% Webb Automotive Group, Inc.	Dealer Holding Company
Mr. Wheels, Inc.	Corporation	CA	100	100% by Mr. Wheels Holding, LLC	Retail Subsidiary
Mullinax East, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Retail Subsidiary
Mullinax Ford North Canton, Inc.	Corporation	OH	100	100% by AN Dealership Holding Corp.	Retail Subsidiary
Mullinax Ford South, Inc.	Corporation	FL	100	100% by AN Dealership Holding Corp.	Retail Subsidiary
Mullinax Insurance Agency	Corporation	OH	500 - 1 Voting; 499 Non-Voting	99% by AutoNation Enterprises Incorporated	Insurance
Mullinax Lincoln-Mercury, Inc.	Corporation	DE	1,000	100% by AN Dealership Holding Corp.	Retail Subsidiary (assets sold)
Mullinax Used Cars, Inc.	Corporation	OH	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
Naperville Imports, Inc.	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
Newport Beach Cars Holding, LLC	LLC	DE	100	100% AutoNation Motors Holding Corp.	Dealer Holding Company
Newport Beach Cars, LLC	Limited Liability Company	DE	100 units	100% by Newport Beach Cars Holding, LLC	Retail Subsidiary
Nichols Ford, Ltd.	Limited Partnership	TX	n/a	100% by Nichols GP, LLC as GP and AN Dealership Holding Corp. as LP	Retail Subsidiary
Nichols GP, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Dealer Holding Company
Nissan of Brandon, Inc.	Corporation	FL	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
Northpoint Chevrolet, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Retail Subsidiary
Northpoint Ford, Inc.	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary (sold assets)
Northwest Financial Group, Inc.	Corporation	WA	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
Ontario Dodge, Inc.	Corporation	CA	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary (terminated franchise)
Oxnard Venture Holdings, Inc.	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Dealer Holding Company
Payton-Wright Ford Sales, Inc.	Corporation	TX	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary (assets sold)

Peyton Cramer Automotive	Corporation	CA	100	100% by Peyton Cramer Automotive Holding, LLC	Retail Subsidiary
Peyton Cramer Automotive Holding, LLC	Limited Liability Company	DE	100	100% AutoNation Enterprises Incorporated	Dealer Holding Company
Peyton Cramer F. Holding, LLC	Limited Liability Company	DE	100	100% AutoNation Enterprises Incorporated	Dealer Holding Company
Peyton Cramer Ford	Corporation	CA	100	100% by Peyton Cramer F. Holding, LLC	Retail Subsidiary
Peyton Cramer Infiniti	Corporation	CA	100	100% by Peyton Cramer Infiniti Holding, LLC	Retail Subsidiary
Peyton Cramer Infiniti Holding, LLC	Limited Liability Company	DE	100	100% AutoNation Enterprises Incorporated	Dealer Holding Company
Peyton Cramer Jaguar	Corporation	CA	100	100% by Peyton Cramer Ford	Retail Subsidiary (Franchise Terminated)
Peyton Cramer Lincoln-Mercury	Corporation	CA	10	100% by Peyton Cramer LM Holding, LLC	Retail Subsidiary (Franchise Terminated)
Peyton Cramer LM Holding, LLC	LLC	DE	100	100% AutoNation Motors Holding Corp.	Dealer Holding Company
Pierce Automotive Corporation	Corporation	AZ	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
Pierce, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Retail Subsidiary
Pitre Chrysler-Plymouth-Jeep of Scottsdale, Inc.	Corporation	DE	1,000	100% by AutoNation Enterprises Incorporated	Retail Subsidiary (assets sold)
Plains Chevrolet GP, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Dealer Holding Company
Plains Chevrolet, Ltd.	Limited Partnership	TX	n/a	100% by Plains Chevrolet GP, LLC as GP and AN Dealership Holding Corp. as LP	Retail Subsidiary
PMWQ, Inc.	Corporation	NV	100	100% by AN Dealership Holding Corp.	Subsidiary Holding Company
PMWQ, Ltd.	Limited Partnership	TX	n/a	100% by PMWQ, Inc. as GP and Dealership Properties, Inc. as LP	Other
Port City Imports, Inc.	Corporation	TX	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
Prime Auto Resources, Inc.	Corporation	CA	100	100% by AutoNation Enterprises Incorporated	Auto Auction Company
Quality Nissan GP, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Dealer Holding Company
Quality Nissan, Ltd.	Limited Partnership	TX	n/a	100% by Quality Nissan GP, LLC as GP and AN Dealership Holding Corp. as LP	Retail Subsidiary
Quinlan Motors, Inc.	Corporation	FL	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
R. Coop Limited	Corporation	CO	100	100% by AutoNation Enterprises Incorporated	Dealer Holding Company
R.L. Buscher II, Inc.	Corporation	CO	100	100% by AutoNation Enterprises Incorporated	Dealer Holding Company
R.L. Buscher III, Inc.	Corporation	CO	100	100% by AutoNation Enterprises Incorporated	Dealer Holding Company
Real Estate Holdings, Inc.	Corporation	FL	100	100% by AutoNation Enterprises Incorporated	Real Estate Holding Company
Republic DM Property Acquisition Corp.	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Other
Republic Resources Company	Corporation	DE	100	100% by Auto Holding, LLC	Dealer Holding Company
Republic Risk Management Services, Inc.	Corporation	FL	100	100% by Auto Holding, LLC	Other
Resources Aviation, Inc.	Corporation	FL	100	100% by Republic Resources Company	Other
RI Merger Corp.	Corporation	CO	100	100% by AutoNation Enterprises Incorporated	Dealer Holding Company
RI/BB Acquisition Corp.	Corporation	DE	100	100% by Body Shop Holding Corp.	Collision Center Subsidiary
RI/BBNM Acquisition Corp	Corporation	AZ	100	100% by AutoNation Enterprises Incorporated	Dealer Holding Company
RI/BRC Real Estate Corp.	Corporation	CA	100	100% by AutoNation Enterprises Incorporated	Real Estate Holding Company
RI/DM Acquisition Corp.	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary (assets sold)
RI/Hollywood Nissan Acquisition Corp.	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
RI/LLC Acquisition Corp.	Corporation	CO	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
RI/LLC-2 Acquisition Corp.	Corporation	CO	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary (assets sold)
RI/RMC Acquisition GP, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Dealer Holding Company
RI/RMC Acquisition, Ltd.	Limited Partnership	TX	n/a	100% by RI/RMC Acquisition GP, LLC as GP and AN Dealership Holding Corp. as LP	Retail Subsidiary
RI/RMP Acquisition Corp.	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary (sold assets)
RI/RMT Acquisition GP, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Dealer Holding Company
RI/RMT Acquisition, Ltd.	Limited Partnership	TX	n/a	100% by RI/RMT Acquisition GP, LLC as GP and AN Dealership Holding Corp. as LP	Retail Subsidiary
RI/WFI Acquisition Corporation	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary (assets sold)
RIVT I LLC	Limited Liability Company	DE	100 units	100% by AutoNation Financial Services, LLC	Other
RIVT I LP	Limited Partnership	DE	n/a	100% by AutoNation Financial Services, LLC as LP and RIVT I LLC as GP	Other
RIVT II LLC	Limited Liability Company	DE	100 units	100% by AutoNation Financial Services, LLC	Other
RIVT II LP	Limited Partnership	DE	n/a	100% by AutoNation Financial Services, LLC as LP and RIVT II LLC as GP	Other

RIVT Management, Inc.	Corporation	DE	100	100% by AutoNation Financial Services, LLC	Other
RKR Motors, Inc.	Corporation	FL	100	100% by Autohaus Holdings, Inc.	Retail Subsidiary
Roseville Motor Corporation	Corporation	CA	100	100% by Roseville Motor Holding, LLC	Retail Subsidiary
Roseville Motor Holding, LLC	Limited Liability Company	DE	100	100% Tasha Incorporated	Dealer Holding Company
Sahara Imports, Inc.	Corporation	NV	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
Sahara Nissan, Inc.	Corporation	NV	100	100% by AN Dealership Holding Corp.	Retail Subsidiary
Saul Chevrolet Holding, LLC	Limited Liability Company	DE	100	100% AutoNation Motors Holding Corp.	Dealer Holding Company
SCM Realty, Inc.	Corporation	FL	100	100% by AutoNation Enterprises Incorporated	Real Estate Holding Company
Security Insurance Agency, Inc.	Corporation	MD	80	100% by Fox Chevrolet, LLC	Insurance
Shamrock F. Holding, LLC	Limited Liability Company	DE	100	100% AutoNation Enterprises Incorporated	Dealer Holding Company
Shamrock Ford, Inc.	Corporation	CA	100	100% by Shamrock F. Holding, LLC	Retail Subsidiary (assets sold)
Six Jays LLC	Limited Liability Company	CO	100 units	100% by RI Merger Corp	Real Estate Holding Company
SMI Motors Holding, LLC	Limited Liability Company	DE	100	100% AutoNation Enterprises Incorporated	Dealer Holding Company
SMI Motors, Inc.	Corporation	CA	100	100% by SMI Motors Holding, LLC	Retail Subsidiary (assets sold)
Smythe European Holding, LLC	Limited Liability Company	DE	100	100% AutoNation Enterprises Incorporated	Dealer Holding Company
Smythe European, Inc.	Corporation	CA	100	100% by Smythe European Holding, LLC	Retail Subsidiary
Southwest Dodge, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Retail Subsidiary
Spitfire Properties, Inc.	Corporation	FL	100	100% by AutoNation Enterprises Incorporated	Other
Star Motors, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Retail Subsidiary
Steakley Chevrolet GP, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Dealer Holding Company
Steakley Chevrolet, Ltd.	Limited Partnership	TX	n/a	100% by Steakley Chevrolet GP, LLC as GP and AN Dealership Holding Corp. as LP	Retail Subsidiary (assets sold)
Steeplechase Motor Company	Corporation	TX	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary (assets sold)
Steve Moore Chevrolet Delray, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Retail Subsidiary
Steve Moore Chevrolet, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Retail Subsidiary
Steve Moore’s Buy-Right Auto Center, Inc.	Corporation	FL	100	100% by Steve Moore Chevrolet, LLC	Other
Stevens Creek Holding, LLC	Limited Liability Company	DE	100	100% Tasha Incorporated	Dealer Holding Company
Stevens Creek Motors, Inc.	Corporation	CA	100	100% by Stevens Creek Holding, LLC	Retail Subsidiary
Sunrise Nissan of Jacksonville, Inc.	Corporation	FL	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
Sunrise Nissan of Orange Park, Inc.	Corporation	FL	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
Sunset Pontiac-GMC Truck South, Inc.	Corporation	FL	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
Sunset Pontiac-GMC, Inc.	Corporation	MI	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
Superior Nissan, Inc.	Corporation	NC	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
Sutherlin Chrysler-Plymouth Jeep-Eagle, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Retail Subsidiary (assets sold)
Sutherlin H. Imports, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Retail Subsidiary
Sutherlin Imports, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Retail Subsidiary
Sutherlin Nissan, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Retail Subsidiary
Sutherlin Town Center, Inc.	Corporation	GA	100	100% by AutoNation Enterprises Incorporated	Real Estate Holding Company
Tartan Advertising, Inc.	Corporation	CA	100	100% by MacPherson Enterprises, Inc.	Advertising Subsidiary
Tasha Incorporated	Corporation	CA	100	100% by AutoNation Enterprises Incorporated	Dealer Holding Company
Taylor Jeep Eagle, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Retail Subsidiary (assets sold)
Terry York Motor Cars Holding, LLC	Limited Liability Company	DE	100	100% AutoNation Enterprises Incorporated	Dealer Holding Company
Terry York Motor Cars, Ltd.	Corporation	CA	100	100% by Terry York Motor Cars Holding, LLC	Retail Subsidiary
Texan Ford Sales, Ltd.	Limited Partnership	TX	n/a	100% by Texan Sales GP, LLC as GP and AN Dealership Holding Corp. as LP	Retail Subsidiary
Texan Ford, Inc.	Corporation	TX	100	100% by AN Dealership Holding Corp.	Retail Subsidiary
Texan Sales GP, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Dealer Holding Company
Texas Management Companies LP, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Other
The Consulting Source, Inc.	Corporation	FL	100	100% by AutoNation Enterprises Incorporated	Other
The Pierce Corporation II, Inc.	Corporation	AZ	100	100% by AutoNation Enterprises Incorporated	Other
Tinley Park A. Imports, Inc.	Corporation	DE	100	100% by AutoNation Motors Holding Corp.	Retail Subsidiary (assets sold)
Tinley Park J. Imports, Inc.	Corporation	DE	100	100% by First Team Automotive Corp.	Retail Subsidiary (assets sold)

Tinley Park V. Imports, Inc.	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary (assets sold)
Torrance Nissan Holding, LLC	Limited Liability Company	DE	100	100% AN Dealership Holding Corp.	Dealer Holding Company
Torrance Nissan, LLC	Limited Liability Company	DE	100 units	100% by Torrance Nissan Holding, LLC	Retail Subsidiary
Tousley Ford, Inc.	Corporation	MN	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
Toyota Cerritos Limited Partnership	Limited Partnership	GA	n/a	100% by Webb Automotive Group, Inc. as GP and RI/BRC Real Estate Corp. as LP	Other
Triangle Corporation	Corporation	DE	100	100% by Auto Holding, LLC	Other
T-West Sales & Service, Inc.	Corporation	NV	100	100% by AN Dealership Holding Corp.	Retail Subsidiary
Valencia B. Imports Holding, LLC	Limited Liability Company	DE	100	100% AutoNation Enterprises Incorporated	Dealer Holding Company
Valencia B. Imports, Inc.	Corporation	DE	100	100% by Valencia B. Imports Holding, LLC	Retail Subsidiary
Valencia Dodge	Corporation	CA	100	100% by Valencia Dodge Holding, LLC	Retail Subsidiary (sold assets)
Valencia Dodge Holding, LLC	Limited Liability Company	DE	100	100% AutoNation Enterprises Incorporated	Dealer Holding Company
Valencia H. Imports Holding, LLC	Limited Liability Company	DE	100	100% AutoNation Enterprises Incorporated	Dealer Holding Company
Valencia H. Imports, Inc.	Corporation	DE	100	100% by Valencia H. Imports Holding, LLC	Retail Subsidiary
Valley Chevrolet, LLC	Limited Liability Company	DE	100 units	100% by Fox Chevrolet, LLC	Retail Subsidiary
Vanderbeek Motors Holding, LLC	Limited Liability Company	DE	100	100% AutoNation Enterprises Incorporated	Dealer Holding Company
Vanderbeek Motors, Inc.	Corporation	CA	100	100% by Vanderbeek Motors Holding, LLC	Retail Subsidiary
Vanderbeek Olds/GMC Truck, Inc.	Corporation	CA	100	100% by Vanderbeek Truck Holding, LLC	Retail Subsidiary
Vanderbeek Truck Holding, LLC	Limited Liability Company	DE	100	100% AutoNation Enterprises Incorporated	Dealer Holding Company
Village Motors, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Retail Subsidiary
Vince Wiese Chevrolet, Inc.	Corporation	DE	100	100% by Vince Wiese Holding, LLC	Retail Subsidiary
Vince Wiese Holding, LLC	Limited Liability Company	DE	100	100% AutoNation Enterprises Incorporated	Dealer Holding Company
W.O. Bankston Nissan, Inc.	Corporation	TX	100	100% by AN Dealership Holding Corp.	Retail Subsidiary
Wallace Dodge, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Retail Subsidiary (assets sold)
Wallace Ford, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Retail Subsidiary
Wallace Lincoln-Mercury, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Retail Subsidiary (assets sold)
Wallace Nissan, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Retail Subsidiary
Webb Automotive Group, Inc.	Corporation	CA	100	100% by AutoNation Enterprises Incorporated	Dealer Holding Company
West Colton Cars, Inc.	Corporation	CA	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary (assets sold)
West Side Motors, Inc.	Corporation	TN	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
Westgate Chevrolet GP, LLC	Limited Liability Company	DE	100 units	100% by AN Dealership Holding Corp.	Dealer Holding Company
Westgate Chevrolet, Ltd.	Limited Partnership	TX	n/a	100% by Westgate Chevrolet GP, LLC as GP and AN Dealership Holding Corp. as LP	Retail Subsidiary
Westmont A. Imports, Inc.	Corporation	DE	100	100% by AutoNation Motors Holding Corp.	Retail Subsidiary
Westmont B. Imports, Inc.	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
Westmont M. Imports, Inc.	Corporation	DE	100	100% by AutoNation Enterprises Incorporated	Retail Subsidiary
Woody Capital Investment Company II	Corporation	CO	100	100% by AutoNation Enterprises Incorporated	Dealer Holding Company
Woody Capital Investment Company III	Corporation	CO	100	100% by AutoNation Enterprises Incorporated	Dealer Holding Company
Working Man’s Credit Plan, Inc.	Corporation	TX	100	100% by AN Dealership Holding Corp.	Other
World Wide Warranty Co.	Corporation	FL	100	100% by A&R Insurance Enterprises, Inc.	Other

Schedule 6.1(g)

Litigation

None.

Schedule 6.1(k)

Consenting Manufacturers

BMW of North America, LLC

Ford Motor Company

Kia Motors America, Inc.

Nissan North America, Inc.

Toyota Motor Sales, U.S.A., Inc.

Schedule 6.1(l)

ERISA

None.

Schedule 6.1(n)

Environmental Issues

None.

SCHEDULE 7.5

Insurance

Executive Summary of AUTONATION Insurance Programs for 2011

As of 11/11/11

Coverage	POLICY PERIOD	PREMIUMS	LIMITS	COLLATERAL	RETENTION	INSURER	AM BEST RATINGS	TERMS & CONDITIONS
Property	*****	*****	*****	*****	*****	*****	*****	*****
Inventory (Stock Throughput Program)	*****	*****	*****	*****	*****	*****	*****	*****
Auto Liability & General Liability (primary)	*****	*****	*****	*****	*****	*****	*****	*****
Excess Liability	*****	*****	*****	*****	*****	*****	*****	*****
Aviation (aircraft)	*****	*****	*****	*****	*****	*****	*****	*****
Aviation (hangar flood)	*****	*****	*****	*****	*****	*****	*****	*****

Coverage	POLICY PERIOD	PREMIUMS	LIMITS	COLLATERAL	RETENTION	INSURER	AM BEST RATINGS	TERMS & CONDITIONS
Directors & Officers Liability	*****	*****	*****	*****	*****	*****	*****	*****
Employment Practices Liability (EPLI)	*****	*****	*****	*****	*****	*****	*****	*****
*****	*****	*****	*****	*****	*****	*****	*****	*****
Employed Lawyers Liability	*****	*****	*****	*****	*****	*****	*****	*****
Miscellaneous Professional Liability (E&O) CyberSecurity	*****	*****	*****	*****	*****	*****	*****	*****
Fiduciary Liability	*****	*****	*****	*****	*****	*****	*****	*****
Crime	*****	*****	*****	*****	*****	*****	*****	*****
*****	*****	*****	*****	*****	*****	*****	*****	*****
Underground Storage Tank Third-Party Liability and Corrective Action Policy	*****	*****	*****	*****	*****	*****	*****	*****

Coverage	*****	*****	*****	*****	*****	*****	*****	*****
*****	*****	*****	*****	*****	*****	*****	*****	*****
*****	*****	*****	*****	*****	*****	*****	*****	*****

*****

Insurer Participation of 2% or Greater on Total Limits of Coverage

Insurer	Lead Layer	Percentage	AM Best Rating
*****	*****	*****	*****
*****	*****	*****	*****
*****	*****	*****	*****
*****	*****	*****	*****
*****	*****	*****	*****
*****	*****	*****	*****
*****	*****	*****	*****
*****	*****	*****	*****
*****	*****	*****	*****
*****	*****	*****	*****
*****	*****	*****	*****
*****	*****	*****	*****
*****	*****	*****	*****
*****	*****	*****	*****
*****	*****	*****	*****

*	Indicates Partial Lead on Property / Stock Throughput Programs (*****) with no lead positions on other coverage lines.

Rating System:
*****
*****
*****
*****
*****
*****
*****

Note: To more accurately depict the general business insurance carriers, the insurer rankings exclude the specialty line of aircraft coverage.

Schedule 7.19

Certain Texas Subsidiaries

Bankston Chrysler Jeep of Frisco, L.P.

Champion Ford, Inc.

Financial Services, Ltd.

Marks Family Dealerships, Inc.

Payton-Wright Ford Sales, Inc.

PMWQ, Ltd.

Quality Nissan, Ltd.

Steakley Chevrolet, Ltd.

Steeplechase Motor Company

Working Man’s Credit Plan, Inc.

Schedule 8.3

Existing Liens

1. Restrictions contained in any franchise agreements and/or framework agreements with Manufacturers and Liens arising from purchase money security interests in favor of Manufacturers

2. Liens securing obligations under the Master Loan Agreement, dated as of November 16, 2007, by and between AutoNation, Inc., certain subsidiaries of AutoNation, Inc., as co-borrowers, and Toyota Motor Credit Corporation, as amended, restated, extended or otherwise modified from time to time, with an aggregate principal amount outstanding equal to $ 211,477,791

Schedule 8.9

Limitations on Upstreaming

None.